                                                                  EXECUTION COPY

                            ASSET PURCHASE AGREEMENT

                                      among

                              J&L STRUCTURAL, INC.,

                            TRAILER COMPONENTS, INC.,

                         THE SHAREHOLDERS NAMED HEREIN,

                              J&L ACQUISITION CORP.

                                       and

                               CPT HOLDINGS, INC.

                                November 10, 1994

                                TABLE OF CONTENTS

                                                                         PAGES
                                                                         -----
ARTICLE I      CERTAIN DEFINITIONS......................................   1

ARTICLE II      PURCHASE AND SALE OF ASSETS.............................   5
     2.01.    Purchase and Sale of Assets...............................   5
     2.02.    Excluded Assets...........................................   7
     2.03.    Assumption of Liabilities.................................   7
     2.04.    Purchase Price............................................   7
     2.05.    Assignment of Value.......................................   7

ARTICLE III      REPRESENTATIONS AND WARRANTIES OF THE
                 COMPANIES AND THE SHAREHOLDERS.........................   7

     3.01.    Organization and Qualification............................   7
     3.02.    Authority and Authorization...............................   8
     3.03.    Execution and Binding Effect..............................   8
     3.04.    No Breach or Default......................................   8
     3.05.    No Violation of Law.......................................   8
     3.06.    No Consent................................................   9
     3.07.    Financial Statements......................................   9
     3.08.    Tax Matters...............................................   10
     3.09.    Litigation................................................   10
     3.10.    Absence of Certain Changes and Events.....................   11
     3.11.    Directors and Executives..................................   12
     3.12.    Customers and Suppliers...................................   12
     3.13.    Constituent Documents and Governmental Rules..............   12
     3.14.    Governmental Orders.......................................   12
     3.15.    Governmental Permits......................................   13
     3.16.    Environmental Matters.....................................   13
     3.17.    Real Property.............................................   14
     3.18.    Personal Property.........................................   15
     3.19.    Intellectual Property.....................................   15
     3.20.    Title to Assets; Sufficiency of Assets....................   16
     3.21.    Pension Plans.............................................   16
     3.22.    Welfare Plans.............................................   17
     3.23.    Employee Matters..........................................   17
     3.24.    Insurance.................................................   18
     3.25.    Indebtedness..............................................   18
     3.26.    Other Material Contracts..................................   19
     3.27.    Material Agreements.......................................   19
     3.28.    Transactions with Affiliates..............................   19

     3.29.    Warranty and Product Liability............................   20
     3.30.    Brokers...................................................   20
     3.31.    Accounts and Investments..................................   20
     3.32.    Other Liabilities.........................................   21
     3.33.    Delivery of Documents.....................................   21

ARTICLE IV      REPRESENTATIONS AND WARRANTIES OF THE BUYER
                AND THE PARENT..........................................   21

     4.01.    Organization..............................................   21
     4.02.    Authority and Authorization...............................   21
     4.03.    Execution and Binding Effect..............................   22
     4.04.    No Breach or Default......................................   22
     4.05.    No Violation of Law.......................................   22
     4.06.    No Consent................................................   22
     4.07.    Buyer Financial Information...............................   23
     4.08.    Financing.................................................   24
     4.09.    Brokers...................................................   24
     4.10.    Delivery of Documents.....................................   24

ARTICLE V      TRANSACTIONS PRIOR TO CLOSING............................   25

     5.01.    Conduct of Business Prior to Closing......................   25
     5.02.    Access to Information.....................................   26
     5.03.    Best Efforts..............................................   27
     5.04.    Notice of Developments....................................   28
     5.05.    Permitted Shareholder Distributions.......................   29
     5.06.    Due Diligence Contingency.................................   29

ARTICLE VI      CLOSING AND CLOSING CONDITIONS..........................   30

     6.01.    Closing...................................................   30
     6.02.    Conditions Precedent to Obligations
              of the Buyer..............................................   31
     6.03.    Conditions Precedent to Obligations
              of the Companies..........................................   33

ARTICLE VII      INDEMNIFICATION........................................   35

     7.01.    Indemnification by the Companies
              and the Shareholders......................................   35
     7.02.    Indemnification by the Buyer..............................   35
     7.03.    Indemnification by the Parent.............................   36
     7.04.    Representation, Settlement and Cooperation................   36

     7.05.    Notice and Satisfaction of
              Indemnification Claims....................................   37
     7.06.    Duration of Indemnification Obligations;
              Exclusive Remedy..........................................   37
     7.07.    Indemnification Threshold.................................   37
     7.08.    Indemnification Liability of the Companies and
              the Shareholders..........................................   38
     7.09.    Indemnification Liability of the Buyer and the
              Parent....................................................   38

ARTICLE VIIIII    MISCELLANEOUS PROVISIONS..............................   38
     8.01.    Amendments................................................   38
     8.02.    Assignment................................................   38
     8.03.    Confidentiality...........................................   39
     8.04.    Consent to Jurisdiction and Service of
              Process...................................................   40
     8.05.    Counterparts; Telefacsimile Execution.....................   41
     8.06.    Exhibits and Schedules....................................   41
     8.07.    Expenses..................................................   41
     8.08.    Further Assurances........................................   42
     8.09.    Gender and Number.........................................   42
     8.10.    Governing Law; Construction...............................   42
     8.11.    Headings..................................................   42
     8.12.    Notices...................................................   42
     8.13.    Publicity.................................................   44
     8.14.    Severability..............................................   44
     8.15.    Successors and Assigns....................................   44
     8.16.    Survival; Duration........................................   44
     8.17.    Representations as to Knowledge...........................   44
     8.18.    Termination...............................................   45
     8.19.    Waivers...................................................   45
     8.20     Change of Name............................................   46
     8.21.    Coal Notice...............................................   46

SCHEDULES

EXHIBITS

         Exhibit A                       Stock Purchase Agreement
         Exhibit B                       Employment Agreement (Breedlove)
         Exhibit C                       Employment Agreement (Howe)
         Exhibit D                       Employment Agreement (Snyder)
         Exhibit E                       Exhibit intentionally omitted

                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of November 10, 1994, among J&L ACQUISITION CORP., a Delaware corporation (the "Buyer"), CPT HOLDINGS, INC., a Minnesota corporation (the "Parent"), J&L STRUCTURAL, INC., a Pennsylvania corporation ("J&L"), and TRAILER COMPONENTS, INC., a Pennsylvania corporation ("TCI" and together with J&L, each a "Company" and collectively the "Companies"), and HOWELL A. BREEDLOVE, JAMES E. HOWE and CARL A. SNYDER (each a "Shareholder" and collectively the "Shareholders").

                                    PREAMBLE

                  The Companies are engaged in the business of manufacturing and fabricating structural steel products ("the "Business"). The Shareholders are the principal shareholders of the Companies. The Buyer is an Affiliate (as hereinafter defined) of the Parent. The Companies desire to sell to the Buyer, and the Buyer desires to purchase from the Companies, substantially all of the Companies' assets used or useful in connection with, or otherwise relating to, the Business, all upon the terms and subject to the conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises set forth herein and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  Capitalized terms used herein and not otherwise defined shall have the following meanings:

                  "Affiliate" shall mean, with respect to any Person, (a) any director, officer, employee, partner or principal of such Person, (b) any other Person of which such Person is a director, officer, employee, partner or principal, (c) any Person who directly or indirectly controls or is controlled by, or is under common control with, such Person and (d) with respect to any Person described above who is a natural person, any spouse and any relative (by blood, adoption or marriage) within the third degree of consanguinity of such Person. As used in this definition, the term "control" shall mean, with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

                  "Assets" shall have the meaning assigned to that term in
Section 2.01.

                  "Assumed Liabilities" shall have the meaning assigned to that term in Section 2.03.

                  "Brighton" shall mean Brighton Electric Steel Casting Company, a Delaware corporation and a subsidiary of the Parent.

                  "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in Pittsburgh, Pennsylvania.

                  "Closing" and "Closing Date" shall have the meanings assigned to those terms in Section 6.01.

                  "Code" shall mean the Internal Revenue Code of 1986 and all rules, regulations and orders issued thereunder, as any of the same may be amended.

                  "Current Financial Statements" shall have the meaning assigned to such term in Section 3.07.

                  "Employment Agreement" shall have the meaning assigned to that term in Section 3.23.

                  "Environmental Assessment" shall have the meaning assigned to that term in Section 5.02.

                  "Environmental Rule" shall mean any Governmental Rule which relates to Hazardous Substances, pollution or protection of the environment, natural resources or public health or safety, including without limitation any Governmental Rule relating to the generation, use, processing, treatment, storage, release, transport or disposal of Hazardous Substances and any common laws of nuisance, negligence and strict liability relating thereto, together with all rules, regulations, guidances, interpretations, policies and orders issued thereunder, as any of the same may be amended.

                  "Equipment" shall have the meaning assigned to that term in
Section 2.01.

                  "Equipment Lease" shall have the meaning assigned to that term in Section 3.18.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders issued thereunder, as any of the same may be amended.

                  "ERISA Affiliate" shall mean any trade or business which, together with either Company, is treated as a single employer under Section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                  "Excluded Assets" shall have the meaning assigned to that term in Section 2.02.

                  "Excluded Liabilities" shall have the meaning assigned to that term in Section 2.03.

                  "Financial Statement Date" shall have the meaning assigned to that term in Section 3.10.

                  "GAAP" shall mean United States generally accepted accounting principles.

                  "Governmental Order" shall mean any order, writ, judgment, injunction or decree issued by a Governmental Person or arbitrator.

                  "Governmental Permit" shall have the meaning assigned to that term in Section 2.01.

                  "Governmental Person" shall mean any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, bureau, body or entity of the United States of America or of any state, county, municipality or other political subdivision located therein.

                  "Governmental Rule" shall mean any law (including common law), statute, rule, regulation, ordinance, code, order, writ, judgment, injunction, decree, guideline, directive or decision of any Governmental Person, as any of the same may be amended.

                  "Hazardous Substance" shall mean any substance which constitutes, in whole or in part, a pollutant, contaminant or toxic or hazardous substance or waste under, or the generation, manufacture, import, use, processing, treatment, storage, release, transport or disposal of which is regulated by, any Governmental Rule, and shall specifically include without limitation any substance which (a) constitutes a "hazardous substance" under the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or a "hazardous waste" under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., (b) exhibits any of the hazardous characteristics enumerated in 40 C.F.R. Sections
261.20-261.24, inclusive, (c) constitutes any of those extremely hazardous substances referred to in Section 302 of the Superfund Amendments and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613, at 42 U.S.C.
Section 11002, (d) constitutes a hazardous material which, when transported, is subject to regulation by the United States Department of Transportation at 49 C.F.R. Parts 171-199, (e) constitutes a "hazardous chemical" under the Occupational Safety and Health Administration Hazard Communication Standard, 29 C.F.R. Section 1910.120 et seq., (f) constitutes a "chemical substance" regulated under the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., (g) constitutes a "source material", a "special nuclear material" or a "byproduct material" as defined in the Atomic Energy Act of 1954, 42 U.S.C.
Section 2011 et seq. and regulations issued thereunder, or (h) constitutes asbestos, urea formaldehyde, chlorinated biphenyls (polychlorinated or monochlorinated) or crude oil or petroleum products produced from the fractions thereof.

                  "Indebtedness Document" shall have the meaning assigned to that term in Section 3.25.

                  "Insurance Policy" shall have the meaning assigned to that term in Section 3.24.

                  "Intellectual Property" shall have the meaning assigned to that term in Section 2.01.

                  "IRS" shall mean the Internal Revenue Service and its successors.

                  "Labor Agreement" shall have the meaning assigned to that term in Section 3.23.

                  "License" shall have the meaning assigned to that term in
Section 3.19.

                  "Lien" shall mean (a) any security arrangement, including without limitation any mortgage, deed of trust, pledge, collateral assignment, security interest, deposit, conditional sale agreement or title retention agreement, (b) any agreement of sale, assignment or other transfer and (c) any lien, easement, restrictive covenant, encroachment or other encumbrance or title defect.

                  "Material Adverse Change" shall mean a material and adverse change with respect to the Companies which would materially and adversely impact the willingness of a reasonable buyer or investor to enter into and perform the transactions contemplated hereby, including without limitation a material adverse change in the Assets or the Business or in the operations, financial condition or prospects of the Companies collectively.

                  "Material Agreement" shall have the meaning assigned to that term in Section 3.27.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which either Company or any ERISA Affiliate has or had an obligation to contribute.

                  "Other Material Contract" shall have the meaning assigned to that term in Section 3.26.

                  "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (a) which is maintained for past or present employees of either Company or any ERISA Affiliate or (b) to which either Company or any ERISA Affiliate has made, or has been required to make, contributions.

                  "Permitted Lien" shall have the meaning assigned to that term in Section 3.20.

                  "Person" shall mean any individual, partnership, corporation, trust, joint venture, unincorporated organization or other entity, including without limitation any Governmental Person.

                  "Purchase Price" shall have the meaning assigned to that term in Section 2.04.

                  "Real Property" shall have the meaning assigned to that term in Section 2.01.

                  "Real Property Lease" shall have the meaning assigned to that term in Section 3.17.

                  "Related Documents" shall mean the documents referred to in Sections 6.02(j) and 6.03(h).

                  "Third Party Real Property Lease" shall have the meaning assigned to that term in Section 3.17.

                  "Welfare Plan" shall mean, at any time, any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which is maintained for past or present employees of either Company or any ERISA Affiliate.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS

                  2.01. Purchase and Sale of Assets. On the Closing Date the Companies shall sell to the Buyer, and the Buyer shall purchase from the Companies, all of the Companies' rights, title and interest in and to the following assets of the Companies (collectively, the "Assets"):

                  (a) all of the real property owned by either Company, including without limitation any real property which either Company has the right to acquire pursuant to any land contract or similar arrangement, together with all easements, rights and appurtenances thereunto belonging or appertaining, all buildings and other improvements erected thereon and all fixtures which are affixed or attached to or installed in such real property or improvements (collectively, the "Real Property");

                  (b) all equipment, machinery, fixtures, vehicles, railcars, watercraft, computer hardware and software and furniture used or useful in connection with the Business (collectively, the "Equipment"), and all supplies, spare parts and warranties relating to any of the Equipment;

                  (c) all raw material, work-in-process and finished goods inventory of the Business (collectively, the "Inventory") and all supplies and packing and shipping materials, including in each case any of such items which have been ordered but not received;

                  (d) all patents, registered and unregistered trademarks, service marks, logos, corporate and trade names and registered and common law copyrights, and all applications therefor, used or useful in connection with the Business (collectively, the "Intellectual Property");

                  (e) all inventions, discoveries, techniques, processes, methods, formulae, designs, trade secrets, proprietary information, confidential information, know-how and ideas used or useful in connection with the Business;

                  (f) all accounts and notes receivable of the Business (the "Receivables") and all other claims, causes of action, choses in action and rights of recovery and setoff relating to the Business or any of the Assets, including without limitation the right to receive any insurance proceeds;

                  (g) all bids, offers, leases, licenses, contracts, agreements and business arrangements relating to the Business or any of the Assets, including without limitation all Material Agreements;

                  (h) all permits, licenses, franchises, certificates, authorizations, approvals and consents obtained from or issued by any Governmental Person which are necessary, desirable or required by any Governmental Rule for the ownership or operation of the Business or the ownership, operation or use of any of the

Assets and any applications therefor (collectively, the "Governmental Permits");

                  (i) all books, records, files, ledgers, drawings, specifications and manuals relating to the Business or any of the Assets, all advertising materials relating to the Business, all lists of customers, suppliers and distributors and all other information relating to the Business or any of the Assets, regardless of the form in which such information appears;

                  (j) all cash, cash equivalents, bank deposits, certificates of deposit and other investments;

                  (k) all prepaid expenses, deposits and similar items, including without limitation amounts paid to suppliers for inventory not yet delivered, deferred charges and advance payments;

                  (l) all rights to use the names "J&L Structural, Inc." and "Trailer Components, Inc.";

                  (m) all goodwill of the Business or associated with any of the Assets; and

                  (n) all other assets of the Companies, tangible or intangible.

                  2.02. Excluded Assets. Notwithstanding any other provision hereof, the Assets shall not include the items listed on Schedule 2.02 (the "Excluded Assets").

                  2.03 Assumption of Liabilities. The Companies shall remain liable only for the liabilities listed on Schedule 2.03 (collectively, the "Excluded Liabilities"). The Buyer shall assume and become liable for all other liabilities of the Companies, whether fixed or contingent, existing on the Closing Date, and such additional liabilities as arise out of or relate to the Assets or the Business as conducted after the Closing Date (collectively, the "Assumed Liabilities").

                  2.04. Purchase Price. The purchase price for the Assets (the "Purchase Price") shall be Fifty Million U.S. Dollars ($50,000,000), which Purchase Price shall be payable by the Buyer to the Companies in immediately available funds on the Closing Date.

                  2.05. Assignment of Value. The Buyer and Companies shall comply with the applicable requirements of the Code by preparing a schedule to be executed by them at the Closing reflecting the allocation of the Purchase Price to the respective Assets, which allocation shall be used by them in preparing their respective income tax returns.

                                   ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SHAREHOLDERS

                  Each Company and the Shareholders represent and warrant to the Buyer and the Parent as follows:

                  3.01. Organization and Qualification. Each Company is a corporation duly organized, validly existing and in good standing in the Commonwealth of Pennsylvania. Except as otherwise disclosed on Schedule 3.01, each Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its business makes such qualification necessary.

                  3.02. Authority and Authorization. Each Company has the corporate power and authority to own its properties and assets, to conduct its business as presently conducted, to execute and deliver this Agreement and the Related Documents to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by each Company of this Agreement and the Related Documents to which it is a party, the consummation of the transactions contemplated hereby and thereby and the performance by each Company of its obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate proceedings on its part.

                  3.03. Execution and Binding Effect. This Agreement has been, and on the Closing Date the Related Documents to which any of them is a party will be, duly and validly executed and delivered by each Company and the Shareholders and constitute (or upon such execution and delivery will constitute) legal, valid and binding obligations of each Company and the Shareholders enforceable against each Company and the Shareholders in accordance with their respective terms.

                  3.04. No Breach or Default. The execution and delivery by each Company and the Shareholders of this Agreement and the Related Documents to which any of them is a party, the consummation of the transactions contemplated hereby and thereby and the performance by each Company and the Shareholders of their respective obligations hereunder and thereunder do not and will not:

                  (a) violate either Company's Articles of Incorporation or By-Laws;

                  (b) except as otherwise disclosed on Schedule 3.04, breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any Material Agreement or any contract, agreement, document or instrument to which any Shareholder is a party or by which any Shareholder or any of his properties or assets are bound; or

                  (c) except as otherwise disclosed on Schedule 3.04, breach or otherwise violate any Governmental Permit or any Governmental Order which names either Company or any Shareholder or is directed to either Company or any Shareholder or any of their respective properties or assets.

                  3.05. No Violation of Law. The execution and delivery by each Company and the Shareholders of this Agreement and the Related Documents to which any of them is a party, the consummation of the transactions contemplated hereby and thereby and the performance by each Company and the Shareholders of their respective obligations hereunder and thereunder are not prohibited by, and do not and will not subject either Company or any Shareholder to any fine, penalty or similar sanction under, any Governmental Rule.

                  3.06. No Consent. Except as otherwise disclosed on Schedules
3.04 and 3.06, no consent, authorization, approval, exemption or other action by, and no filing, registration or qualification with, any Person (including without limitation and Governmental Person) is or will be necessary in connection with the execution and delivery by each Company and the Shareholders of this Agreement and the Related Documents to which any of them is a party, the consummation of the transactions contemplated hereby and thereby or the performance by each Company and the Shareholders of their respective obligations hereunder or thereunder.

                  3.07.  Financial Statements.

                  (a) J&L has previously delivered to the Buyer correct and complete copies of (i) its audited balance sheets, statements of operations and retained earnings and statements of cash flows as of and for its 15-month fiscal period ended December 31, 1993 and its 12-month fiscal period ended September 31, 1992 and (ii) its unaudited balance sheet and statement of operations as of and for its six-month fiscal period ended June 30, 1994 (the "Current J&L Financial Statements" and, together with the items described in clause (i) above, the "J&L Financial Statements").

                  (b) TCI has previously delivered to the Buyer correct and complete copies of (i) its unaudited balance sheets and income statements as of and for its fiscal periods ended December 31, 1993 and September 30, 1993 and
(ii) its unaudited balance sheet and income statement for its six-month fiscal period ended June 30, 1994 (the "Current TCI Financial Statements" and, together with the items described in clause (i) above, the "TCI Financial Statements").

                  (c) The J&L Financial Statements and the TCI Financial Statements are complete in all material respects, are in accordance with each Company's books and records, present fairly the financial condition of each Company as at the end of the periods covered thereby and the results of their operations and, in the case of J&L, the changes in its cash flow for the periods covered thereby, and were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby subject, in the case of the J&L Current Financial Statements and the TCI Current Financial Statements (collectively, the "Current Financial Statements"), to year-end audit adjustments (which will not be material) and the lack of footnotes and other presentation items, and in the case of all other TCI Financial Statements, to the lack of footnotes and other presentation items.

                  3.08. Tax Matters. Each Company has been a subchapter S corporation (as defined in the Code) for United States and Pennsylvania income tax purposes since its incorporation. Except as otherwise disclosed on Schedule 3.08:

                  (a) all tax returns and reports required to be filed by each Company have been properly prepared and filed on a timely basis;

                  (b) each Company has paid, or has made adequate reserves on its books for the payment of, all taxes, interest, penalties, assessments and deficiencies shown to be due on such tax returns and reports or claimed to be due by any Governmental Person or which such Company is required to withhold on behalf of any other Person;

                  (c) the reserves and provisions for taxes on the books of each Company are adequate for all open years and for its current fiscal period;

                  (d) neither Company has received notice from any Governmental Person of any proposed assessment of any additional taxes by any Governmental Person and, to the best of the Companies' and the Shareholders' knowledge, there is no basis for any such assessment (in each case whether or not reserved against);

                  (e) neither Company is currently being audited by any Governmental Person, and no such audit is pending or, to the best of the Companies' and the Shareholders' knowledge, threatened; and

                  (f) neither Company has given any waiver or extension of any period of limitation governing the time of assessment or collection of any tax.

                  3.09. Litigation. Except as otherwise disclosed on Schedule 3.09, there is no pending or, to the best of the Companies' and the Shareholders' knowledge, threatened action, proceeding, investigation or claim by or before any Governmental Person or arbitrator which names either Company or any Shareholder or is directed to either Company or any Shareholder or any of their respective properties or assets (including without limitation the Business and the Assets) and, to the best of the Companies' and the Shareholders' knowledge, no basis exists for any such action, proceeding, investigation or claim. Schedule 3.09 hereto sets forth a correct and complete list of (a) each action, proceeding, investigation and claim described in the preceding sentence, together with the parties thereto, the alleged basis therefor, the relief sought therein and the current status thereof, and (b) each action, proceeding, investigation and claim of the type described above which (i) was pending as of or commenced on or after October 1, 1990 and concluded prior to the date hereof, (ii) represented maximum potential loss exposure of more than $10,000 and (iii) is not described in the responses to auditors' request letters sent by Cohen & Grigsby, P.C. or Reed Smith Shaw & McClay to Arthur Andersen & Co. in respect of J&L's fiscal years ended September 30, 1991, September 30, 1992 and December 31, 1993 (correct and complete copies of which have previously been delivered to the Buyer), together with the parties thereto, the alleged basis therefor and the relief sought or obtained therein.

                  3.10. Absence of Certain Changes and Events. Except as otherwise disclosed on Schedule 3.10, since June 30, 1994 (the "Financial Statement Date"):

                  (a) neither Company has incurred any material obligation or liability except for obligations incurred in the ordinary course of business;

                  (b) no casualty, loss or damage has occurred with respect to any Assets having a value, individually or in the aggregate, of $50,000 or more;

                  (c) neither Company has sold, transferred or otherwise disposed of any of its properties or assets or any interest therein, or agreed to do any of the foregoing, except in the ordinary course of business and except for shareholder distributions permitted by Section 5.05;

                  (d) neither Company has terminated, assigned or otherwise transferred any contract, agreement, document or instrument which would have been a "Material Agreement" as defined herein but for such action;

                  (e) neither Company has written off as uncollectible any of its accounts receivable, or written down the value of any of the Assets;

                  (f) neither Company has granted, or committed to grant, any salary or wage increases or any bonuses to any of its employees;

                  (g) neither Company has made, or committed to make, any capital expenditures (i) having an individual cost (exclusive of items constituting a single project) of $5,000 or more or (ii) having an individual cost of less than $5,000 which exceed $50,000 in the aggregate;

                  (h) neither Company has changed its accounting practices or procedures;

                  (i) there has been no payment, discharge or other satisfaction of any liabilities of either Company, whether direct or indirect, fixed or contingent or otherwise, other than the satisfaction, in the ordinary course of business, of liabilities reflected on the Current Financial Statements or incurred in the ordinary course of business since the Financial Statement Date; and

                  (j) no Material Adverse Change, and, to the best of the Companies' and the Shareholders' knowledge, no event which is likely to result in a Material Adverse Change, has occurred.

                  3.11. Directors and Executives. Schedule 3.11 sets forth a correct and complete list of (a) all directors and executive officers of each Company, (b) all other employees of or consultants to each Company whose annual compensation (including bonuses and commissions) during the 12-month period ended December 31, 1993 was $78,500 or more, (c) the current job title or relationship to each Company of each such Person and (d) the amount of director's or consultant's fees, salary, bonuses, commissions and other amounts paid to each such Person during the 12-month period ended December 31, 1993 and which each of them is expected to receive in each Company's current fiscal year. Each Company has previously delivered to the Buyer the information described above with respect to each of its other salaried employees.

                  3.12. Customers and Suppliers. Schedule 3.12 sets forth a correct and complete list of each of the customers and suppliers of each Company whose purchases from or sales to such Company constituted five percent or more of such Company's net sales or net purchases, respectively, during the 12-month period ended December 31, 1993 or during the six-month period ending on the Financial Statement Date, and indicates with respect to each the name and address, dollar volume and nature of the relationship (including the principal categories of products bought or sold). Each Company's relationship with its customers and suppliers is generally good. Neither Company is required to provide any material bonding or other financial security arrangements in connection with any of its transactions with any such customer or supplier. Since January 1, 1993, no such customer or supplier has terminated its relationship with, or materially reduced its purchases from or sales to, either Company.

                  3.13. Constituent Documents and Governmental Rules. Each Company is in compliance with its Articles of Incorporation and By-Laws. Except as otherwise disclosed on Schedule 3.13, (a) each Company is in compliance with all Governmental Rules applicable to such Company, the Business or the Assets, except for such non-compliance as, individually or in the aggregate, has not resulted in, and is not likely to result in, a Material Adverse Change, and (b) neither Company has received any notice from any Governmental Person regarding any purported violation of any Governmental Rule, except for such violations as have been cured prior to the date hereof.

                  3.14. Governmental Orders. Schedule 3.14 sets forth a correct and complete list of all Governmental Orders which name either Company or any Shareholder or are directed to either Company or any Shareholder or any of their respective properties or assets, together with the Governmental Person who issued the same and the subject matter thereof. Each Company and Shareholder is in compliance with all such Governmental Orders.

                  3.15. Governmental Permits. Schedule 3.15 sets forth a correct and complete list of all Governmental Permits. Except as otherwise disclosed on
Schedule 3.15, such Governmental

Permits have been validly acquired, are in full force and effect and represent all Governmental Permits necessary under applicable Governmental Rules for each Company to carry on the Business as now being conducted and to own, occupy or use the Assets. Except as otherwise disclosed on Schedule 3.15, no violations have been recorded against any such Governmental Permit, no citation, notice or warning has been issued by any Governmental Person with respect to any such Governmental Permit, no investigation or hearing has been held by or before any Governmental Person with respect to any such Governmental Permit, neither Company has received any notice from any Governmental Person that it intends to cancel, revoke, terminate, suspend or not renew any such Governmental Permit and neither the Companies nor the Shareholders have any knowledge of any basis for any of the foregoing. Each Company is in compliance with all such Governmental Permits, except for such non-compliance as, individually or in the aggregate, has not resulted in, and is not likely to result in, a Material Adverse Change.

                  3.16. Environmental Matters. Except as otherwise disclosed on
Schedule 3.16:

                  (a) no Hazardous Substances have been or are being generated, used, processed, treated, stored, released, transported or disposed of by either Company, including without limitation on the Real Property or any real property subject to the Real Property Leases, except in compliance with applicable Environmental Rules;

                  (b) neither Company nor, to the best of the Companies' and the Shareholders' knowledge, any other Person, has used any of the Real Property or any real property subject to the Real Property Leases for the burial or other disposal of Hazardous Substances;

                  (c) neither Company nor, to the best of the Companies' and the Shareholders' knowledge, any other Person, has installed any underground storage tank on the Real Property or any real property subject to the Real Property Leases;

                  (d) to the best of the Companies' and the Shareholders' knowledge, no Hazardous Substances are present on or under the Real Property or any real property subject to the Real Property Leases, or in any improvement located thereon, in quantities or at levels which require reporting or remediation under any applicable Environmental Rule;

                  (e) to the best of the Companies' and the Shareholders' knowledge, no event has occurred and no condition exists with respect to either Company, the Business or the Assets which has resulted in, or is likely to result in, (i) any material liability, cost or expense to such Company under any Environmental Rule or (ii) any action, proceeding, investigation or claim being instituted against either Company under any Environmental Rule, and neither the Companies nor the Shareholders have received any notice from any Governmental Person of its intention to impose any such liability, cost or expense or to institute any such action, proceeding, investigation or claim;

                  (f) no Environmental Rule imposes any obligation upon the Companies or, to the best of the Companies' and the Shareholders' knowledge, the Buyer as a condition to any transaction described in this Agreement, including without limitation any requirement to (i) obtain, modify or transfer any Governmental Permit, (ii) disclose information concerning the Buyer or any of its officers, directors, shareholders or Affiliates, (iii) make any filings with any Governmental Person, (iv) place any notice, acknowledgment or covenant in any land records or (v) modify or curtail any element of the Business; and

                  (g) there is no current or potential liability relating to or arising out of the off-site disposal by either Company of any Hazardous Substance or solid or residual waste which could result in a claim against the Buyer by any Governmental Person or any third party for (i) investigation, compliance, remediation, removal or corrective action costs, (ii) damages for personal injury or diminution of the value of property or (iii) natural resources damages.

                  3.17.  Real Property.

                  (a) Schedule 3.17 sets forth a correct and complete list of all Real Property. Except as otherwise disclosed on Schedule 3.17, all buildings and other improvements located on such property are in good repair and operating condition.

                  (b) Schedule 3.17 sets forth a correct and complete list of all leases, subleases, easements, licenses and other material agreements or rights pursuant to which any Person has the right to occupy or use any real property owned by either Company (collectively, "Third Party Real Property Leases"), together with the names of the lessees or other grantees thereunder, the portion of such property covered thereby, the annual rental or other consideration payable thereunder and the duration thereof, including any renewal options.

                  (c) Schedule 3.17 sets forth a correct and complete list of all leases, subleases, easements, licenses and other material agreements or rights pursuant to which either Company has the right to occupy or use any real property owned by others (collectively, "Real Property Leases"), together with the names of the lessors or other grantors thereunder, the location of the property covered thereby, the annual rental or other consideration payable thereunder and the duration thereof, including any renewal options.

                  (d) The Companies' use of the real property owned or used by either of them is in compliance with applicable Governmental Rules relating to zoning, and the Companies title to such real property is as specified in Section
3.20. The Companies have the right to occupy all real property which is used but not owned by them.

                  3.18.  Personal Property.

                  (a) Schedule 3.18 sets forth a correct and complete list of all leases and other agreements pursuant to which either Company leases or otherwise has the right to use any of the Equipment (collectively, "Equipment Leases"), together with the names of the lessors thereunder, the personal property covered thereby, the annual rental thereunder and the duration thereof, including any renewal options.

                  (b) Except as otherwise disclosed on Schedule 3.18, all Equipment is in good repair and operating condition and is suitable for the purposes for which it is used.

                  (c) Except as otherwise disclosed on Schedule 3.18, all Inventory is in all material respects of a quantity and quality usable and salable in the ordinary course of business.

                  (d) Except as otherwise disclosed on Schedule 3.18, all Receivables (i) represent amounts receivable for goods actually delivered or services actually provided (or, in the case of non-trade receivables, represent amounts receivable in respect of other bona fide business transactions) in the ordinary course of business, (ii) are not subject to any defenses, counterclaims or rights of setoff other than cash discounts, returns and allowances and credits for freight granted in the ordinary course of business, (iii) are generally due and payable within 30 days after billing and (iv) are either fully collectible in the ordinary course of business or covered by credit insurance maintained by J&L (subject to any deductibles contained in the policies for such credit insurance).

                  3.19. Intellectual Property. Schedule 3.19 sets forth a correct and complete list of (a) all Intellectual Property, and (b) all licenses or other agreements pursuant to which either Company has the right to use any Intellectual Property owned by others (collectively, "Licenses"), together with the names of the licensors thereunder, the Intellectual Property covered thereby, the annual fee or other consideration payable thereunder and the duration thereof, including any renewal options. Each Company has the lawful right to use all Intellectual Property used by it, and no such use infringes upon the lawful rights of any other Person. No Person is using any Intellectual Property owned by either Company pursuant to any license or similar agreement and, to the best of the Companies' knowledge, no Person is using any Intellectual Property in a manner which infringes upon the lawful rights of either Company.

                  3.20. Title to Assets; Sufficiency of Assets. Except as otherwise disclosed on Schedule 3.20, each Company has (a) good and marketable title to all Assets purported to be owned by it (which, in the case of the Real Property, is fee simple title) and (b) good leasehold title to all Assets purported to be leased by it. The title to the Assets to be conveyed to the Buyer on the Closing Date will be free and clear of all Liens other than such Liens as are identified as "Permitted Liens" on Schedule 3.20. The Assets are sufficient for the Buyer to conduct the Business in the manner in which it is presently conducted by the Companies, without taking into account any working capital needs.

                  3.21. Pension Plans. Schedule 3.21 sets forth a true, correct and complete list of all Pension Plans. Except as otherwise disclosed on
Schedule 3.21:

                  (a) the IRS has issued favorable determination letters to the effect that each Pension Plan is qualified within the meaning of Section 401 of the Code and that each related trust is exempt under Section 501 of the Code;

                  (b) each Pension Plan and each related trust has been established, maintained and administered in all material respects in compliance with ERISA, the Code and all other applicable Governmental Rules;

                  (c) none of the transactions described in Section 406 of ERISA or Section 4975 of the Code, and none of the events described in Section 4043 of ERISA , have occurred with respect to any Pension Plan;

                  (d) no "unfunded benefit liability" within the meaning of
Section 4001(a)(16) of ERISA, and no "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412(a) of the Code, exists with respect to any Pension Plan;

                  (e) no Pension Plan has been terminated in whole or in part, neither Company and no ERISA Affiliate presently intends to terminate any Pension Plan in whole or in part, no proceeding has been commenced by the Pension Benefit Guaranty Corporation (the "PBGC") or the IRS to terminate any Pension Plan in whole or in part or to appoint a trustee to administer any Pension Plan and neither Company and no ERISA Affiliate has received any notice of any such proceeding;

                  (f) neither Company and no ERISA Affiliate owes any amount to the PBGC;

                  (g) neither Company and no ERISA Affiliate has contributed to, or is or has been under any obligation to contribute to, any Multiemployer Plan;

                  (i) there are no actions, suits, investigations or other proceedings pending or, to the best of the Companies' and the Shareholders' knowledge, threatened against any Pension Plan or related trust or any fiduciary thereof and, to the best of the

Companies' and the Shareholders' knowledge, no basis exists for any such action, suit, investigation or proceeding; and

                  (j) there are no outstanding Governmental Orders which name any Pension Plan or its fiduciaries or are directed to any Pension Plan or its fiduciaries or assets.

                  3.22. Welfare Plans. Schedule 3.22 sets forth a correct and complete list of all Welfare Plans. Except as otherwise disclosed on Schedule 3.22:

                  (a) each Welfare Plan has been established, maintained and administered in all material respects in compliance with ERISA, the Code and all other applicable Governmental Rules;

                  (b) all payments which either Company is required to make in respect of any Welfare Plan on or prior to the date hereof have been made;

                  (c) neither Company is paying or providing, or is obligated to pay or provide, any severance pay or other benefits to any of its employees upon the termination of their employment with such Company; and

                  (d) neither Companies' employees are permitted to accrue vacation or sick leave from year to year.

                  3.23.  Employee Matters.

                  (a) Except as otherwise disclosed on Schedule 3.23, neither Company is a party to any employment, consulting or similar agreement, written or oral, with any other Person (each an "Employment Agreement").

                  (b) Except as otherwise disclosed on Schedule 3.23, (i) no employees of either Company are represented by any labor union or similar organization, (ii) neither Company is a party to any collective bargaining or similar agreement covering any of its employees (each a "Labor Agreement") and
(iii) no labor union or similar organization or group of employees has made a demand for recognition, filed a petition seeking a representation proceeding or given either Company notice of any intention to hold an election of a collective bargaining representative at any time during the past three years.

                  (c) Except as otherwise disclosed on Schedule 3.23, (i) no strike, work stoppage, contract dispute or other labor disturbance involving any employees of either Company currently exists or, to the best of the Companies' and the Shareholders' knowledge, is threatened, (ii) no investigation, action or proceeding by or before any Governmental Person which relates to allegedly unfair or discriminatory employment or labor practices or the violation of any Governmental Rule relating to employment or labor practices is pending or, to the best of the Companies' and the Shareholders' knowledge, threatened and (iii) no grievance proceeding involving arbitration between either Company and any of their employees is pending or, to the best of the Companies' and the Shareholders' knowledge, threatened. The Companies' relations with their employees are generally good.

                  3.24.  Insurance.

                  (a) Schedule 3.24 sets forth a correct and complete list of all insurance policies of which either Company is the owner, insured, loss payee or beneficiary (collectively, the "Insurance Policies") and indicates for each such policy the carrier, the risks insured against, the amounts of coverage and deductibles, the annual premium, the cash surrender value, if any, the expiration date and any pending claims thereunder.

                  (b)  Except as otherwise disclosed on Schedule 3.24:

                           (i) all premiums under such policies which were due
and payable on or prior to the date hereof have been paid in full;

                           (ii) no such policy provides for retrospective or
retroactive premium adjustments; and

                           (iii) neither Company has received notice of any
material increase in the premium under, cancellation or non-renewal of or disallowance of any claim under any such policy.

                  3.25. Indebtedness. Schedule 3.25 sets forth a complete list of all agreements, documents, instruments and securities which are currently in effect and which create, evidence or secure any indebtedness of either Company (exclusive of trade payables but including any intercompany loans) or pursuant to which either Company has guaranteed any indebtedness or other obligations of any other Person (collectively, the "Indebtedness Documents"), together with the names of the creditors thereunder or beneficiaries thereof, the principal amount owing thereunder or secured or guaranteed thereby, the interest rates payable thereunder and the amortization and maturity thereof.

                  3.26. Other Material Contracts. Schedule 3.26 sets forth a correct and complete list of all contracts, agreements, instruments and documents to which either Company is a party or by which either Company or any of their respective properties or assets is bound, other than (a) Real Property Leases, Third Party Real Property Leases, Equipment Leases, Licenses, Pension Plans, Welfare Plans, Employment Agreements, Labor Agreements, Insurance Policies and Indebtedness Documents, (b) contracts, agreements, instruments and documents involving the payment by or to either Company, or creating any liability of either Company (whether direct or indirect, fixed or contingent), of less than $5,000 over the term thereof and (c) contracts, agreements, instruments and documents which are cancelable by the Company party thereto on 30 days' notice or less without any material liability to such Company (collectively, "Other Material Contracts"), together with descriptions of the subject matter thereof, the names of the other parties thereto, the amount of any payments or liabilities thereunder and the duration thereof, including any renewal options; provided, that Schedule 3.26 does not list any orders placed by either Company with its suppliers, or any orders placed by the customers of either Company (even though such orders may come within the definition of "Other Material Contracts"), unless such orders (i) are not expected to be filled within two months after the same were placed, (ii) constitute a requirements or supply contract or (iii) are not in the ordinary course of business.

                  3.27. Material Agreements. Except as otherwise disclosed on
Schedule 3.27, each Real Property Lease, Third Party Real Property Lease, Equipment Lease, License, Pension Plan, Welfare Plan, Employment Agreement, Labor Agreement, Insurance Policy, Indebtedness Document and Other Material Contract (each a "Material Agreement") is in full force and effect and is enforceable in accordance with its terms. Except as otherwise disclosed on
Schedule 3.27, each Company is in compliance with each Material Agreement to which it is a party. All other parties to the Material Agreements are in substantial compliance with the terms thereof and no event has occurred and no condition exists which, with the giving of notice or the passage of time, or both, would constitute a default by any such other party thereunder.

                  3.28. Transactions with Affiliates. Except as otherwise disclosed on Schedule 3.28:

                  (a) none of the customers, suppliers, distributors or sales representatives of either Company are Affiliates of either Company;

                  (b) none of the properties or assets of either Company are owned or used by or leased to any Affiliate of either Company;

                  (c) no Affiliate of either Company is a party to any agreement with either Company (other than Employment Agreements); and

                  (d) no Affiliate of either Company provides any legal, accounting or other services to either Company.

                  3.29. Warranty and Product Liability. The Companies have previously delivered to the Buyer a correct and complete copy of each express warranty under which either of them have any warranty obligations. Schedule 3.29 sets forth:

                  (a) a correct and complete list of all product lines manufactured or sold, and all services performed, by each Company with respect to which either Company may have any liability, whether on account of warranty obligations, product liability claims or otherwise;

                  (b) the number of warranty claims which have been made against each Company on account of such products and services during the five-year period ended June 30, 1994, together with the number of such claims outstanding on the date hereof and the amount which each Company reasonably believes will be necessary to satisfy such outstanding claims; and

                  (c) the number of product liability claims which have been made against each Company on account of such products during the five-year period ended June 30, 1994, together with the number of such claims outstanding on the date hereof and the amount which each Company reasonably believes will be necessary to defend against and/or satisfy such outstanding claims.

                  3.30. Brokers. With the exception of Berenson Minella & Company, neither Company and no Shareholder has employed or retained, and neither the Companies nor the Shareholders have any liability to, any broker, agent or finder on account of this Agreement or the Related Documents or the transactions contemplated hereby or thereby. The Companies and the Shareholders shall be solely responsible for all amounts owed to Berenson Minella & Company to the extent that such amounts are not included in the expenses for which the Buyer is liable under Section 8.07.

                  3.31. Accounts and Investments. Schedule 3.31 sets forth a correct and complete list of (a) the names and locations of all financial institutions at which either Company maintains accounts of any nature, the numbers of such accounts and the names of all persons authorized to draw thereon or make withdrawals therefrom and (b) all certificates of deposit, partnership interests, securities and other investments owned by either Company.

                  3.32. Other Liabilities. To the best of the Companies' and the Shareholders' knowledge, neither Company has any material liability other than
(a) liabilities reflected in the Current Financial Statements, (b) liabilities incurred by either Company in the ordinary course of business since the Financial Statement Date and (c) liabilities disclosed on any Schedule hereto or otherwise disclosed to the Buyer in writing.

                  3.33. Delivery of Documents. Each Company and the Shareholders have previously delivered (or otherwise made available) to the Buyer or its agents correct and complete copies of each Material Agreement and each other agreement, document and instrument, and such other information, which the Buyer or any of its agents has requested in writing. None of the information furnished or to be furnished by either Company or the Shareholders to the Buyer or its agents in connection with this Agreement and the Related Documents, and none of the representations and warranties of either Company or the Shareholders set forth herein, in any Related Document or in any certificate delivered in connection herewith or therewith, (a) is or will be false or misleading, (b) contains or will contain any untrue statement of a material fact or (c) omits or will omit any statement of material fact necessary to make the same not misleading.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE PARENT

                  The Buyer and the Parent hereby represent and warrant to each Company and the Shareholders as follows:

                  4.01. Organization. The Buyer is a corporation duly organized, validly existing and in good standing in the State of Delaware. The Buyer is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its business makes such qualification necessary. The Parent is a corporation duly organized, validly existing and in good standing in the State of Minnesota.

                  4.02. Authority and Authorization. Each of the Buyer and the Parent has the corporate power and authority to own its properties and assets, to conduct its business as presently conducted, to execute and deliver this Agreement and the Related Documents to which it is a party, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Parent of this Agreement and the Related Documents to which either of them is a party, the consummation of the transactions contemplated hereby and thereby and the performance by the Buyer and the Parent of their respective obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate proceedings on their parts.

                  4.03. Execution and Binding Effect. This Agreement has been, and on the Closing Date the Related Documents to which either of them is a party will be, duly and validly executed and delivered by the Buyer or the Parent and constitute (or upon such execution and delivery will constitute) legal, valid and binding obligations of the Buyer or the Parent enforceable against the Buyer or the Parent in accordance with their respective terms.

                  4.04. No Breach or Default. The execution and delivery by the Buyer and the Parent of this Agreement and the Related Documents to which either of them is a party, the consummation of the transactions contemplated hereby and thereby and the performance by the Buyer and the Parent of their respective obligations hereunder and thereunder do not and will not:

                  (a) violate the Buyer's or the Parent's Charter or By-Laws;

                  (b) except as otherwise disclosed on Schedule 4.04, breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any contract, agreement, instrument or document to which the Buyer or the Parent is a party or by which the Buyer or the Parent or any of their respective properties or assets is bound; or

                  (c) except as otherwise disclosed on Schedule 4.04, breach or otherwise violate any Governmental Order which names the Buyer or the Parent or is directed to the Buyer or the Parent or any of their respective properties or assets.

                  4.05. No Violation of Law. The execution and delivery by the Buyer and the Parent of this Agreement and the Related Documents to which either of them is a party, the consummation of the transactions contemplated hereby and thereby and the performance by the Buyer and the Parent of their respective obligations hereunder and thereunder are not prohibited by, and do not and will not subject the Buyer or the Parent to any fine, penalty or similar sanction under, any Governmental Rule.

                  4.06. No Consent. Except as otherwise disclosed on Schedules
4.04 and 4.06, no consent, authorization, approval, exemption or other action by, and no filing, registration or qualification with, any Person (including without limitation any Governmental Person) is or will be necessary in connection with the execution and delivery by the Buyer and the Parent of this Agreement and the Related Documents to which either of them is a party, the consummation of the transactions contemplated hereby and thereby or the performance by the Buyer and the Parent of their respective obligations hereunder or thereunder.

                  4.07.  Buyer Financial Information.

                  (a) The Parent has previously delivered to the Companies correct and complete copies of (i) its annual report on Form 10-K as filed with the Securities and Exchange Commission (the "SEC") for each of its fiscal years ended June 30, 1992 and June 30, 1993, (ii) all filings made by the Parent with the SEC since June 30, 1993 and (iii) its unaudited consolidated balance sheet and statements of income, retained earnings and changes in financial position as of and for its fiscal year ended June 30, 1994 (the "Parent Current Financial Statements" and, together with the items described in clauses (i) and (ii) above, the "Parent Financial Information"). The Parent Financial Information presents fairly the financial condition of the Parent and its consolidated subsidiaries as at the end of the periods covered thereby and the results of its and their operations and the changes in its and their financial position for the periods covered thereby, and were prepared in accordance with applicable Governmental Rules and in accordance with GAAP applied on a consistent basis throughout the periods covered thereby subject, in the case of the Parent Current Financial Statements, to year-end audit adjustments (which will not be material) and the lack of footnotes and other presentation items.

                  (b) The Parent has previously delivered to the Companies correct and complete copies of (i) the audited balance sheets and statements of income, retained earnings and changes in financial position as of and for Brighton's fiscal years ended December 31, 1991 and June 30, 1993, including the footnotes thereto, (ii) unaudited balance sheet and statements of income, retained earnings and changes in financial position as of and for Brighton's six-month fiscal period ended June 30, 1992 and (iii) unaudited balance sheet and statements of income, retained earnings and changes in financial position as of and for Brighton's fiscal year ended June 30, 1994 (the "Brighton Current Financial Statements" and, together with the items described in clauses (i) and
(ii) above, the "Brighton Financial Statements"). The Brighton Financial Statements present fairly the financial condition of Brighton as at the end of the periods covered thereby and the results of its operations and the changes in its financial position for the periods covered thereby, and were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby subject, in the case of the items described in clause
(ii) above and the Brighton Current Financial Statements, to year-end audit adjustments (which will not be material) and the lack of footnotes and other presentation items.

                  (c) The Buyer has reviewed that certain letter dated October 14, 1994 from Grant Thornton to the Parent (the "Grant Thornton Letter") regarding net operating loss carryovers (the "NOLs") available to the Parent, and has delivered to the Companies a correct and complete copy of the same. To the best of the Parent's and the Buyer's knowledge, all of the facts assumed in the Grant Thornton Letter are accurate. The Parent has available to it the NOLs as described in the Grant Thornton Letter.

                  4.08 Financing. The Buyer and the Parent have disclosed to the Companies their intended means and sources of financing the Purchase Price and all fees and expenses which either of them is required to pay hereunder or otherwise in connection with the transactions contemplated hereby. Without limiting the generality of the foregoing, (a) to the extent that any of such funds are to be obtained through the sale of securities, the Parent has obtained a "highly confident" letter from BT Securities Corporation as to the ability to sell such securities as are necessary to provide such funds and has delivered to the Companies a correct and complete copy of such letter and all modifications thereto, (b) to the extent that any of such funds are to be obtained through borrowing, the Parent has received a proposal letter from BT Commercial Corporation as to the amount and principal terms of such borrowing and has delivered to the Companies a correct and complete copy of such letter and all modifications thereto and (c) to the extent that any of such funds are to come from cash reserves of the Parent or any other source, the Buyer or the Parent has provided the Companies with satisfactory evidence of such cash reserves or other sources.

                  4.09. Brokers. Neither the Buyer nor the Parent has employed or retained, and neither of them have any liability to, any broker, agent or finder on account of this Agreement or the Related Documents or the transactions contemplated hereby or thereby.

                  4.10. Delivery of Documents. The Buyer and the Parent have previously delivered (or otherwise made available) to the Companies or their agents correct and complete copies of each agreement, document and instrument relating to the Buyer, the Parent or Brighton which either Company or any of their agents have requested in writing. None of the information furnished or to be furnished by the Buyer or the Parent to either Company or their agents in connection with this Agreement and the Related Documents, and none of the representations and warranties of the Buyer or the Parent set forth herein, in any Related Document or in any certificate delivered in connection herewith or therewith, (a) is or will be false or misleading, (b) contains or will contain any untrue statement of a material fact or (c) omits or will omit any statement of material fact necessary to make the same not misleading.

                                    ARTICLE V

                          TRANSACTIONS PRIOR TO CLOSING

                  5.01. Conduct of Business Prior to Closing. At all times prior to the Closing Date each Company shall:

                  (a) operate the Business only in the ordinary course and consistent with past practice;

                  (b) use its best efforts to preserve its business organization intact, to keep available to the Buyer the services of its present officers and employees and to preserve for the Buyer the goodwill of customers, suppliers and others having business relations with such Company;

                  (c) maintain the Equipment in good repair and operating condition, ordinary wear and tear excepted;

                  (d) maintain in full force and effect all Governmental Permits and Insurance Policies (or insurance policies providing comparable coverage) and diligently prosecute any pending applications therefor;

                  (e) not enter into any employment, consulting or similar contract, and not enter into any other contract or commitment except those made in the ordinary course of business the terms of which are consistent with past practice and reasonable in light of current conditions;

                  (f) not terminate, cause the termination of, amend, renew or extend any Material Agreement unless in each case such action is, in the reasonable judgment of such Company's management, in the best interest of such Company;

                  (g) not waive or release any of its rights or permit any of such rights to lapse;

                  (h) not sell, transfer or otherwise dispose of any of the Assets or any interest therein or agree to do any of the foregoing, except for sales of Inventory in the ordinary course of business and except for shareholder distributions permitted by Section 5.05;

                  (i) not incur, assume or suffer to exist any Lien (other than Permitted Liens) or tenancy affecting title to any of its properties or assets;

                  (j) not grant or commit itself to grant any salary or wage increases or any bonuses to any of its employees other than increases and bonuses which are set forth on Schedule 3.10;

                  (k) not make or commit itself to make any dividend or other distribution to any of its shareholders except as otherwise permitted by Section 5.05;

                  (l) not make or commit itself to make any capital expenditures other than capital expenditures set forth on Schedule 3.10 and capital expenditures having an individual cost (exclusive of items constituting a single project) of less than $5,000 and an aggregate cost of not more than $50,000; and

                  (m) comply with applicable Governmental Rules in all material respects.

                  5.02.  Access to Information.

                  (a) At all times prior to the Closing Date the Companies shall furnish to the Buyer and its employees, agents and contractors (i) reasonable access during normal business hours to the properties, books and records and personnel of each

Company and (ii) all such information concerning each Company as any of them may reasonably request.

                  (b) The Buyer shall have the right to make, or cause to be made, at the Buyer's sole expense, such environmental investigations, inspections, audits or assessments of the Business, the Assets or any of the properties subject to the Real Property Leases as the Buyer in its sole discretion shall deem appropriate. The Buyer and its agents and contractors may, at the Buyer's sole expense, enter any portion of the Real Property or any of the properties subject to the Real Property Leases and inspect any of the Assets and conduct such tests, examinations, investigations and studies as the Buyer determines to be prudent to evaluate the environmental condition of any such property and the compliance by the Companies and the Business with Environmental Rules (the "Environmental Assessment"). The Companies and the Shareholders agree to cooperate fully with the Buyer in this regard. The Companies and the Shareholders shall use their reasonable best efforts to make available to the Buyer as soon as possible all information, reports, correspondence, permits and related materials in their possession or control (or in the possession or control of their contractors and agents) relating to the environmental condition of the Assets, the presence or absence at any time of any Hazardous Substance or other waste material on, beneath the surface of, within or emanating from any portion of the Real Property or any of the properties subject to the Real Property Leases, the compliance of the Companies and the Business with any Environmental Rule and the status of any permit or permit application. The Shareholders and the Companies hereby acknowledge that the Buyer intends to retain the services of Killam Associates, Consulting Engineers ("Killam"), which, together with its predecessors, has previously rendered environmental services to the Companies, to assist the Buyer in the conduct of the Environmental Assessment. The Shareholders and the Companies hereby waive any claim of confidentiality as to the Buyer relating to the results of any such prior environmental services by Killam and hereby authorize and direct Killam to disclose to the Buyer all relevant information in its possession relating to the Companies and the Assets. The Shareholders and the Companies hereby acknowledge and agree that, with respect to the performance of the Environmental Assessment, Killam will be acting solely as the Buyer's agent. The Buyer shall indemnify the Companies and the directors and officers thereof from and against any and all claims, damages, losses, liabilities, costs and expenses (including without limitation attorneys' fees and court costs) which arise out of any act or omission of any of the Buyer's employees, agents or contractors while conducting the Environmental Assessment.

                  (c) At all times prior to the Closing Date the Buyer shall furnish to the Companies and their employees, agents and contractors all such information concerning the Buyer, the Parent and Brighton as any of them may reasonably request.

                  5.03. Best Efforts. The parties agree to use their reasonable best efforts to take or cause to be taken and to do or cause to be done all such actions and things as shall be reasonably necessary or advisable, or as shall be reasonably requested by any other party, in order to consummate the transactions contemplated hereby and by the Related Documents in a timely manner. Without limiting the generality of the foregoing:

                  (a) The parties agree to make such filings with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice as shall be necessary or desirable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and to use their best efforts to obtain a waiver or early termination of the applicable waiting period under such Act, it being understood that the Buyer shall be primarily responsible for preparing and making such filing and solely responsible for paying any filing fees payable in connection therewith.

                  (b) The Companies and the Shareholders shall have the responsibility for obtaining all consents listed on Schedule 3.04 and Schedule 3.06, and the Companies and the Shareholders shall use their reasonable best efforts to attempt to obtain such consents. The Buyer shall reasonably cooperate with the efforts of the Companies in obtaining such consents, but such cooperation shall not include the payment of any money or other consideration. If the consent of a third party is required in order to assign any Material Agreement or Governmental Permit or to transfer any other Asset to the Buyer, and such a consent is not obtained prior to the Closing, or if an attempted assignment would be ineffective or would adversely affect the Companies' ability to convey the benefit of any Material Agreement or

Governmental Permit to the Buyer, then the Companies and the Shareholders will cooperate with the Buyer in any lawful and economically feasible arrangement so that the Buyer shall receive the Companies' interest in the benefits under any such Material Agreement, Governmental Permit or other Asset, including performance by the Companies or the Buyer as agent for the other, if economically feasible; provided, that if any required consent is not obtained or such an arrangement is not reasonably satisfactory to the Buyer, then the Buyer shall have the right to terminate this Agreement.

                  (c) The Companies and the Shareholders shall provide to the Buyer, promptly after the Buyer's written request therefor, such information concerning the Business and the Companies' financial condition and affairs as may be required or appropriate for inclusion in a registration statement, prospectus, offering memorandum or other document used to sell securities of the Buyer in connection with the transactions contemplated by this Agreement (collectively, the "Securities Offering Materials") and to cause its counsel and auditors to cooperate with the Buyer's counsel and auditors in the preparation of such Securities Offering Materials. The information provided by the Companies and the Shareholders for the Securities Offering Materials shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Companies and the Shareholders agree that, between the date of the Securities Offering Materials and the Closing, they will keep the Buyer advised on a current basis of material developments concerning their respective businesses, including any event which would cause the Securities Offering Materials to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date that any of the Securities Offering Materials become effective, and on the Closing Date, each of the Companies and the Shareholders shall deliver to the Buyer a certificate signed by their principal executive officers and their principal financial officers to the effect that the information contained in the Securities Offering Materials relating to the Business and the financial condition and affairs of the Companies does not, to the best of their knowledge, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  5.04. Notice of Developments. The Companies and the Shareholders or the Buyer and the Parent, as applicable, shall give notice to the others of any event or condition which, in its or their reasonable judgment,
(a) causes any of the representations or warranties of such party or parties set forth herein to be false or misleading in any material respect or (b) materially and adversely affects the ability of such party or parties to consummate the transactions contemplated hereby. If such a notice is given, then the parties shall negotiate in good faith regarding the manner in which the transactions contemplated hereby can be consummated notwithstanding the occurrence of the event or condition described in such notice. If, following such negotiations, the parties are unable to agree on a course of action which does not impose on any party a material obligation or liability which would not otherwise be imposed upon such party or materially increase the costs payable by or materially decrease the consideration receivable by any party hereunder, then any party shall have the right to terminate this Agreement by giving notice to the others to such effect.

                  5.05.  Permitted Shareholder Distributions.

                  (a) Commencing October 15, 1994 and on the fifteenth day of each month thereafter which occurs prior to the Closing Date, the Companies shall be permitted to distribute to their shareholders an amount which, together with all other distributions made to their shareholders since the Financial Statement Date, reduces their respective retained earnings (as defined and determined in accordance with GAAP) as of the last day of the immediately preceding month to (i) $6,250,000, in the case of J&L, and (ii) $0, in the case of TCI.

                  (b) On the Closing Date, the Companies shall be permitted to make distributions to their shareholders as described in subsection (a) above, except that the date of determination shall be the Closing Date.

                  (c) The distributions described above which are payable on October 15, 1994 shall be based upon the Companies' unaudited balance sheet for its fiscal quarter ended September 30, 1994, and the other distributions shall be based upon the Companies' unaudited balance sheets as of the end of each month or as of the Closing Date, as applicable. The Companies and the Shareholders shall deliver to the Buyer the Companies' audited financial statements for their fiscal years ending December 31, 1994 promptly after the same are prepared and, if such financial statements disclose any overpayment or underpayment of any such distributions, the Buyer or the Shareholders, as applicable, shall promptly pay to the other(s) an amount equal to such overpayment or underpayment. All calculations described in this Section shall be made as if (i) the Companies LIFO reserves are fixed at the level set forth in their financial statements as of December 31, 1993, (ii) the Receivable owed by Precision Galvanizing, Inc. to J&L in the amount of $131,467 had been written off prior to the Closing and
(iii) the bad debt reserve on J&L's books is fixed at $100,000.

                  5.06. Due Diligence Contingency. The Buyer shall have the right, at any time prior to the Closing, to terminate this Agreement if the results of the Buyer's due diligence review of the Company are not satisfactory to the Buyer in its sole discretion; provided, that such right to terminate shall expire as to the subject matter of any representation and warranty of the Companies and the Shareholders set forth in Article III at the end of the applicable Due Diligence Period (as hereinafter defined) unless, prior to the end of such Due Diligence Period, the Buyer gives notice to the Companies and the Shareholders which (a) states that, after diligently prosecuting such due diligence, the Buyer has made a good faith determination that an issue covered by such representation and warranty remains unresolved and that such issue, if resolved adversely, would materially and adversely impact the willingness of a reasonable buyer or investor to enter into and perform the transactions contemplated hereby and (b) sets forth the additional due diligence which the Buyer anticipates that it will need to perform in order to resolve such issue and a good faith estimate of the time required to perform such additional due diligence. If the Buyer gives such a notice and it diligently prosecutes such additional due diligence then its right to terminate this Agreement by reason of such issue (or any related issues which arise out of such additional due diligence) shall be extended until the date which is five days after the date when the Buyer has received the information necessary to resolve such issue, but in no event later than the time estimated in the Buyer's notice unless the failure to provide such information is the fault of the Companies or the Shareholders. Any such termination of this Agreement shall be by a notice from the Buyer to the Companies and the Shareholders which sets out with particularity the reason(s) for such termination. The Buyer acknowledges and agrees that, as of the date hereof, the only representations and warranties or issues with respect to which it has rights under this Section, and the remaining Due Diligence Periods for the same, are as set forth on
Schedule 5.06. As used in this Section, the term "Due Diligence Period" shall mean (i) 28 days from the date when the Buyer receives the final Schedules 3.15 and 3.16, in the case of the representations and warranties set forth in Sections 3.15 and 3.16, (ii) 14 days from the date when the Buyer receives any other final Schedule, in the case of the representations and warranties which correspond to such Schedule, and (iii) the date hereof, in the case of representations and warranties which have no corresponding Schedule. A Schedule shall be final when the Companies have designated it as such by notice to the Buyer to such effect.

                                   ARTICLE VI

                         CLOSING AND CLOSING CONDITIONS

                  6.01. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at such time or place, and on such date not later than 120 days after the date hereof, as the parties may mutually agree upon. The date on which the Closing occurs is referred to herein as the "Closing Date", and the Closing shall be deemed to have occurred at 12:01 a.m. on the Closing Date.

                  6.02. Conditions Precedent to Obligations of the Buyer. The obligations of the Buyer hereunder to proceed with the Closing shall be subject to the satisfaction by each Company and the Shareholders on or prior to the Closing Date of each of the following conditions precedent:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of each Company and the Shareholders set forth herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date; provided, that if the inaccuracy of any such representation or warranty can be cured by the payment of money, then the Companies and the Shareholders shall have the right to cure such inaccuracy by payment of the appropriate amount out of the Purchase Price.

                  (b) Performance and Compliance. Each Company and the Shareholders shall have performed or complied in all material respects with each covenant and agreement to be performed or complied with by it hereunder on or prior to the Closing Date; provided, that if the failure to conform or comply with any such covenant or agreement can be cured by the payment of money, then the Companies shall have the right to cure such failure by payment of the appropriate amount out of the Purchase Price.

                  (c) Consents and Approvals. The Companies and the Shareholders shall have obtained or made each consent, authorization, approval, exemption, filing, registration or qualification, if any, listed on Schedule 3.04 and
Schedule 3.06, or which are otherwise necessary to transfer any Asset to the Buyer or for the Companies or the Shareholders to perform their respective obligations hereunder, or an arrangement regarding the same shall have been entered into pursuant to Section 5.03(b), and the Companies and the Buyer shall have obtained such consents or approvals, if any, as are necessary under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  (d) Litigation. There shall be no action pending, and no action which has been overtly threatened in a writing received by any party hereto, by or before any Governmental Person or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated hereby or by any of the Related Documents or seeking monetary relief against the Buyer by reason of the consummation of such transactions, and there shall not be in effect any Governmental Order which has such effect.

                  (e) Title to Assets. Title to the Assets shall be free and clear of all Liens other than Permitted Liens.

                  (f) Material Adverse Change. No event shall have occurred and no condition shall exist which constitutes a Material Adverse Change.

                  (g) Officer's Certificates. Each Company shall have delivered to the Buyer a certificate of its President dated the Closing Date and certifying that each of the conditions specified in subsections (a), (b), (c), (d), (e) and (f) above have been met and such additional certificates as may be required by Section 5.03(c).

                  (h) Secretary's Certificate. Each Company shall have delivered to the Buyer a certificate of its Secretary dated the Closing Date and certifying (i) that correct and complete copies of its Articles of Incorporation and By-Laws are attached thereto, (ii) that correct and complete copies of each resolution of its board of directors and shareholders approving this Agreement and the Related Documents to which it is a party and authorizing the execution hereof and thereof and the consummation of the transactions contemplated hereby and thereby are attached thereto and (iii) the incumbency and signatures of the officers of such Company authorized to execute and deliver this Agreement and the Related Documents to which such Company is a party on behalf of such Company.

                  (i) Opinion of Counsel. The Companies shall have delivered to the Buyer an opinion of the Companies' counsel dated the Closing Date as to the matters specified in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06 and 3.09 and
such other matters as the Buyer and its counsel may reasonably request.

                  (j) Related Documents. The Companies, the Shareholders and any other parties thereto (other than the Buyer, the Parent and Brighton) shall have executed and delivered to the Buyer the following documents and such other documents and instruments, in form and substance satisfactory to the Buyer and its counsel, as shall be necessary or desirable in order to consummate the transactions contemplated hereby, each dated the Closing Date:

                           (i) Special Warranty Deeds for each parcel of Real
Property;

                           (ii) Bill of Sale for all other Assets to be conveyed
to the Buyer hereunder;

                           (iii) an assignment of all Material Agreements;

                           (iv) such other instruments of conveyance or
assignment as the Buyer may reasonably request which, in the case of instruments relating to rights in real property, shall be in recordable form;

                           (v) the allocation of the Purchase Price referred to
in Section 2.05;

                           (vi) Stock Purchase Agreement among Brighton, the
Buyer, the Parent and the Shareholders in substantially the form of Exhibit A;
and

                           (vii) Employment Agreements between the Buyer and
each of the Shareholders in substantially the form of Exhibits B, C and D.

                  (k) Financing. The Buyer shall have obtained financing for the transactions contemplated hereby in an aggregate amount of not less than $55,000,000, which financing shall be on terms satisfactory to the Buyer in its sole discretion.

                  (l) Payment for Stock. The Shareholders shall have paid to the Buyer the purchase price for the stock to be purchased by them under the Stock Purchase Agreement referred to in subsection (j) above.

                  6.03. Conditions Precedent to Obligations of the Companies. The obligations of the Companies hereunder to proceed with the Closing shall be subject to the satisfaction by the Buyer and the Parent on or prior to the Closing Date of each of the following conditions precedent:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Buyer and the Parent set forth herein and in the Related Documents shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date.

                  (b) Performance and Compliance. The Buyer and the Parent shall have performed or complied in all material respects with each covenant and agreement to be performed or complied with by them hereunder or under the Related Documents on or prior to the Closing Date.

                  (c) Consents and Approvals. The Buyer and the Parent shall have obtained or made each consent, authorization, approval, exemption, filing, registration or qualification, if any, listed on Schedule 4.04 and Schedule 4.06.

                  (d) Litigation. There shall be no action pending, and no action which has been overtly threatened in a writing received by any party hereto, by or before any Governmental Person or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated hereby or by any of the Related Documents or seeking monetary relief against either Company by reason of the consummation of such transactions, and there shall not be in effect any Governmental Order which has such effect.

                  (e) Officer's Certificate. The Buyer and the Parent shall have delivered to the Companies certificates of their President dated the Closing Date and certifying that each of the conditions specified in subsections (a),
(b), (c) and (d) above have been met.

                  (f) Secretary's Certificate. The Buyer and the Parent shall have delivered to the Companies certificates of their Secretaries dated the Closing Date and certifying (i) that correct and complete copies of their Charters and By-Laws are attached thereto, (ii) that correct and complete copies of each resolution of their boards of directors and shareholders approving this Agreement and the Related Documents to which either of them is a party and authorizing the execution hereof and thereof and the consummation of the transactions contemplated hereby and thereby are attached thereto and (iii) the incumbency and signatures of the officers of the Buyer and the Parent authorized to execute and deliver this Agreement and the Related Documents to which the Buyer or the Parent is a party on behalf of the Buyer or the Parent.

                  (g) Opinion of Counsel. The Buyer shall have delivered to the Shareholders an opinion of the Buyer's counsel dated the Closing Date as to matters specified in Sections 4.01, 4.02, 4.03, 4.04, 4.06 and 4.06 and such other matters as the Companies or the Shareholders and their counsel may reasonably request.

                  (h) Related Documents. The Buyer, the Parent, Brighton and any other parties thereto (other than the Companies and Shareholders) shall have executed and delivered to the Companies or the Shareholders, as applicable, the following documents and such other documents and instruments, in form and substance satisfactory to the Companies, the Shareholders and their respective counsel, as shall be necessary or desirable in order to consummate the transactions contemplated hereby, each dated the Closing
Date:

                           (i) such instruments of assumption as the Companies
may reasonably request;

                           (ii) the allocation of the Purchase Price referred to
in Section 2.05;

                           (iii) the Stock Purchase Agreement and the Employment
Agreements referred to in Section 6.02(j); and

                           (iv) letter agreement from William Remley and Richard
Kramer regarding steel-related acquisitions and net operating losses in substantially the form of Exhibit E.

                  (i) Purchase Price and Delivery of Stock. The Buyer (a) shall have paid the Purchase Price to the Companies and shall have paid any fees or expenses which it is required to pay on behalf of the Companies to the appropriate parties and (b) shall have delivered to the Shareholders certificates evidencing the stock to be purchased by them under the Stock Purchase Agreement referred to in Section 6.02(j).

                                   ARTICLE VII

                                 INDEMNIFICATION

                  7.01. Indemnification by the Companies and the Shareholders. The Companies and the Shareholders shall defend, indemnify and hold harmless the Buyer, the Parent, Brighton and their respective directors, officers, shareholders and agents (each a "Company Indemnitee") from and against any and all claims, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees, litigation expenses and court costs) that arise out of or in connection with:

                  (a) any representation or warranty of either Company or the Shareholders set forth herein, in any Related Document or in any certificate delivered in connection herewith or therewith having been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation or warranty not misleading);

                  (b) any default by either Company or the Shareholders in the performance or observance of any of their covenants or agreements hereunder or under any Related Document;

                  (c)  any Excluded Liability; or

                  (d) the involvement by any Company Indemnitee in any investigation, action or other proceeding incident to any of the matters indemnified against under paragraph (a), (b) or (c) above.

                  7.02. Indemnification by the Buyer. The Buyer shall defend, indemnify and hold harmless each Company and their directors, officers and agents and all shareholders of each Company and their trustees, if any (each a "Buyer Indemnitee"), from and against any and all claims, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees, litigation expenses and court costs) that arise out of or in connection with:

                  (a) any representation or warranty of the Buyer set forth herein, in any Related Document or in any certificate delivered in connection herewith or therewith having been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation or warranty not misleading);

                  (b) any default by the Buyer in the performance or observance of any of its covenants or agreements hereunder or under any Related Document; or

                  (c) the involvement by any Buyer Indemnitee in any investigation, action or other proceeding incident to any of the matters indemnified against under paragraph (a) or (b) above.

                  7.03. Indemnification by the Parent. The Parent shall defend, indemnify and hold harmless each Company and their directors, officers and agents and all shareholders of each Company and their trustees, if any (each a "Parent Indemnitee"), from and against any and all claims, damages, losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees, litigation expenses and court costs) that arise out of or in connection with:

                  (a) any representation or warranty of the Parent set forth herein, in any Related Document or in any certificate delivered in connection herewith or therewith having been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation or warranty not misleading);

                  (b) any default by the Parent in the performance or observance of any of its covenants or agreements hereunder or under any Related Document; or

                  (c) the involvement by any Parent Indemnitee in any investigation, action or other proceeding incident to any of the matters indemnified against under paragraph (a) or (b) above.

                  7.04. Representation, Settlement and Cooperation. If any investigation, action or other proceeding described in Section 7.01(d), 7.02(c) or 7.03(c) (each a "Proceeding") is threatened or initiated against any Company Indemnitee, Buyer Indemnitee or Parent Indemnitee (each an "Indemnitee"), and such Indemnitee intends to seek indemnification from the Companies, the Shareholders, the Buyer or the Parent (each an "Indemnitor"), as applicable, under this Article, on account of its involvement in such Proceeding, then such Indemnitee shall give prompt notice to the applicable Indemnitor of such Proceeding; provided, that the failure to so notify such Indemnitor shall not relieve such Indemnitor of its obligations under this Article, but shall reduce such obligations by the amount of damages or increased costs and expenses attributable to such failure to give notice. Upon receipt of such notice, such Indemnitor shall diligently defend against such Proceeding on behalf of such Indemnitee at its own expense using counsel reasonably acceptable to such Indemnitee; provided, that if such Indemnitor shall fail or refuse to conduct such defense, then such Indemnitee may defend against such Proceeding at such Indemnitor's expense. Such

Indemnitor or Indemnitee, as applicable, may participate, at its own expense, in any Proceeding being defended against by the other. No Indemnitor or Indemnitee shall settle any Proceeding without the prior consent of the other, which consent shall not be unreasonably withheld. Each Indemnitor and Indemnitee shall cooperate with the other in the conduct of any Proceeding.

                  7.05. Notice and Satisfaction of Indemnification Claims. No indemnification claim shall be deemed to have been asserted until the applicable Indemnitor has been given notice by the Indemnitee of the amount of such claim (or a reasonable estimate thereof) and the facts on which such claim is based. If a Company Indemnitee is not the Buyer, then such notice shall be given on behalf of such Indemnitee by the Buyer, and if a Buyer Indemnitee or a Parent Indemnitee is not a Company or a Shareholder, then such notice shall be given on behalf of such Indemnitee by a Company or any Shareholder. Indemnification claims shall be paid within 30 days after the Indemnitor's receipt of such notice (or, in the case of an indemnification claim under Section 7.01(d), 7.02(c) or 7.03(c), within 30 days after the Indemnitor's receipt of notice that such claim has been finally adjudicated or settled) and such evidence of the amount of such claim and the Indemnitor's liability therefor as the Indemnitor may reasonably request.

                  7.06. Duration of Indemnification Obligations; Exclusive Remedy. Claims for indemnification under this Article may only be asserted within the following time periods:

                  (a) claims arising out of any Excluded Liability, or any Proceeding under and as defined in Section 7.04 relating thereto (collectively, "Excluded Liability Claims"), may be asserted at any time;

                  (b) claims arising out of or in connection with any other Proceeding under and as defined in Section 7.04 may be asserted at any time during the period specified in subsection (c) and, with respect to Proceedings as to which a claim has been asserted, but which have not been concluded, during such time period, until 30 days after the conclusion of any such Proceeding (including any appeals resulting therefrom); and

                  (c) all other claims may be asserted until the second anniversary of the Closing Date (or, if the Closing does not occur, until the second anniversary of the date hereof).

Indemnification under this Article shall be the sole and exclusive remedy for claims arising out of or related to this Agreement.

                  7.07. Indemnification Threshold. Notwithstanding any other provision hereof, if the Closing occurs, no Indemnitor shall have any indemnification obligations under this Article (other than indemnification obligations arising out of Excluded Liability Claims) unless and until the claims asserted against such Indemnitor exceed $200,000 in the aggregate (the "Threshold Amount"); thereafter, such Indemnitor shall be liable for all indemnification claims properly asserted against it, including for those comprising the Threshold Amount.

                  7.08. Indemnification Liability of the Companies and the Shareholders. Notwithstanding any other provision hereof:

                  (a) if the Closing does not occur, the Shareholders shall have no liability for the indemnification obligations of the Companies and the Shareholders under this Article, and the Company Indemnitees shall look solely to the Companies for satisfaction of the same;

                  (b) in all other cases, both the Companies and the Shareholders shall be jointly and severally liable for the indemnification obligations of the Companies and the Shareholders under this Article; and

                  (c) the total aggregate indemnification liability of the Companies and the Shareholders hereunder shall be limited to $4,000,000; provided, that such restriction shall not apply to Excluded Liability Claims.

                  7.09. Indemnification Liability of the Buyer and the Parent. Notwithstanding any other provisions hereof:

                  (a) if the Closing does not occur, the Buyer and the Parent shall be jointly and severally liable for all of the indemnification obligations of the Buyer and the Parent under this Article;

                  (b) if the Closing occurs, each of the Buyer and the Parent shall be liable for their own indemnification obligations under this Article; and

                  (c) the total aggregate indemnification liability of the Buyer and the Parent hereunder shall be limited to $4,000,000.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

                  8.01. Amendments. This Agreement may be amended only by a writing signed by each of the parties, and any such amendment shall be effective only to the extent specifically set forth in such writing.

                  8.02. Assignment. Neither this Agreement nor any right, interest or obligation hereunder may be assigned, pledged or otherwise transferred by any party, whether by operation of law or otherwise, without the prior consent of the other party or parties.

                  8.03.  Confidentiality.

                  (a) As used in this Section, the "Confidential Information" of a party shall mean all information concerning or related to the business, operations, financial condition or prospects of such party or any of its Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of such party and its Affiliates, in each case whether present or prospective, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of such party and its Affiliates and (iii) all financial statements, audit reports, budgets and business plans or forecasts of such party and its Affiliates; provided, that the Confidential Information of a party shall not include (A) information which is or becomes generally known to the public through no act or omission of the other party or parties and (B) information which has been or hereafter is lawfully obtained by the other party or parties from a source other than the party to whom such Confidential Information belongs (or any of its Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the party to whom such Confidential Information belongs or any of its Affiliates at the time such Confidential Information was or is disclosed to the other party.

                  (b) Except as otherwise permitted by paragraph (c) below, each party agrees that it will not, without the prior written consent of the other party, disclose or use for its own benefit any Confidential Information of any other party.

                  (c) Notwithstanding paragraph (b) above, each of the parties shall be permitted to:

                           (i) disclose Confidential Information of the other
parties to its officers, directors, employees, equity holders, lenders, agents and Affiliates, but only to the extent reasonably necessary in order for such party to perform its obligations and exercise its rights and remedies under this Agreement and the Related Documents, and such party shall take all such action as shall be necessary or desirable in order to ensure that each of such Persons maintains the confidentiality of any Confidential Information that is so disclosed;

                           (ii) make additional disclosures of or use for its
own benefit Confidential Information of the other parties, but only if and to the extent that such disclosures or use are specifically contemplated by this Agreement or the Related Documents; and

                           (iii) disclose Confidential Information of the other
parties to the extent, but only to the extent, required by Governmental Rules or any Governmental Order; provided, that prior to making any disclosure pursuant to this subparagraph, the party required to make such disclosure (the "Disclosing Party") shall notify the other party or parties (each an "Affected Party") of the same, and the Affected Party or Parties shall have the right to participate with the Disclosing Party in determining the amount and type of Confidential Information of the Affected Party or Parties, if any, which must be disclosed in order to comply with Governmental Rules or such Governmental Order.

                  (d) If this Agreement is terminated for any reason without the transactions contemplated hereby being consummated then, promptly after the written request of any party, the other parties shall return to the requesting party all Confidential Information of the requesting party which is in tangible form and which is then in the other parties' possession (or in the possession of any of their officers, directors, employees, equity holders or agents).

                  8.04.  Consent to Jurisdiction and Service of Process.

                  (a)  Each of the parties hereby:

                           (i) irrevocably submits to the jurisdiction of the
Court of Common Pleas of Allegheny County, Pennsylvania and to the jurisdiction of the United States District Court for the Western District of Pennsylvania for the purposes of any action or proceeding arising out of or relating to this Agreement or the Related Documents or the subject matter hereof or thereof and brought by any other party;

                           (ii) waives and agrees not to assert, by way of
motion, as a defense or otherwise, in any such action or proceeding, any claim that (A) it is not personally subject to the jurisdiction of such courts, (B) the action or proceeding is brought in an inconvenient forum or (C) the venue of the action or proceeding is improper; and

                           (iii) agrees that, notwithstanding any right or
privilege it may possess at any time, such party and its property are and shall be generally subject to suit on account of the obligations assumed by it hereunder.

                  (b) Each party agrees that service in person or by certified or registered U.S. mail to its address set forth in Section 8.12 shall constitute valid in personam service upon such party and its successors and assigns in any action or proceeding with respect to any matter as to which it has submitted to jurisdiction hereunder.

                  (c) Each party hereby acknowledges that this is a commercial transaction, that the foregoing provisions for consent to jurisdiction and service of process have been read, understood and voluntarily agreed to by each party and that by agreeing to such provisions each party is waiving important legal rights.

                  8.05. Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

                  8.06. Exhibits and Schedules. The Exhibits and Schedules attached hereto and to the Related Documents are true and correct and are an integral part hereof and thereof and all references herein to this Agreement and to the Related Documents shall include such Exhibits and Schedules.

                  8.07. Expenses. Except as otherwise specifically provided herein or in any Related Document, each party shall be responsible for such expenses as it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement and the Related Documents, except that, if the Closing occurs, (a) the Buyer shall be liable for $500,000 of the bona fide, reasonable fees and expenses incurred by the Companies in connection with the negotiation, preparation, execution and delivery of this Agreement and the Related Documents and the transactions contemplated hereby up to and including the Closing Date, including without limitation any fees and expenses owed to Berenson Minella & Company, (b) the Companies and the Shareholders shall be liable, out of the Purchase Price, for one-half of the cost of title searches and title insurance for the Buyer and its lender(s), UCC searches, real estate transfer taxes and other costs associated with the transfer of the Assets to the Buyer and (c) the Companies and the Shareholders shall be liable, out of the Purchase Price, for

$35,000 of the fees and expenses of Arthur Andersen LLP incurred in connection with any audits of the Companies prepared in connection with the transactions contemplated hereby or in connection with the Buyer's financing arrangements, and the Buyer shall be liable for the balance of such fees and expenses. The costs to be paid pursuant to clauses (a), (b) and (c) above shall be paid at the Closing, subject to such verification of the incurrence of such costs as the party or parties responsible for the same may reasonably request.

                  8.08. Further Assurances. The parties shall from time to time do and perform such additional acts and execute and deliver such additional documents and instruments as may be required by applicable Governmental Rules or reasonably requested by any party to establish, maintain or protect its rights and remedies or to effect the intents and purposes of this Agreement and the Related Documents. Without limiting the generality of the foregoing, each party agrees to endorse (if necessary) and deliver to the other, promptly after its receipt thereof, any payment or document which it receives after the Closing Date and which is the property of another party.

                  8.09. Gender and Number. As used in this Agreement and the Related Documents, the masculine, feminine or neuter gender, and the singular or plural number, shall include the others whenever appropriate in the context.

                  8.10. Governing Law; Construction. This Agreement shall be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth. The language used in this Agreement shall be deemed to be language chosen by each of the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                  8.11. Headings. All titles and headings in this Agreement and the Related Documents are intended solely for convenience of reference and shall in no way limit or otherwise affect the interpretation of any of the provisions hereof.

                  8.12. Notices. Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder:

                  (a) shall be in writing;

                  (b) shall be sent by messenger, certified or registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or telecopier number(s) set forth below; and

                  (c) shall be deemed to have been given on the date of receipt by the addressee (or, if the date of receipt is not a Business Day, on the first Business Day after the date of receipt), as evidenced by (i) a receipt executed by the addressee (or a responsible person in his or her office or residence, as applicable) or the records of the Person delivering such communication, if sent by messenger, U.S. mail or express delivery service, or (ii) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate telecopier number on a specified date, if sent by telecopier.

All such communications shall be sent to the following addresses or telecopier numbers, or to such other addresses or telecopier numbers of which any party may inform the others by giving five Business Days' prior notice:

If to the Companies:                            With a copy to:

J&L Structural, Inc.                            Cohen & Grigsby, P.C.
111 Station Street                              2900 CNG Tower
Aliquippa, PA  15001                            625 Liberty Avenue
Attn:  Howell A. Breedlove                      Pittsburgh, PA  15222
Telecopier No.: (412) 438-6388                  Attn:  Richard D. Rosen
                                                Telecopier No.: (412) 391-3382

If to the Shareholders:                         With a copy to:

Howell A. Breedlove                             Cohen & Grigsby, P.C.
2015 Blairmont Drive                            2900 CNG Tower
Pittsburgh, PA  15241                           625 Liberty Avenue
Telecopier No.: (412) 831-7044                  Pittsburgh, PA  15222
                                                Attn:  Richard D. Rosen
James E. Howe                                   Telecopier No.: (412) 391-3382
871 Osage Road
Pittsburgh, PA  15243

Carl A. Snyder
103 Nancy Drive
McMurray, PA  15317
Telecopier No.: (412) 941-1379

If to the Buyer:                                With a copy to:

J&L Acquisition Corp.                           Kelley, McCann & Livingstone
c/o CPT Holdings,                               BP America Building, 35th Floor
  Inc.                                          200 Public Square
1430 Broadway, 13th Floor                       Cleveland, OH  44114-2302
New York, NY  10018-3308                        Attn:  Michael Schenker
Attn:  William L. Remley                        Telecopier No.: (216) 241-3707
Telecopier No.: (212) 391-1393

If to the Parent:                               With a copy to:

CPT Holdings, Inc.                              Kelley, McCann & Livingstone
1430 Broadway, 13th Floor                       BP America Building, 35th Floor
New York, NY  10018-3308                        200 Public Square
Attn:  William L. Remley                        Cleveland, OH  44114-2302
Telecopier No.: (212) 391-1393                  Attn:  Michael Schenker
                                                Telecopier No.: (216) 241-3707

                  8.13. Publicity. No party shall make any press release or other public announcement regarding this Agreement or the Related Documents or any transaction contemplated hereby or thereby until the text of such release or announcement has been submitted to the other party or parties and the other party or parties has approved the same and the timing of its release; provided, that such approval rights shall be subject to the requirements of any Governmental Rules applicable to the content or timing of such release or announcement.

                  8.14. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  8.15. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective heirs, successors and permitted assigns.

                  8.16. Survival; Duration. All representations and warranties of each party contained herein and in any of the Related Documents or made in connection herewith or therewith shall survive the Closing Date (or, if the Closing does not occur, the date hereof), and all covenants and agreements of the parties set forth herein shall continue in full force and effect from and after the date hereof until such date as all of such covenants and agreements have been satisfied in full or waived or this Agreement has otherwise been terminated, in each case subject to the limitations on liability in respect thereof set forth in Article VII hereof.

                  8.17. Representations as to Knowledge. Whenever a representation or warranty is made herein as being "to the best of knowledge of" a Person, it is understood that the Person or (in the case of a corporation) the shareholders, officers and/or directors of such Person have made or caused to be made (and the results thereof reported to them) such internal investigation or inquiry as is appropriate to determine the accuracy of such representation or warranty by personnel or representatives competent to determine the accuracy thereof; provided, that in no event shall this provision require the Persons subject thereto to engage any third parties to perform any environmental assessments or appraisals.

                  8.18.  Termination.

                  (a) This Agreement may be terminated at any time prior to the
Closing:

                           (i) by mutual agreement of the Buyer and the
Companies;

                           (ii) by the Buyer as permitted under Section 5.06 or
if any of the conditions specified in Section 6.02 shall not have been fulfilled within the time required and shall not have been waived by the Buyer;

                           (iii) by the Companies if any of the conditions
specified in Section 6.03 shall not have been fulfilled within the time required and shall not have been waived by the Companies and the Shareholders; or

                           (iv) by the Buyer or the Companies, as applicable, if
the Closing shall not have occurred within 120 days after the date hereof.

                  (b) If this Agreement is terminated by either the Companies or the Buyer as provided above, then no party shall have any further obligations or liabilities hereunder except for obligations or liabilities arising from a breach of this Agreement prior to such termination or which survive such termination by their own terms. No party shall have any liability to the other parties in connection with any termination of this Agreement unless (i) in the case of a representation or warranty which is false or misleading the party or parties making the same knew or reasonably should have known that it was false or misleading at the time when it was made and (ii) in the case of the failure to perform or comply with any covenant or agreement or to satisfy any Closing condition, the failure was due to events or conditions which were within the control of the party or parties responsible for such performance, compliance or satisfaction.

                  8.19. Waivers. The due performance or observance by the parties of their respective obligations hereunder and under the Related Documents shall not be waived, and the rights and remedies of the parties hereunder and under the Related Documents shall not be affected, by any course of dealing or performance or by any delay or failure of any party in exercising any such right or remedy. The due performance or observance by a party of any of its obligations hereunder or under any Related Document may be waived only by a writing signed by the party against whom enforcement of such waiver is sought, and any such waiver shall be effective only to the extent specifically set forth in such writing.

                  8.20 Change of Name. Promptly after the Closing each of the Companies shall change their corporate names and shall take such action as the Buyer shall reasonably request in order to preserve such names for the Buyer's use and otherwise make them available to the Buyer The Buyer covenants and agrees to change its corporate name to "J&L Structural, Inc." promptly after the Closing and, for so long as the Parent and/or any of its Affiliates own more than 50% of the voting securities of the Buyer, not to change such corporate name.

                  8.21. Coal Notice. NOTICE -- THIS DOCUMENT MAY NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT. (This notice is set forth in the manner provided in Section 1 of the Act of July 17, 1957, P.L. 984, as amended, and is not intended as notice of unrecorded instruments, if any.)

         Unless the foregoing notice is stricken, the deeds shall contain the notice as above set forth and shall also contain, and the Buyer shall sign, the notice specified in the Bituminous Mine Subsidence and Land Conservation Act of 1966.

                                 SIGNATURE PAGE

                  WITNESS the due execution hereof as of the date first written above.

                                           COMPANIES

ATTEST:                                    J&L STRUCTURAL, INC.

By: /s/ James E. Howe                      By: /s/ Howell A. Breedlove
   -------------------------------            ---------------------------
Title: Vice President & Sec.               Title: President
      ----------------------------               ------------------------
[Corporate Seal]

ATTEST:                                    TRAILER COMPONENTS, INC.

By: /s/ James E. Howe                      By: /s/ Howell A. Breedlove
   -------------------------------            ---------------------------
Title: Vice President & Sec.               Title: President
      ----------------------------               ------------------------
[Corporate Seal]

                                           SHAREHOLDERS

/s/ Joanne Agich                           /s/ Howell A. Breedlove
- - ----------------------------------         ---------------------------------
Witness                                    Howell A. Breedlove

/s/ Carl A. Snyder                         /s/ James E. Howe
- - ----------------------------------         ---------------------------------
Witness                                    James E. Howe

/s/ James E. Howe                          /s/ Carl A. Snyder
- - ----------------------------------         ---------------------------------
Witness                                    Carl A. Snyder

                                           BUYER

ATTEST:                                    J&L ACQUISITION CORP.

By:                                        By:
   -------------------------------            ---------------------------
Title:                                     Title: President
      ----------------------------               ------------------------
[Corporate Seal]

                                                           PARENT

ATTEST:                                    CPT HOLDINGS, INC.

By:                                        By:
   -------------------------------            ---------------------------
Title:                                     Title: President
      ----------------------------               ------------------------
[Corporate Seal]

                               INDEX TO SCHEDULES

       Schedule 2.02                         Excluded Assets
       Schedule 2.03                         Excluded Liabilities
       Schedule 3.01                         Organization and Qualification
       Schedule 3.04                         No Breach or Default (Companies)
       Schedule 3.06                         No Consent (Companies)
       Schedule 3.08                         Tax Matters
       Schedule 3.09                         Litigation
       Schedule 3.10                         Absence of Certain Changes and
                                             Events
       Schedule 3.11                         Directors and Executives
       Schedule 3.12                         Customers and Suppliers
       Schedule 3.13                         Governmental Rules
       Schedule 3.14                         Governmental Orders
       Schedule 3.15                         Governmental Permits
       Schedule 3.16                         Environmental Matters
       Schedule 3.17                         Real Property
       Schedule 3.18                         Personal Property
       Schedule 3.19                         Intellectual Property
       Schedule 3.20                         Title to Assets
       Schedule 3.21                         Pension Plans
       Schedule 3.22                         Welfare Plans
       Schedule 3.23                         Employee Matters
       Schedule 3.24                         Insurance
       Schedule 3.25                         Indebtedness
       Schedule 3.26                         Other Material Contracts
       Schedule 3.27                         Material Agreements
       Schedule 3.28                         Transactions with Affiliates
       Schedule 3.29                         Warranty and Product Liability
       Schedule 3.31                         Accounts and Investments
       Schedule 4.04                         No Breach or Default (Buyer and
                                             Parent)
       Schedule 4.06                         No Consent (Buyer and Parent)
       Schedule 5.06                         Due Diligence Contingency

                                                                   SCHEDULE 2.02

                                 EXCLUDED ASSETS

1.       Cash permitted to be distributed to shareholders under Section 5.05.

                                                                   SCHEDULE 2.03

                              EXCLUDED LIABILITIES

1. All liabilities associated with the BID, PDCA and PIDA Financings referred to on Schedule 3.25. Such financings will be satisfied in full by the Companies at the Closing out of the Purchase Price and the real property subject to the Installment Sale Contract referenced on
         Schedule 3.25 shall be conveyed to the Buyer.

2.       All liabilities arising out of the litigation referred to in item 3 on
         Schedule 3.09.

                                                                   SCHEDULE 3.01

                         ORGANIZATION AND QUALIFICATION

1. J&L ships some of its product by barge to Yellow Creek Port in Iuka, Mississippi where it is unloaded, stored and shipped by commercial carrier or customer truck to its customers. J&L also has billets delivered to Yellow Creek Port from a supplier in Jackson, Mississippi where they are loaded onto barges and shipped to J&L. J&L is not qualified to do business in Mississippi and it is not known whether these activities require J&L to be so qualified.

2. One of J&L's regional sales managers (a J&L employee) resides and works out of his home in Tennessee. J&L is not qualified to do business in Tennessee and it is not known whether such contact requires J&L to be so qualified.

                                                                   SCHEDULE 3.04

                              NO BREACH OR DEFAULT

                                   (Companies)

1. The transactions contemplated by the Agreement would constitute a default under the documents listed on Schedule 3.25 which create, evidence or secure the BID, PDCA and PIDA Financings. Such financings will be satisfied in full by the Companies at the Closing out of the Purchase Price, the real property subject to the Installment Sale Contract referenced on Schedule 3.25 shall be conveyed to the Buyer and all Liens which secure any of such financings shall be released.

2. The transactions contemplated by the Agreement would constitute a default under the documents listed on Schedule 3.25 which create, evidence or secure the PNC Financing. Such financing will be satisfied in full by the Buyer at the Closing.

3.       Product Supply Agreement dated 7/6/92 between J&L and AGA Gas, Inc.
         Section 12F requires the prior written consent of the other party for assignment.

4. Transportation Contract ICC-ALQS-C-0001 dated 1/1/91 between J&L and Aliquippa & Southern Railroad Company, as amended by letter from D.C. Curtis to D.R. Innocenti dated 6/29/94 (raising rates). Section 6 requires the prior written consent of the other party for assignment.

5. Transportation Contract ICC-ALQS-C-0002 dated 1/1/92 between J&L and Aliquippa & Southern Railroad Company, as amended by letter from D.C. Curtis to D.R. Innocenti dated 6/29/94 (raising rates). Section 6 requires the prior written consent of the other party for assignment.

6. Payroll Processing Agreement dated 12/1/92 between J&L and LTV Steel Company, Inc. ("LTV"). Section 6 requires the written consent of the other party for assignment.

7. Asset Purchase Agreement dated as of 10/6/87 between LTV as seller and Breedlove Enterprises, Inc. (now J&L) as buyer, as amended by Amendment No. 1 dated 11/6/87. Section 12.4 requires consent of other party for assignment.

8. Software License Agreement commencing 11/16/87 between VAS Software, Inc. as licensor and J&L as licensee (accounting software). Requires consent of licensor for assignment.

9. Order Agreements dated 9/29/89 and 1/20/88 between Cognos Corporation as licensor and J&L as licensee. Section 1 grants a non-exclusive, non-transferable limited license to use the software purchased pursuant to the Order Agreement; Section 12 provides that licensor has no right to assign or sublicense the license.

10. On the Job Training Contract No. PY3*576 dated 5/18/94 between Job Training for Beaver County, Inc. and J&L, as amended by On-The-Job Training Contract Amendment No. 1 dated 5/11/94, and as extended by an Addendum dated 7/19/94. Section J requires prior written consent of Subcontractor for assignment.

11. Wireline Crossing Agreement dated as of 3/30/94 (unexecuted) between CSX Transportation, Inc. as licensor and J & L as licensee. -- Section 16 requires the prior written consent of licensor for assignment.

12. Labor Agreement dated April 1, 1992 between J&L and the United Steelworkers of America, as amended by memoranda dated 9/27/92, 11/26/93, 12/3/93, 2/7/94, 2/21/94 and 3/10/94. Section XXI provides that the Company will not sell, convey, assign or otherwise transfer its plant covered by the Labor Agreement that the Company has not declared permanently shutdown to any other party (Buyer) who intends to continue to operate the business as the Company had, unless the following conditions have been satisfied prior to the closing date of the sale:

         (a) the Buyer shall have entered into an Agreement with the Union recognizing it as the bargaining representative for the employees within the existing bargaining unit;

         (b) the Buyer shall have entered into an Agreement with the Union establishing the terms and conditions of employment to be effective as of the closing date; and

         (c) if requested by the Company, the Union will enter into negotiations with the Company on the subject of releasing and discharging the Company from any obligations, responsibilities and liabilities to the Union and the employees, except as the parties otherwise mutually agree.

13.      The insurance policies listed as items 1, 3, 7, 10, 12 and 13 on
         Schedule 3.24 provide that the insured's rights and duties provided thereunder may not be transferred without the written consent of the insurer.

14. The insurance policy listed as item 4 on Schedule 3.24 provides that the insurance provided thereunder is not assignable, but benefits are.

15. The insurance policies listed as items 6 and 8 on Schedule 3.24 provide that the such policies are not assignable without the consent of the insurer.

16.      Each of the Governmental Permits listed in items 1(a) through 1(h) on
         Schedule 3.15 require the consent or approval of the issuing authority in order to transfer the same without violation.

17. Equipment Lease (including maintenance agreements) dated 3/2/94 between Pitney Bowes Credit Corporation and J&L. Section 19 provides that it may not be assigned without the lessor's consent.

18. Lease Agreement No. 488042 dated 5/11/94 between GE Capital Modular Space and J&L. Section 16 provides that it may not be assigned without the lessor's consent.

19. Agreement of Sale dated December 28, 1993 between J&L and Beaver County Corporation for Economic Development. Section 21 provides that it may not be assigned without the Seller's consent.

20. Blanket Purchase Order dated 1/28/94 between Redman Homes, Inc. and J&L, as amended. Paragraph 8 provides that it cannot be assigned without the Purchaser's prior written approval.

21. Main Base Gas Sales Contract dated September 1, 1994 and Limited Term Sales Agreement (undated) between Eastern Marketing Corporation and J&L. Article XIII, Section 3 provides that it cannot be assigned without the consent of the other party.

                                                                   SCHEDULE 3.06

                                   NO CONSENT
                                   (Companies)

1. The Material Agreements listed on Schedule 3.04 require the consent of the other party or parties thereto in order for the same to be assigned to and assumed by the Buyer.

2.       The Governmental Permits listed in items 1(a) through 1(h) on Schedule
         3.15 require the consent or approval of the issuing authorities in order for the same to be transferred to the Buyer. In addition, it is a condition to the obligations of the Buyer hereunder that, on or prior to the Closing Date, either (i) the "Section 10 Permit" referred to in item 2(a) on Schedule 3.15 shall be obtained and properly transferred to the Buyer or (ii) J&L obtain assurances from the Army Corps of Engineers reasonably satisfactory to the Buyer to the effect such permit will be forthcoming and that the failure to obtain the same on or prior to the Closing Date will not impose any liability on the Buyer or interfere with its operation of the Business.

3. It is a condition to the obligations of the Buyer hereunder that, on or prior to the Closing Date, J&L satisfy the conditions specified in the notes to items 1(c), 3(a), 3(b) and 3(c) on Schedule 3.17.

4. A filing with the U.S. Patent Office will be required to transfer the trademark listed on Schedule 3.19 to the Buyer. In addition, the consent of J&L Specialty Products Corporation may be required in order for the Buyer to use the name "J&L Structural".

5. The Letter of Credit listed on Schedule 3.25 requires the consent of PNC Bank in order for the same to be assigned to and assumed by the Buyer.

6. The Pension Plans listed on Schedule 3.21 must be amended to redefine the sponsoring employer as the Buyer.

7. The providers of the Welfare Plans listed on Schedule 3.22 must be notified that the Buyer will be the sponsoring employer. It is a condition to the obligations of the Buyer hereunder that, on or prior to the Closing Date, such providers confirm in writing to the Buyer that the transfer of each such plan to the Buyer will not result in any change in the respective premiums, coverage limits or eligible covered employees under such plans.

                                                                   SCHEDULE 3.08

                                   TAX MATTERS

                                      None

                                                                   SCHEDULE 3.09

                                   LITIGATION

1. Henry McLaughlin v. J&L Structural, Civil Action No. 10960, Court of Common Pleas of Beaver County, Pennsylvania

         - Wrongful discharge action (breach of express and implied contract, detrimental reliance).

         -       Complaint filed 5/25/94, answer filed 8/11/94.

         - Damages sought are unknown, but are in excess of $20,000 and include necessary and consequential damages and costs and expenses of litigation.

         - This action is currently in discovery. J&L has offered to settle for $25,000, the plaintiff has made a $88,000 counter-offer.

2. Henry McLaughlin v. J&L Structural, PHRC Docket No. E-67194-AH, Pennsylvania Human Relations Commission.

         - Charge of employment discrimination under the Age Discrimination in Employment Act of 1967 and the Americans with Disabilities Act.

         - Complaint filed 3/16/94, answer filed 4/11/94. No further action has been taken.

         -       Damages sought are unknown, presumably include reinstatement.

         - This action arises out of the same circumstances as the action described in item 1 above.

3. Robertson Ceco Corporation v. Fourteenth Street Corporation and Precision Galvanizing, Inc., Civil Action No. 94-1319, U.S. District Court for the Western District of Pennsylvania.

         - Action for breach of contract, declaratory judgment, tortious interference in contractual relations, loss of business reputation.

         -       Complaint filed 8/8/94, answer filed 9/26/94.

         - Damages sought are unknown, but are in excess of $377,150 plus additional amounts due under a note from Precision Galvanizing, Inc. ("PGI") to Robertson Ceco Corporation ("RCC") and include punitive damages, counsel fees, costs and expenses.

         - PGI and Fourteenth Street Corporation ("FSC") are Affiliates of J&L and TCI, and each of FSC and PGI lease space to TCI as described on Schedule 3.17. Although none of J&L, TCI or the Shareholders have been named in this action:

                  (a) this action could cause FSC to declare bankruptcy or to give a deed in lieu of foreclosure to its mortgagee, which could have an adverse impact on TCI's lease with FSC;

                  (b) this action could cause PGI (which is already in liquidation) to declare bankruptcy, which could have an adverse impact on TCI's lease arrangement with PGI; and

                  (c) Robertson's counsel has verbally threatened counsel for FSC and PGI that it may decide to pursue its action against J&L, TCI and/or the Shareholders on a "piercing the corporate veil" or similar theory.

                                                                   SCHEDULE 3.10

                      ABSENCE OF CERTAIN CHANGES AND EVENTS

(a) - J&L intends to hire a computer programmer from Sun Systems, Inc. for the two-month period commencing 11/1/94 at an estimated cost of $13,000. This programmer will be developing manufacturing software.

    - J&L has committed to make a charitable contribution in the amount of $18,000 to Beaver County Educational Trust. Of such amount, $10,000 is payable in 1994 and $4,000 is payable in each of 1995 and 1996.

(f) - J&L has made or committed to make the salary increases set forth on Annex A hereto and in the TCI Labor Agreement listed on Schedule 3.23.

    - In July and October of 1994 J&L paid the amounts specified on Annex B hereto in accordance with its Special Award Program. Although J&L is not committed to pay any amounts under such program, J&L intends to make payments under such program in respect of the fourth quarter of 1994 in amounts consistent with past practice.

    - TCI intends to pay a bonus to George Michaels on or prior to 12/31/94 in the amount of $6,000.

(g) Annex C hereto sets forth a list of capital expenditures which the Companies have made or committed to make since June 30, 1994, to the extent that the same are required to be disclosed by Section 3.10(g) of the Asset Purchase Agreement.

                                                                     ANNEX A
                                                                 (Schedule 3.10)

                            SALARY ADJUSTMENT PROGRAM
                       3RD QUARTER 1994 SCHEDULED ADJUSTMENTS

                                                                   Adjusted
     Individual             Effective Date    Monthly Increase    Salary/Mo.
     ----------             --------------    ----------------    ----------

 1.  R. Roenn                   7/1/94             $100             $2,375
     -------------------    --------------    ----------------    ----------
 2.  C.J. Wahl                  7/1/94              200              4,986
     -------------------    --------------    ----------------    ----------
 3.
     -------------------    --------------    ----------------    ----------
 4.
     -------------------    --------------    ----------------    ----------
 5.
     -------------------    --------------    ----------------    ----------
 6.
     -------------------    --------------    ----------------    ----------
 7.
     -------------------    --------------    ----------------    ----------
 8.
     -------------------    --------------    ----------------    ----------
 9.
     -------------------    --------------    ----------------    ----------
10.
     -------------------    --------------    ----------------    ----------



                                          H. A. Breedlove
                                          -----------------------
                                          H. A. Breedlove
                                          6/30/94

HAB/jma

CC:   K. W. Bixby
      J. E. Howe
      C. A. Snyder

0002A

                          SALARY ADJUSTMENT PROGRAM
                    3RD QUARTER 1994 SCHEDULED ADJUSTMENTS

                                                                   Adjusted
     Individual             Effective Date    Monthly Increase    Salary/Mo.
     ----------             --------------    ----------------    ----------

 1.  K. Bixby                   8/1/94             $235             $5,150
     -------------------    --------------    ----------------    ----------
 2.  M. Comca                   8/1/94               80              2,835
     -------------------    --------------    ----------------    ----------
 3.  W. Keans                   8/1/94              225              6,460
     -------------------    --------------    ----------------    ----------
 4.
     -------------------    --------------    ----------------    ----------
 5.
     -------------------    --------------    ----------------    ----------
 6.
     -------------------    --------------    ----------------    ----------
 7.
     -------------------    --------------    ----------------    ----------
 8.
     -------------------    --------------    ----------------    ----------
 9.
     -------------------    --------------    ----------------    ----------
10.
     -------------------    --------------    ----------------    ----------



                                          H. A. Breedlove
                                          -----------------------
                                          H. A. Breedlove
                                          8/21/94


HAB/jma

CC:   K. W. Bixby
      J. E. Howe
      C. A. Snyder

0002A

                          SALARY ADJUSTMENT PROGRAM
                    3RD QUARTER 1994 SCHEDULED ADJUSTMENTS

                                                                   Adjusted
     Individual             Effective Date    Monthly Increase    Salary/Mo.
     ----------             --------------    ----------------    ----------

 1.  J. Agien                   9/1/94             $ 95             $2,450
     -------------------    --------------    ----------------    ----------
 2.  K. Gurchar                 9/1/94              200              3,367
     -------------------    --------------    ----------------    ----------
 3.  M. Karczewski              9/1/94              250              4,955
     -------------------    --------------    ----------------    ----------
 4.  L. Musante                 9/1/94              130              3,452
     -------------------    --------------    ----------------    ----------
 5.  F. Pendil                  9/1/94               95              2,390
     -------------------    --------------    ----------------    ----------
 6.  J. Shoop                   9/1/94              105              2,758
     -------------------    --------------    ----------------    ----------
 7.
     -------------------    --------------    ----------------    ----------
 8.
     -------------------    --------------    ----------------    ----------
 9.
     -------------------    --------------    ----------------    ----------
10.
     -------------------    --------------    ----------------    ----------



                                          H. A. Breedlove
                                          -----------------------
                                          H. A. Breedlove
                                          8/30/94
                                          Revised 9/20/94

HAB/jma

CC:   K. W. Bixby
      J. E. Howe
      C. A. Snyder

0002A

                          SALARY ADJUSTMENT PROGRAM
                    4TH QUARTER 1994 SCHEDULED ADJUSTMENTS

                                                                   Adjusted
     Individual             Effective Date    Monthly Increase    Salary/Mo.
     ----------             --------------    ----------------    ----------

 1.  R. Balentine              10/1/94             $200             $4,310
     -------------------    --------------    ----------------    ----------
 2.  W. Nicklaus               10/1/94              150              3,055
     -------------------    --------------    ----------------    ----------
 3.  W. Ross                   10/1/94              170              5,005
     -------------------    --------------    ----------------    ----------
 4.  W. Watkins                10/1/94              135              3,480
     -------------------    --------------    ----------------    ----------
 5.  E. E. Kaunert             11/1/94              200              5,050
     -------------------    --------------    ----------------    ----------
 6.  S. Mayconich              11/1/94              150              3,025
     -------------------    --------------    ----------------    ----------
 7.  D. Cook                   12/1/94              175              3,825
     -------------------    --------------    ----------------    ----------
 8.
     -------------------    --------------    ----------------    ----------
 9.
     -------------------    --------------    ----------------    ----------
10.
     -------------------    --------------    ----------------    ----------



                                          H. A. Breedlove
                                          -----------------------
                                          H. A. Breedlove
                                          8/30/94


HAB/jma

CC:   K. W. Bixby
      J. E. Howe
      C. A. Snyder

0002A

                                                                 (Schedule 3.10)

                            SPECIAL AWARD PROGRAM


                         Period:    April - June 1994
                         ----------------------------


            Awardee                                 Award Amount
            -------                                 ------------

            1.  H. Fleming                            $1,100
               ------------------------             -----------

            2.  B. Cox                                 1,000
               ------------------------             -----------

            3.  W. Nicklaus                            1,250
               ------------------------             -----------

            4. ------------------------             -----------

            5. ------------------------             -----------

            6. ------------------------             -----------


            NOTES:

                   (1) Special Awards are limited to mill supervisory personnel for extra shift or heavy routine overtime activity. Participants in Management Award Program are ineligible.

                   (2)

                                                    /s/ Howell A. Breedlove
                                                    -----------------------
                                                    Howell A. Breedlove
                                                    President


HAB/jma

CC:  K.W. Bixby
     J.E. Howe
     C.A. Snyder

                            SPECIAL AWARD PROGRAM


                       Period:    July - September 1994
                       --------------------------------

            Awardee                                 Award Amount
            -------                                 ------------

            1.  B. Cox                                $  850
               ------------------------             -----------

            2.  W. Nicklaus                            1,400
               ------------------------             -----------

            3.  H. Fleming                             1,000
               ------------------------             -----------

            4.  M. White                               1,100
               ------------------------             -----------

            5. ------------------------             -----------

            6. ------------------------             -----------


            NOTES:

                   (1) Special Awards are limited to mill supervisory personnel for extra shift or heavy routine overtime activity. Participants in Management Award Program are ineligible.

                   (2)

                                                    /s/ Howell A. Breedlove
                                                    ------------------------
                                                    Howell A. Breedlove
                                                    President


HAB/jma

CC:  K.W. Bixby
     J.E. Howe
     C.A. Snyder

                                                                         ANNEX C
                                                                 (Schedule 3.10)
                              CAPITAL EXPENDITURES

1.       J&L
         ---

            Supplier                                Cost                        Purpose
            --------                                ----                        -------
Giffin Interiors                                  $  5,500            Cabinets, Display Case
Ragon Electric                                    $ 32,470            6000 KVA Auto Transformer
Foerster Instruments                              $  6,465            Hardness Tester
CDS                                               $  8,362            Makeup Well/Pump
Hajoca Corp.                                      $  5,645            Makeup Well/Pump
Beaver Concrete                                   $    307            Makeup Well/Pump
B.M. Kramer & Co.                                 $    231            Makeup Well/Pump
M.S. Jacobs                                       $  1,158            Makeup Well/Pump
James M. Cox Corp.                                $    381            Makeup Well/Pump
Dan Snyder                                        $  2,800            Rougher's Pulpit
Dan Snyder                                        $  1,120            Rougher's Pulpit
Cross Electronics                                 $ 33,400            Rougher's Pulpit
Precision Galvanizing, Inc.                       $ 16,650            Machine Shop Equipment
Robert S. Bernstein                               $ 19,700            P.M. Moore Land Purchase








Mesta Co., Inc.                                   $ 11,900            Roof Replacement
                     ***                          $  1,100            Roof Replacement
                                                  --------
Hollteck Co.                                      $ 30,035            Roller Guides/Channel
                                                  --------
                     ***                          $ $9,965            Roller Guides/Channel
                                                  --------
Reliable Source of Met                            $ 19,993            Rougher's Pulpit
                                                  --------
                     ***                          $ 10,007            Rougher's Pulpit
                                                  --------
                     ***                          $ 50,000            Phone System Upgrade
                                                  --------
Wesco                                                  338            Breaker Upgrade
                                                  --------
Camco                                             $ 38,750            Breaker Upgrade
                                                  --------
                     ***                          $    912            Breaker Upgrade
                                                  --------
                     ***                          $170,000            Fire Protection Upgrade
                                                  --------
R.A. Burgess                                      $ 36,300            Tracer for Roll Lathe
                                                  --------
                     ***                          $ 13,700            Tracer for Roll Lathe
                                                  --------
Ragon                                             $ 26,332            Critical Electrical Protection
                                                  --------

2.       TCI

H.B. Parke Corp.                                  $  3,481            Paint Line Upgrade

                                                                   SCHEDULE 3.11

                            DIRECTORS AND EXECUTIVES

                             Directors (J&L and TCI)
                             -----------------------

                               Howell A. Breedlove
                                  James E. Howe
                                 Carl A. Snyder

                             Officers (J&L and TCI)
                             ----------------------

      Howell A. Breedlove -- President and CEO
      James E. Howe       -- Vice President and Secretary
      Carl A. Snyder      -- Vice President and Treasurer

                    Annual Compensation of $78,500 or Greater
                    -----------------------------------------

                                                 '93 Bonus/                                  '94 Bonus/                 '95 Bonus/
                                                   Profit         '93                          Profit         '94         Profit
                                   '93 Salary      Sharing      Insurance     '94 Salary       Sharing      Insurance     Sharing
Howell A. Breedlove                 $311,040      $109,056      $ 7,135        $326,592     $108,136        $ 7,135         ---
James E. Howe                       $166,320      $ 46,722      $17,740        $174,636     $ 57,182        $17,740         ---
Carl A. Snyder                      $166,320      $ 46,722      $18,516        $174,636     $ 57,182        $18,516         ---
William E. Kerns                    $ 73,820      $ 61,926        ---          $ 75,445     $ 15,342          ---        $62,545
(J&L General Manager/Operations)
Karl W. Shurskis                    $ 64,060      $ 22,786        ---          $ 71,560     $  5,577          ---        $24,014
(J&L General Mgr./Technical)
Kenneth W. Bixby                    $ 59,976      $ 21,823        ---          $ 59,012     $  5,365          ---        $22,402
(J&L Controller)

Notes:

(a) '93 Bonus/Profit Sharing payments for Messrs. Kerns, Shurskis and Bixby are based on the 12-month period ended 9/30/93.

(b) '94 Bonus/Profit Sharing payments for Messrs. Kerns, Shurskis and Bixby are based on the three-month period ended 12/31/93.

(c) '94 Bonus/Profit Sharing payments for Messrs. Breedlove, Howe and Snyder, and '95 Bonus/Profit Sharing payments for Messrs. Kerns, Shurskis and Bixby, are estimated and are based on the 12-month period ended 12/31/94.

(d) All payments to the above persons are in respect of their services rendered to J&L and TCI, but such persons are paid only by J&L; services rendered to TCI are billed by J&L to TCI.

                                                                   SCHEDULE 3.12

                             CUSTOMERS AND SUPPLIERS

1.       J&L Customers.

         (a)      1993

                 (i)           Lippert Components, Inc.
                               608 Wright Avenue
                               Alma, MI  48801-1617
                               Sales:  $4,637,272.22
                               Relationship:  Generally good, supply Junior
                               Beams to six of its plants on a sole source basis.

                 (ii)          Clayton Manufactured Homes, Inc.
                               P.O. Box 15168
                               Knoxville, TN  37901-5169
                               Sales:  $4,200,606.06
                               Relationship:  Generally good, supply Junior
                               Beams to six of its plants, five on a sole source basis.

                 (iii)         Oakwood Homes Corp.
                               225 South Holden Road
                               Greensboro, NC  27407
                               Sales:  $3,242,138.38
                               Relationship: Generally good, supply all of its Junior Beam requirements. J&L was selected as its National Supplier of the Year in 1993.

                 (iv)          Redman Homes, Inc.
                               2550 Walnut Hill Lane
                               Dallas, TX  75339-5613
                               Sales:  $3,058,477.81
                               Relationship: Generally good, sole source of Junior Beam requirements east of the Mississippi (except for one location)

         (b)     1994 (6 months ending 6/30/94)

                 (i)           Lippert Components, Inc.
                               Sales:  $2,632,379.19
                               Relationship:  see above

                 (ii)          Oakwood Homes Corp.
                               Sales:  $2,178,740.75
                               Relationship:  see above

                 (iii)         Pines Trailer, Inc.
                               2555 South Blue Island Avenue
                               Chicago, IL  60608
                               Sales:  $1,955,140.67
                               Relationship: Generally good, supply over 75% of its cross member requirements

                 (iv)          Clayton Manufactured Homes, Inc.

                               Sales:  $1,936,441.14
                               Relationship:  see above

                 (v)           Redman Homes, Inc.
                               Sales:  $1,871,183.34
                               Relationship:  see above

2.       TCI Customers.  J&L is TCI's only customer.

3.       J&L Suppliers.

         (a)      1993

                 (i)           Roanoke Electric Steel Corporation
                               P.O. Box 13948
                               Roanoke, VA  24038
                               Purchases:  $17,255,102.03
                               Relationship: Generally good, primary raw material supplier

                 (ii)          Florida Steel Corp.
                               P.O. Box 65322
                               Charlotte, NC  28265
                               Purchases:  $7,609,630.44
                               Relationship: Generally good, raw material supplier

                 (iii)         Bayou Steel Corp.
                               P.O. Box 10518
                               Newark, NJ  07193-0518
                               Purchases:  $6,100,167.59
                               Relationship: Generally good, raw material supplier

                 (iv)          Duquesne Light Company
                               P.O. Box 371180
                               Pittsburgh, PA  15251-7180
                               Purchases:  $1,750,677.98
                               Relationship: Generally good, electricity supplier

                 (v)           Steel Company of West Virginia
                               P.O. Box 872
                               Huntington, WV  25712
                               Purchases:  $1,477,642.35
                               Relationship: Generally good, raw material supplier

        (b)  1994 (6 months ending 6/30/94)

                 (i)           Roanoke Electric Steel Corporation
                               Purchases:  $16,826,622.29
                               Relationship:  see above

                 (ii)          Florida Steel Corp.
                               Purchases:  $4,991,196.18
                               Relationship:  see above

                 (iii)         Bayou Steel Corp.

                               Purchases:  $2,515,382.18
                               Relationship:  see above

                 (iv)          Duquesne Light Company
                               Purchases:  $931,916.31
                               Relationship:  see above

                 (v)           Eastern Marketing Corp.
                               P.O. Box 71478
                               Chicago, IL  60694-1478
                               Purchases:  $537,919.19
                               Relationship: Generally good, supplier of natural gas

4.       TCI Suppliers.

         (a)  1993

                 (i)           Personnel Plus, Inc.
                               Dept. 8868
                               Pittsburgh, PA  15278-8868
                               Purchases:  $158,960.01
                               Relationship: Generally good, supply temporary manpower requirements

                 (ii)          Patriot Paint Co.
                               201 South Middle St.
                               Portland, IN  47371
                               Purchases:  $119,316.05
                               Relationship: Generally good, supply paint for paint line

                 (iii)         Liken Services, Inc. (J.T.A. Factoring)
                               400 Penn Center Blvd., Suite 501
                               Pittsburgh, PA  15235
                               Purchases:  $79,724.01
                               Relationship: Generally good, provided temporary manpower requirements prior to Personnel Plus, Inc.

                 (iv)          Hilb, Rogal & Hamilton Co.
                               Warner Centre
                               333 Forbes Avenue
                               Pittsburgh, PA  15222
                               Purchases:  $29,895.00
                               Relationship: Generally good, workers
                               compensation and equipment insurance

                 (v)           Safety-Kleen Corp.
                               Box 1800
                               Elgin, IL  60121
                               Purchases:  $21,759.64
                               Purchases: Generally good, provide disposal of waste paint drums

         (b)  1994 (6 months ending 6/30/94)

                 (i)           Personnel Plus, Inc.
                               Purchases:  $392,907.50
                               Relationship:  see above

                 (ii)          Patriot Paint Co.
                               Purchases:  $117,789.05
                               Relationship:  see above

                 (iii)         Hilb, Rogal & Hamilton Co.
                               Purchases:  $44,525.00
                               Relationship:  see above

                 (iv)          Concord Industries
                               1651 Highwood East
                               Pontiac, MI  48340
                               Purchases:  $29,500.00
                               Relationship: One-time purchase of used 125 ton press

                 (v)           Allegheny Clarklift, Inc.
                               RD #6, Box 510
                               Greensburg, PA  15601
                               Purchases:  $26,776.36
                               Relationship: Generally good, mobile equipment provider (rent, purchase, maintenance)

5.      Material Reductions of Business.

        Since June 30, 1993, Clayton Manufactured Homes, Inc. has reduced its purchases of Junior Beams from J&L from approximately 80% of its requirements to approximately 70% of its requirements. J&L does not expect any further reduction in such business.

                                                                   SCHEDULE 3.13

                               GOVERNMENTAL RULES

Matters disclosed in items 2 and 3 on Schedule 3.15 and items 1, 4 and 5 on
Schedule 3.16; provided, that the foregoing listing shall in no event alleviate J&L from its obligations set forth in the second sentence of item 2 on Schedule 3.06.

                                                                   SCHEDULE 3.14

                               GOVERNMENTAL ORDERS

                                      None

                                                                   SCHEDULE 3.15

                              GOVERNMENTAL PERMITS

1.       Existing Permits.

         (a) Department of Transportation, U.S. Coast Guard, Private Aids to Navigation Permit.

                  -        Permit for lights to mark barge facility

                  -        Approved 4/19/93

         (b) Operating Permit No. 04-307-037 (and application and transmittal letters relating to the same) for an air emission source described as the 14" Mill Reheat Furnace; issued on 11/7/93 by the Pennsylvania Department of Environmental Resources ("DER") to J&L Structural, Inc., Aliquippa, PA; expires 6/30/98.

         (c) Plan Approval No. 04-318-010 (and application and transmittal letters relating to the same) for an air emission source described as the Surface Coating of Lightweight Structural Members; issued by DER to Trailer Components, Inc., Aliquippa, PA; expires 12/31/94. Note: This is a construction permit; an operating permit will be issued upon completion of construction and DER inspection and approval.

         (d) NPDES Permit No. PA0204315 (and application and transmittal letters relating to the same) for the discharge from a facility located at 14" Product Mill, Aliquippa Borough, Beaver County; issued on 3/30/90 by DER to J&L Structural, Inc., Aliquippa, PA; expires 3/30/95. Renewal application filed 9/23/94.

         (e) Water Quality Management Part II Permit No. 0471206-A1 (and application and transmittal letters relating to the same) for the 14" Product Mill; issued on 8/31/90 by DER to J&L Structural, Inc., Aliquippa, PA; no expiration date.

         (f) Hazardous waste generator I.D. Nos. PA987284353 issued by the United States EPA to J&L Structural, Inc., Aliquippa, PA, and PA987393857 issued by the United States EPA to Trailer Components, Inc., Aliquippa, PA (and applications and transmittal letters relating to the same); no expiration dates.

         (g) Tank Registration nos. 04-83464-001A to 013A relating to 13 aboveground storage tanks issued by DER to J&L Structural, Inc., Aliquippa, PA; expire 10/4/95.

         (h) J&L Structural, Inc. letter to DER dated 6/28/94 submitting a RACT proposal for the 14" mill reheat furnace.

         (i) DER letter to J&L Structural, Inc. dated 1/5/93 approving the use of a dewatering box as a substitute for the sludge settling pond which had been part of the wastewater treatment system.

         (j) DER letter to J&L Structural, Inc. dated 10/7/93 approving closure of the sludge settling pond which had been part of the wastewater treatment system.

         (k) J&L Structural, Inc. letter to DER dated 4/13/94 identifying the facility located at 111 Station Street, Aliquippa, PA as a major NOx emitting facility.

         (l) DER letter to J&L Structural, Inc. dated 10/20/87 stating DER's determination that air contaminants emitted from a cyclone separator at the 14" Mill are of minor significance, thereby avoiding the need for a plan approval or operating permit.

         (m) State fire marshal approval No. 207,899 dated 4/9/93 for a change of the location of flammable liquid tanks at J&L.

2.       Other Necessary Permits.

         (a) On September 22, 1994 J&L was informed that it should have a "Section 10 Permit" from the U.S. Army Corps of Engineers for its barge facility. It is believed that such a permit (No. 21014) was issued to Jones & Laughlin Steel Corporation in 1921, but that such permit was not transferred to LTV Steel Company, Inc. or to J&L. J&L is in contact with the Army Corps of Engineers regarding such permit.

         (b) J&L has two aboveground tanks containing flammable liquids which require written approval of the State Fire Marshal under 37 Pa. Code ss. 11.3. J&L is currently preparing such tanks to qualify for such approvals

3.       Violations, Investigations, Etc.

         (a) DER letter to J&L Structural, Inc. dated 8/29/94 requesting submission of fees and compliance history in support of J&L Structural, Inc.'s RACT proposal.

         (b) Three exceedances of oil and grease instantaneous maximum effluent limits of NPDES Permit No. PA0204315 which occurred in October 1991, November 1992, and May 1993.

         (c) J&L Structural, Inc.'s request to DER for increased production rate at TCI in connection with then pending plan approval application.

         (d) Unpermitted process water discharges from J&L Structural Pump Station No. 10 caused by overflows on January 15, 1991, May 14, 1991, December 17, 1991, September 4, 1992 and February 22, 1993.

                                                                   SCHEDULE 3.16

                              ENVIRONMENTAL MATTERS

1.       Use, Generation, Etc. of Hazardous Substances.

         (a) Matters disclosed in the environmental audits, assessments, evaluations and investigations referenced on Annex A hereto (collectively, the "Environmental Audits").

         (b) U.S. Environmental Protection Agency ("EPA") Complaint against J&L for administrative penalties for alleged violations of SARA Title III at EPA Docket No. EPCRA III-084; and Consent Agreement and Order dated 7/20/93.

         (c) The operation by TCI of an air emission source prior to the issuance of the Plan Approval referred to in item 1(c) on
                  Schedule 3.15.

         (d)      The exceedances of NPDES effluent limits by J&L referred to in item 3(b) on Schedule 3.15.

         (e) The unpermitted process water discharges referred to in item 3(d) on Schedule 3.15.

         (f) Potential PCB contamination from one transformer owned by J&L and three transformers owned by LTV Steel Company, Inc. ("LTV"). Such transformers are located in the transformer yard of the mill, which is located on the east side of the mill near the motor room.

         (g) TSCA recordkeeping requirements relating to a PCB transformer in the J&L motor room (such transformer was removed from service and disposed of off-site on 6/22/92).

         (h) One former and two current aboveground flammable liquid storage tanks at J&L do not have the written approval of the State Fire Marshal referred to in item 2(b) on Schedule 3.15.

2.       Disposal of Hazardous Substances.

         (a)      Matters disclosed in the Environmental Audits.

         (b)      PCB spill of 6/13/92 at J&L.

         (c)      Potential PCB contamination as described in item 1(f) above.

         (d)      Closed sludge settling pond at J&L.

         (e)      The underground storage tanks referred to in item 3 below.

3.       Underground Storage Tanks.

         Three abandoned underground storage tanks reportedly exist on property owned by Fourteenth Street Corporation and which is adjacent to property leased to TCI. See: "Environmental Assessment of H.H. Robertson Company/Ambridge Coating Division, Ambridge, Pennsylvania" by Killam Associates (July, 1990), p. 35. It is believed that such tanks are under the building in which TCI leases space, but not under the portion of such building that TCI leases.

4.       Hazardous Substances Which May Require Reporting or Remediation.

         (a)      Matters disclosed in the Environmental Audits.

         (b)      Potential PCB contamination as described in item 1(f) above.

         (c) Matters disclosed in letter dated 10/7/94 from DER to J&L concerning remediation of 38-acre parcel.

         (d) The two current aboveground flammable liquid storage tanks referred to in item 1(h) above.

         (e) Hazardous Substances which are or may be present at levels which require reporting:

                 (i) The Companies must file SARA Title III reports annually in connection with certain Hazardous Substances.

                 (ii) The Companies must disclose air emission rates in applications for the Governmental Permits referred to in items 1(b), 1(c), 1(h) and 1(k) on
                               Schedule 3.15.

                 (iii) J&L must file discharge monitoring reports in connection with the Governmental Permit referred to in item 1(d) on Schedule 3.15.

                 (iv) J&L and/or TCI have filed, or are required to file, the following with the Pennsylvania Department of Environmental Resources ("DER"): residual waste source reduction strategy; residual waste analysis; residual waste biennial generator report.

5.       Liabilities, Etc. Under Environmental Rules.

         (a)      Matters disclosed in the Environmental Audits.

         (b)      The SARA Title III Complaint referenced in item 1(b) above.

         (c) Letter from Robertson Ceco Corporation dated 4/29/92 notifying the Companies of alleged vapor and mist problems.

         (d) Informal oral notice by a representative of DER that it is investigating benzene contamination of an Aliquippa municipal water well.

         (e) DER has informally requested that J&L investigate the feasibility of low NOx burners at its 14" mill.

         (f) Matters disclosed in Remedial Action Plan for Soil Remediation and

                  Groundwater Protection, Former Blast Furnace (A-4 an A-5) Complex, of LTV Steel Company, Inc. by L. Robert Kimball & Associates, Environmental Sciences Division, Inc., December, 1993.

6.       Obligations Resulting from Transactions.

         (a) Transfer of the operating permit and plan approval referred to in items 1(b) and 1(c) on Schedule 3.15 is authorized by 25 Pa. Code Section 127.32. The transfer requires submission of a fee of $200, change of ownership form and a compliance history form requiring identity of applicant and related parties and compliance history of applicant's Pennsylvania facilities from July 1992 to date. DER generally acts within 30 days of receipt.

         (b) There is no regulation under the Pennsylvania Clean Streams Law, 35 P.S. Section 691.1 et seq., expressly authorizing transfer of the NPDES permit (Part I) or the water quality management permit (Part II) referred to in items 1(d) and 1(e) on Schedule 3.15. The NPDES permit requires in part B, paragraph 2(b), notice by the permitee to DER at least 30 days prior to change of ownership, submission of application for transfer of permit and a written agreement between permitee and new owner governing liability for permit violations after the transfer date. There is no transfer fee.

         (c) The hazardous waste generator I.D. Nos. referred to in item 1(f) on Schedule 3.15 may be transferred by submitting a notification of hazardous waste activity and supplemental information forms to DER. There is no transfer fee.

         (d) The registration numbers for storage tanks referred to in item 1(g) on Schedule 3.15 may be transferred by submitting to DER a registration form which identifies the new owner and a letter requesting the registration numbers be assigned to the new owner. There is no transfer fee.

         (e) Disclosure of "disposal" of Hazardous Substances in real estate deeds, as required by the Pennsylvania Hazardous Sites Cleanup Act, including:

                 (i)           PCB spill of 6/13/92 at J&L Structural, Inc.

                 (ii) Closed sludge settling pond at J&L Structural, Inc.

                 (iii) Prior disposal of Hazardous Substances, if any, identified in the Environmental Audits listed on Annex A.

                  Note: The actual disclosure language to be contained in the deeds for real property shall be mutually satisfactory to the Companies and the Buyer, subject to the requirements of applicable Governmental Rules.

                                                                         ANNEX A
                                                                 (Schedule 3.16)

                              ENVIRONMENTAL AUDITS

1. "Environmental Evaluation of the LTV Steel Company 14-inch Mill at Aliquippa, Pennsylvania"/Oct. 1987/Duncan, Lagnese & Assoc.

2. "J&L Structural, Inc. - Environmental Liabilities Investigation," letter report dated 12/6/89 by Killam Associates.

3. "Report of 1991 Environmental Compliance Audit and Procedures for Future Auditing"/August 1992/Killam Associates.

4. "Phase I Environmental Site Assessment Report for the former Blast Furnace (A-4 and A-5) Complex and Seamless Tube Mill Complex LTV Steel Aliquippa Works" by L. Robert Kimball & Associates, dated
         _________________.

5. "Draft, Phase II Environmental Site Assessment Report for the former Blast Furnace (A-4 and A-5) Complex and Seamless Tube Mill Complex, LTV Steel Aliquippa Works" by L. Robert Kimball & Associates, dated March 1993.

6. "Addendum to Draft, Phase II Environmental Site Assessment Report for the Former Blast Furnace (A-4 and A-5) Complex and Seamless Tube Complex, LTV Steel Aliquippa Works" by L. Robert Kimball & Associates, Environmental Sciences Division, Inc., April, 1993.

7. "Final Report Environmental Assessment of H.H. Robertson Company Ambridge Coating Division, Ambridge, PA, July 1990" (p. 13, CMP Department; p. 35, closed USTS).

8. "Phase I Environmental Site Assessment Report of a Portion of the Former Aliquippa Works, LTV Steel Company, Inc." by L. Robert Kimball & Associates, Environmental Sciences Division, Inc., April, 1992.

9. "Draft, Phase II Environmental Site Assessment Report for Welded Tube Complex, LTV Steel Aliquippa Works" by L. Robert Kimball & Associates, Environmental Sciences Division, Inc., October, 1992.

10. Any environmental audit, assessment, evaluation or investigation prepared for the Buyer (including without limitation any drafts thereof) which are received by the Buyer prior to the date hereof.

                                                                   SCHEDULE 3.17

                                  REAL PROPERTY

1.       Owned Real Property

         (a) J&L has the right to acquire the properties described as "First Described", "Second Described", "Third Described" and "Fourth Described" on Schedule A of Annex A to Schedule 3.20 hereto pursuant to an Installment Sale Agreement dated September 29, 1988 between J&L and Beaver County Corporation for Economic Development ("BCCED"). Additionally, please see "Ninth Described" and the Note following that description. Fee simple title to these parcels will be transferred to the Buyer on the Closing Date.

         (b) J&L owns the properties described as "Fifth Described", "Sixth Described" and "Seventh Described" on Schedule A of Annex A to
                  Schedule 3.20 hereto in fee simple.

         (c) J&L has the right to acquire the property described as "Eighth Described" on Schedule A of Annex A to Schedule 3.20 hereto pursuant to an Agreement of Sale dated December 28, 1993 between J&L and BCCED. A deed for such property dated June 30, 1994 has been executed by BCCED and, together with the purchase price of $348,255, is being held in escrow pursuant to an Escrow Agreement dated June 30, 1994 among J&L, BCCED and Lawyers Title Insurance Corporation pending a satisfactory agreement between J&L and the Pennsylvania Department of Environmental Resources regarding remediation of certain environmental conditions on such property.

                  Note: As a condition to the Buyer's obligations hereunder, on or prior to the Closing Date (i) the Agreement of Sale referenced above shall be amended as referenced in the letter attached hereto as Annex A, (ii) the deed referenced above will be amended to add language substantially similar to that attached hereto as Annex B and (iii) if the closing of the purchase of such property does not occur prior to the Closing Date, the Escrow Agreement referenced above shall be extended until at least 12/31/94 and said Agreement of Sale and Escrow Agreement, together with all monies in escrow thereunder, shall be assigned to the Buyer.

         (d)      J&L owns the properties described on Schedule A of Annex B to
                  Schedule 3.20 hereto in fee simple. Although J&L is not aware of any major problems regarding the condition of the building located on such property, such building is currently vacant and J&L intends to tear it down.

2.       Third Party Real Property Leases.

         Reference is made to the easements, reservations, rights of way, licenses, leases and other rights which are created or evidenced by the documents and instruments listed in item 1(b) on Schedule 3.20 and on Annex E to Schedule 3.20 (Permitted Liens).

3.       Real Property Leases

         (a) Lease Agreement dated May 1, 1992 between Fourteenth Street Corporation ("FSC") and J&L

                  - Lease of 30,464 square feet of space (used by TCI) in Ambridge, PA.

                  -        Sixty-one month term commencing May 1, 1992.

                  -        Rent is $5,490 per month for the entire term.

                  - TCI also rents additional space from FSC on a month-to-month, as needed basis. TCI is currently leasing 19,900 square feet for a monthly rental of $2,487.50. Such month-to-month lease is not documented.

                  Note: As a condition to the Buyer's obligations hereunder, on or prior to the Closing Date (i) such lease will be terminated and FSC and the Buyer will enter into a triple-net lease for such space, which lease will be for the same space, have the same rent and term and contain such other terms and conditions as FSC and the Buyer shall mutually agree upon, (ii) the Buyer and FSC shall execute and deliver a memorandum of such Lease which is in recordable form and reasonably satisfactory to each of them in form and content, and (iii) FSC, the Buyer and BCCED (FSC's mortgagee) shall enter into a Subordination, Non-Disturbance and Attornment Agreement which is reasonably satisfactory to each of them in form and content. As a further condition to the Buyer's obligations hereunder, on or prior to the Closing Date TCI shall provide to Buyer (A) evidence of FSC's title to the property being leased, (B) liens existing with respect to such property and (c) an accurate legal description of the parcel owned by FSC of which such property is a part, in each case reasonably satisfactory to the Buyer.

         (b) Sublease (undocumented) between Precision Galvanizing, Inc. ("PGI") and J&L

                  - Sublease of 21,775 sq. feet of warehouse space in Ambridge, PA. PGI leases such space from FSC pursuant to a Lease and License Agreement dated as of November 5, 1990.

                  -        Month-to-month term.

                  -        Rent is $4,536.46 per month.

                  Note: As a condition to the Buyer's obligations hereunder, on or prior to the Closing Date (i) PGI and the Buyer will enter into a sublease for such space, which sublease shall be for the same space, have the same rent and term and otherwise be subject to the terms of the PGI Lease and License Agreement referenced above and be reasonably satisfactory to each of them in form and content, and (ii) FSC, BCCED (FSC's mortgagee) and PNC Bank (PGI's leasehold mortgagee) shall have consented to such sublease.

         (c) Road and Utilities Agreement dated November 6, 1987 between Breedlove Enterprises, Inc. (now J&L) and LTV Steel Company, Inc., as amended by Amendment to Asset Sale and Purchase Agreement and Amendment to Road and Utilities Agreement dated June 8, 1989

                  - Contains grants of certain temporary licenses and perpetual easements from LTV to BEI.

                  - J&L is required to reimburse LTV for certain road repairs as the same are performed.

                  Note: As a condition to the Buyer's obligations hereunder, on or prior to the Closing Date (i) the rights of J&L under such Road and Utilities Agreement shall be assigned to the Buyer by an instrument in recordable form and (ii) LTV shall have consented to such assignment and shall have undertaken to negotiate in good faith with the Buyer regarding the revision of such agreement in the manner contemplated in the proposed Access and Easement Agreement (draft of 8/19/94) between LTV and J&L.

         (d) Wireline Crossing Agreement (unexecuted) dated March 30, 1994 between CSX Transportation, Inc. and J&L

                  - Grants license (no specified term) for communications lines to cross railroad tracks.

                  -        Requires one-time payment by J&L of $875.

         (e) Easement Agreement (unexecuted) among J&L, BCCED and CJ Betters Corporation

                  - Grants perpetual easement for communications lines to cross property.

         Note: Items (d) and (e) above relate to a private communications line which J&L intends to install between its offices and the mill. Item (d) has been finalized and will be executed upon the finalization of Item
         (e). Item (e) is being reviewed by the grantor.

                                                                    ANNEX A
                                                                (Schedule 3.17)

                                    KELLEY, MCCANN & LIVINGSTONE

                                   ATTORNEYS & COUNSELORS AT LAW

FRED J. LIVINGSTONE                35TH FLOOR, BF AMERICA BUILDING              SANDRA E. HUNTER
STEPHEN O'BRYAN                          200 PUBLIC SQUARE                      JOANNE GROSS
KEVIN D. BROWN                       CLEVELAND, OHIO 44114-2302                 KURT D. WEAVER
JOEL A. MAKES                               -------------                       SYLVESTER SUMMERS, JR.
MARGARET ANNE CANNON                  TELEPHONE (216) 241-3141                  ROBERT A. BRINDZA, II
MICHAEL D. SCHEINER                      FAX (216) 241-3707                     PETER M. POULUS
MARK J. VALPONS                                                                 COLLEEN THREML
THOMAS J. LEE                             OCTOBER 11, 1994                      PETER K. SHELTON
M. PATRICIA OLIVER                                                              HALLE FINE TERRION
BRUCE L. WATERHOUSE, JR.
CARL A. MURRAY                                                                  OF COUNSEL
STEVEN A. GOLDFARS                                                              WALTER C. KELLEY
DAVID M. WALLACE                                                                DAVID E. BLUTH

VIA FACSIMILE

Jeffrey D. Peters, Esq.
Cohen & Grigsby, P.C.
2900 CNG Towner
625 Liberty Avenue
Pittsburgh, PA 15222

Re: Proposed Modification to Deed for 38 Acre Parcel from BCCED to J&L

Dear Jeff:

        I am in receipt of your October 7, 1994 telefax memorandum to Nick Francalancia regarding proposed repurchase language for inclusion in the referenced deed.

        While my client and I have not had an opportunity to fully review and discuss the language which you propose, or other matters relative to the 38 acre purchase, I do wish to immediately bring to your attention a few issues regarding the terms of the Agreement of Sale entered into between J&L and the BCCED on December 28, 1993.

        You previously indicated that J&L and BCCED would be executing an amendment or modification to the June 30, 1994 Escrow Agreement, extending the "drop-dead" date under the Escrow Agreement to at least December 31, 1994. I trust that you will be addressing this matter immediately to preserve the benefit of the Agreement of Sale. Further, it was noted during our last meeting in Pittsburgh that you expected DER approval shortly. Please advise us if that approval has been obtained, as it could trigger an obligation to close under the Agreement of Sale before the outstanding issues are resolved.

       With respect to the Agreement of Sale itself, we believe that an amendment needs to be prepared, superseding Paragraph 7(a) in its entirety. The second and third paragraphs of Paragraph 7(a) should be deleted as unnecessary or replaced with

Jeffrey D. Peters, Esq.
Cohen & Grigsby, P.C.
October 11, 1994
Page 2


a provision mirroring your new deed language. I do not believe that we should close on the Agreement and rely upon an argument that the contractual provisions are merged in the deed and do not survive the closing. Further, I would mention that the provisions of Paragraph 7(a), referencing estimated cost and projected job creation figures, may need to be revisited in light of the R.T. Patterson study.

     Finally, Paragraph 21, restricting transfer of rights under the Agreement of Sale, needs to be amended to permit or consent to the transactions contemplated between our clients.

     I mention these issues to you at this time so that they may, as a minimum, be raised by BCCED counsel promptly. However, I have yet to have a full discussion with my client regarding the terms of the Agreement of Sale or your proposed modifications in light of the cost issues raised by the R.T. Patterson study. Therefore, we reserve further comment on this matter pending additional study.

     Should you have any questions, please do not hesitate to call.

                                        Very truly yours,

                                        /s/ Michael D. Schenker
                                        -------------------------
                                        Michael D. Schenker

MDS/nes
cc: William L. Romley (via facsimile)

                                                                         ANNEX B
                                                                 (Schedule 3.17)

                                   DEED RIDER

         PROVIDED, that the conveyance effected hereby is made subject to the condition that if, on or prior to January 1, 1996, Grantee, its successors and assigns, have not placed orders for equipment which is to be used in connection with the construction of a melt shop and continuous caster on the property hereby conveyed, then Grantor shall have the right, until January 31, 1996, to repurchase such property for a purchase price of $330,842.25 plus the amount of all Environmental Costs (as hereinafter defined). If Grantor desires to exercise such right it shall give written notice to such effect to Grantee at its address set forth above by registered or certified mail, which notice shall fix a closing date which is not less than 15 and not more than 30 days after said notice is given. On the date specified in such notice Grantee shall convey such property to Grantor by quit-claim deed, free and clear of all liens and encumbrances other than those existing on the date hereof, and Grantor shall pay the purchase price to Grantee in immediately available funds. If Grantor shall not exercise such right within such time period then such right shall terminate and be of no further force and effect. Notwithstanding the foregoing, if Grantee is prevented from placing such equipment orders within such time period due to strikes, governmental restrictions, civil commotion, war, fire or other casualty, acts of God or other matters not within the control of Grantee, then Grantee may extend the period for placing such orders by a period equal to the period of delay caused by such events by giving written notice to such effect to Grantor at its address set forth above by registered or certified mail. If Grantee obtains such an extension then Grantor's repurchase right shall extend for 30 days beyond Grantee's extended date of performance. As used herein, "Environmental Costs" shall mean all costs, fees and expenses incurred by Grantee, its successors and assigns, from and after June 30, 1994 in connection with the investigation or remediation of any environmental condition existing on or with respect to the property being conveyed hereby on June 30, 1994, including without limitation the cost of all environmental audits, assessments, investigations, testing and monitoring performed in order to establish the existence and levels of hazardous substances on such property (both before and after remediation), out-of-pocket costs (including legal fees and expenses) incurred in reaching a satisfactory agreement with the Pennsylvania Department of Environmental Resources regarding the remediation of such property and the cost of remediating any environmental conditions existing on such property and disposing of any hazardous substances, contaminated soil and similar items in connection therewith.

         FURTHER PROVIDED, that the conveyance effected hereby is made subject to the condition that if Grantee, its successors and assigns, desires to transfer the property hereby conveyed or any part thereof, then Grantee shall give notice to Grantor at its address set forth above by registered or certified mail, which notice shall identify the proposed transferee and specify the purchase price for such property and the proposed use of such property. Grantor shall have a period of 30 days after its receipt of such notice to elect to purchase such property for the purchase price set forth in such notice by giving notice to such effect to Grantee at its address set forth above by registered or certified mail. If Grantor elects to purchase such property, then the closing of such transfer to Grantor shall occur within 30 days after Grantee receives such notice. At such closing, Grantee shall convey such property to Grantor by quit-claim deed, free and clear of all liens and encumbrances other than those existing on the date hereof, and Grantor shall pay the purchase price in immediately available funds. If Grantor does not so elect to purchase such property, then Grantee shall have the right to transfer such property to the transferee, and for the purchase price, specified in such notice. Notwithstanding the foregoing, Grantee, its successors and assigns, shall have the right to transfer such property to (a) any person or entity which controls, is controlled by or is under common control with Grantee, its successors and assigns and (b) any person or entity which purchases the 14" mill (or any successor manufacturing operation) located on the parcel adjacent to such property and which was conveyed to Grantee by LTV Steel Company, Inc. by a deed recorded in the office of the Beaver County Recorder of Deeds at Deed Book Volume ____, page ____ (the "Related Parcel"); provided, that any further transfer (other than a transfer described in this sentence) shall be subject to the foregoing rights of Grantor. The rights of Grantor under this paragraph shall terminate and be of no further force and effect on the date which is the earlier to occur of (i) the date when Grantee, its successors and assigns, commences construction of a melt shop, continuous caster or other facility on such property which is related to its activities conducted on the Related Parcel or (ii) the end of the 30-day period following receipt by Grantor of notice from Grantee as described above, if Grantor does not elect to purchase such property during such 30-day period.

                                                                   SCHEDULE 3.18
                                PERSONAL PROPERTY

1.       Equipment Leases.
         -----------------

         (a) Road and Utilities Agreement dated 11/4/87 between LTV Steel Company, Inc. and Breedlove Enterprises, Inc. Contains lease of electrical transmission facilities for a perpetual term; requires payment of $417/mo. plus reimbursement for maintenance of towers.

         (b) Equipment Lease #2351682-303 (including maintenance agreements) dated 3/2/94 between Pitney Bowes Credit Corporation and J&L (lease of copy machine).

                  lease term:  39 months

                  rental fee:        13 payments of $3,078.24 plus maintenance
                                     charges totaling $516 per month

         (c) Lease Agreement No. 488042 dated 5/11/94 between GE Capital Modular Space and J&L (lease of women's locker room facility).

                  lease term:  12 months

                  rental fee:  $13.00/day, $64.00/wk., $350.00/mo.

                  other charges:     delivery, $150; installation, $100;
                                     modification, $300; dismantling, $45;
                                     return delivery, $150

         (d)      The Product Supply Agreement with AGA Gas referenced on
                  Schedule 3.26 includes the use by J&L of a gas storage tank.

2.       Condition of Equipment.
         -----------------------

         The following equipment is not in good repair or operating condition:

         (a)     clarifier rake drive gear boxes (2)
         (b)     rim shear
         (c)     push out machines (2)
         (d)     polymer injection system
         (e)     old 14" pinion gears
         (f)     #4 69KV/6.9KV transformer
         (g)     spare #1 billet yard crane

3.       Inventory.
         ----------

         - As of 9/30/94, J&L had on its books approximately 600 tons of secondary universal mill plate inventory at $160 per ton. J&L expects to sell such inventory for between $140 and $220 per ton.

4.       Receivables.
         ------------

         - J&L presently carries on its books a receivable owed by Precision Galvanizing, Inc. in the amount of $131,467. Although J&L has not determined whether to write off this receivable it does not believe that such receivable is collectible in the ordinary course of business.

         - J&L presently carries on its books a receivable owed by Fourteenth Street Corporation ("FSC") in the amount of $55,391. Although J&L has no present intention to write off such receivable, J&L believes that such receivable may not be collectible in the ordinary course of business.

         - TCI presently carries on its books a receivable owed by FSC in the amount of $9,216. Although TCI has no present intention to write off such receivable, TCI believes that such receivable may not be collectible in the ordinary course of business.

                                                                   SCHEDULE 3.19

                              INTELLECTUAL PROPERTY

1.      Intellectual Property

         -       U.S. Trademark, "JUNIOR"

2.      Licenses.

         (a) Software License Agreement commencing 11/16/87 between VAS Software, Inc. as licensor and J&L as licensee (accounting software).

                  licensed products and fee:
                           VAS General Ledger                 $3,500
                           VAS Accounts Payable               $3,500
                           VAS Accounts Receivable            $3,500
                           VAS Order Management               $5,000
                           VAS Purchasing/Receiving           $3,500
                  duration:                                   30 years

         (b) Order Agreement dated 9/29/89 between Cognos Corporation as licensor and J&L as licensee.

                  licensed products and fee:
                           DEPHRWPD-LC-40
                           Run-time w/reporting               $12,000
                  duration:                                   not specified

         (c) Order Agreement dated 1/20/88 between Cognos Corporation as licensor and J&L as licensee.

                  licensed products and fee:
                           PHVX-SS-S1-20
                           Powerhouse Development Full
                             Support Level 1                  $2,305.50
                  duration:                                   not specified

         (d) Pursuant to the Asset Sale and Purchase Agreement dated October 6, 1987 between LTV Steel Company, Inc. ("LTV") and Breedlove Enterprises, Inc. (now J&L), J&L acquired all rights of LTV with respect to the name "J&L Structural". Pursuant to a letter dated September 23, 1987 from J&L Specialty Products Corporation ("Specialty") to James E. Howe, Specialty agreed to let J&L use the name "J&L Structural" subject to certain conditions.

                                                                   SCHEDULE 3.20

                                 TITLE TO ASSETS

1.      Matters Affecting Title to Real Property.
        -----------------------------------------

         (a) Title to the Real Property is currently subject to the Liens and other matters disclosed on Schedule B, Section 1(g) and
                 Section 2, to the Commitment for Title Insurance from Lawyers Title Insurance Corporation attached hereto as Annex A and on Schedule B, Section 2, to the Title Insurance Policy from Lawyers Title Insurance Company attached hereto as Annex B. As a condition to the obligations of the Buyer hereunder, on the Closing Date J&L will (i) transfer, or cause to be transferred, to the Buyer fee simple title to the Real Property subject only to Permitted Liens and (ii) cause to be issued to the Buyer and its mortgagee(s) one or more title policies insuring title to the Real Property, which policies shall be in substantially the form of Annexes A and B but shall have as exceptions thereto only Permitted Liens and other standard title exceptions.

         (b) Title to the Real Property is also subject to the following matters:

                 (i) Rail Agreement dated November 6, 1987 among Breedlove Enterprises, Inc. (now J&L), LTV Steel Company, Inc. and The Aliquippa and Southern Railroad Company ("A&S"), which contains grants of certain perpetual easements from J&L to A&S. As a condition to the obligations of the Buyer hereunder, on or prior to the Closing Date the rights of J&L under such Rail Agreement shall be assigned to the Buyer by an instrument in recordable form.

                 (ii) Letter from J&L to Robert S. Bernstein, which permits the former owner of the Real Property described on Annex B (or its assignee for the benefit of creditors) to continue to keep certain records in the basement of the building located on such property until January 31, 1995.

                 (iii) Pursuant to an Agreement of Sale dated December 28, 1993 between J&L and Beaver County Corporation for Economic Development ("BCCED"), which agreement relates to the acquisition by J&L of Parcel 11-B1 in the LTV Steel Company, Inc. Subdivision Plan No. 4, BCCED has the right to repurchase such parcel for 95% of the sale price if:

                               (A) J&L does not commence to order equipment for a melt shop and continuous caster by January 1, 1995, which right must be exercised on or before January 30, 1995; and

                               (B) J&L desires to sell such parcel prior to commencing the construction of such melt shop and continuous caster (unless such sale is in furtherance of such project), which right must be exercised within 30 days after J&L gives BCCED notice of the proposed sale.

                  Note: Said Agreement of Sale is to be amended as provided in the note to item 1(c) on Schedule 3.17. Upon the closing of the purchase of such property, such property will be subject to the restriction to be added to the deed for such property, as provided in the note to item 1(c) on Schedule 3.17.

2.      Matters Affecting Title to Personal Property.
        ---------------------------------------------

         (a) Beaver County has a security interest in certain equipment of J&L in connection with the BID Financing described on Schedule 3.25; however, based upon UCC searches performed by Pittsburgh Information and Research Company through July 21, 1994 and Capitol Paralegal Services through July 28, 1994, it does not appear that such security interest is perfected.

         (b) BCCED has a security interest in certain equipment of J&L in connection with the PDCA Financing described on Schedule 3.25; however, based upon UCC searches performed by Pittsburgh Information and Research Company through July 21, 1994 and Capitol Paralegal Services through July 28, 1994, it does not appear that such security interest is perfected.

         (c) PNC Bank (formerly Pittsburgh National Bank) has a perfected security interest in all accounts and inventory of J&L (as those terms are defined in the Pennsylvania Uniform Commercial
                 Code).

         (d) Pitney Bowes Credit Corporation has a perfected security interest in the equipment leased to J&L pursuant to its Leases # 2351682-302 and 2351682-303.

         (e) Pursuant to an Omnibus Agreement dated as of November 5, 1990 (the "Omnibus Agreement") between H.H. Robertson Company (now Robertson-Ceco Corporation, "RCC") and Precision Galvanizing, Inc. ("PGI"), RCC gave PGI the option to purchase certain equipment of RCC's upon the sale of its painting operation. Pursuant to an Agreement dated as of January 31, 1992 among RCC, PGI and Fourteenth Street Corporation ("FSC"), PGI exercised its option to purchase such equipment, subject to the rights of United Dominion Industries, Inc. ("UDI"), the purchaser of the painting operation and the sublessee under a lease between FSC and RCC, to use such equipment as if it continued to be "Shared Equipment" as defined in the Omnibus Agreement. On July 13, 1994 TCI purchased from PGI the portion of such equipment listed on Annex C hereto for $16,650. Although there is no documentation to such effect, presumably such purchase was made subject to UDI's rights as described above. As a condition to the obligations of the Buyer hereunder, on or prior to the Closing Date TCI shall deliver to the Buyer a writing signed by UDI and reasonably satisfactory to the Buyer, pursuant to which (i) UDI agrees that it has no ownership interest in such property and (ii) UDI's rights to use such equipment are quantified.

         (f) The equipment described on Annex D hereto is owned by LTV Steel Company, Inc. ("LTV") but is located on property owned by J&L. Such equipment is used by J&L in its operations except as otherwise indicated on Annex D. Pursuant to a letter from The Galbreath Company to J&L dated August 19, 1994, LTV proposes to abandon such equipment in place.

         (g) Pursuant to a Road and Utilities Agreement dated November 6, 1987 between LTV and Breedlove Enterprises, Inc. (now J&L), LTV has the right to use certain assets of J&L.

3.       Permitted Liens.
         ----------------

         (a) The Real Property will be transferred to the Buyer subject to the Liens listed on Annex E hereto and the Liens listed in item 1(b) above.

         (b) The Assets consisting of personal property will be transferred to the Buyer subject to the Liens listed on Annex F hereto. As a condition to the obligations of the Buyer hereunder the Companies shall deliver to the Buyer UCC searches in the names of the Companies with as-of or through dates as near to the Closing Date as reasonably possible. The Companies also undertake to deliver to the Buyer UCC searches in the names of the Companies performed after the Closing. Such searches shall be performed in the offices of the Pennsylvania Secretary of State and the Prothonotary and Recorder of Deeds of Beaver County, Pennsylvania and shall disclose only Liens which are either Permitted Liens or, in the case of the pre-Closing searches, which are to be satisfied on or prior to the Closing Date.

                                                                         ANNEX A
                                                                 (Schedule 3.20)

                                LAWYERS TITLE
                            INSURANCE CORPORATION

                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA

                        COMMITMENT FOR TITLE INSURANCE
                                  SCHEDULE A


1. EFFECTIVE DATE: August 15, 1994                      CASE NO. 179364
                                                                 THIRD REVISED
2. POLICY OR POLICIES TO BE ISSUED:
   (a)
                                                        AMOUNT $
                                                        To Be Determined
   X ALTA OWNER'S POLICY-Form B-1970 (Rev. 10-17-70 and 10-17-1984)
     ALTA RESIDENTIAL TITLE INSURANCE POLICY-1979 (Rev. 10-17-1984)
   PROPOSED INSURED:

   To Be Determined

                                                        AMOUNT $
                                                        n/a
   (b) ALTA LOAN POLICY, 1970 (Rev. 10-17-70 and 10-17-1984)
   PROPOSED INSURED:

   n/a

   (c)                                                  AMOUNT $
   PROPOSED INSURED:                                    n/a
   n/a

3. TITLE TO THE FEE SIMPLE ESTATE OR INTEREST IN THE LAND DESCRIBED OR REFERRED TO IN THIS COMMITMENT IS AT THE EFFECTIVE DATE HEREOF VESTED IN:

   Parcels First Described through Fourth Described and Parcels Eighth Described and Ninth Described: Beaver County Corporation for Economic Development Parcels Fifth Described through Seventh Described: J&L Structural, Inc.

4. THE LAND REFERRED TO IN THIS COMMITMENT IS DESCRIBED AS FOLLOWS:

                    SEE SCHEDULE "A", PAGE TWO, ATTACHED.

Pittsburgh Branch Office
Robert M. Wilson, Branch Counsel                                 THIRD REVISED
COUNTERSIGNED AT Pittsburgh, Pennsylvania          Commitment No. 179364
                                                   Scheduled A-Page 1 /lws

/s/ Robert M. White
- - ----------------------------
Authorized Officer or Agent                        This commitment is invalid
Form No. 91-88 (SCH. A)                            unless the insuring
035-1-088-0001/7                                   Provisions and Schedules A
                                                   and B are attached

                                LAWYERS TITLE
                            INSURANCE CORPORATION

                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA

                            SCHEDULE "A" CONTINUED


FIRST DESCRIBED:

ALL THAT CERTAIN piece or parcel of land situate in the City of Aliquippa, formerly known as the Borough of Aliquippe, County of Beaver and Commonwealth of Pennsylvania, being known and designated as Parcel No. 1 in the Beaver County Corporation for Economic Development Subdivision Plan No. 1, as recorded in Plan Book Volume 26, Pages 268-269, more particularly bounded and described as follows:

BEGINNING at a point on the monumented centerline of the Pittsburgh and Lake Erie Railroad, said point being at Railroad Centerline Station 1119 + 24.169, and being located on the LTV plant grid as X=45,752.205, Y=49,364.163; thence by the centerline of said monumented centerline North 01 degrees 45' 03.1" East, a distance of 425.56 feet to Railroad Centerline Station 1123 + 49.73; thence through the lands of LTV Steel Company, Inc., by a line perpendicular to said railroad centerline, bearing North 88 degrees 14' 56.9" East for a distance of 624.95 feet to a point located on the LTV plant grid as X=46,196.665, Y=-48,752.512, and being an iron pin, located North 74 degrees 17' 10" West, 51.33 feet from the southwest corner of a brick shed, said iron pin being the southwest corner and the true point of beginning of that designated as Parcel No. 1; thence along a line common to Parcel No. 1 and lands to be retained by LTV Steel Company, Inc., the following courses: North 28 degrees 35' 11" East, 490.54 feet to an iron pin, North 10 degrees 07' 14" East, 458.71 feet to an iron pin, North 00 degrees 53' 25" West, 158.55 feet to an iron pin, North 10 degrees 57' 09" East, 112.78 feet to an iron pin, North 01 degrees 36' 12" West, 887.83 feet to an iron pin, being at the northwest corner of Parcel No. 1; thence along a line common to Parcel No. 1 and lands to be retained by LTV Steel Company, Inc., and projected along the face of a building, North 88 degrees 16' 33" East, 118.97 feet to a building corner; thence along the east face of a building, South 02 degrees 03' 40" East, 10.16 feet to a point; thence leaving said building North 87 degrees 55' 01" East,
59.50 feet to an iron pin; thence South 00 degrees 58' 09" East, 10.00 feet to an iron pin; thence North 89 degrees 42' 18" East, 69.38 feet to an iron pin; thence along a projection of the west face of a building, South 03 degrees 16' 13" East, 55.76 feet to a building corner, thence along a line projected along the south face of the building, North 88 degrees 19' 07" East, 237.39 feet to an iron pin at the northeast corner of the herein described parcel; thence South 00 degrees 53' 19" East, 167.30 feet to an iron pin; thence South 05 degrees 19' 23" West, 1071.12 feet to an iron pin; thence South 16 degrees 35' 47" West, 285.57 feet to an iron pin; thence South 01 degrees 59' 41" East,
637.25 feet to an iron pin, a common corner of Parcel Nos. 1 and 4; thence along Parcel No. 4 North 73 degrees 14' 06" West, 105.15 feet to an iron pin, corner of Parcel No. 4 and lands to be retained by LTV Steel Company, Inc.; thence along a line projected by the south face of a brick shed and the lands to be retained by LTV Steel Company, Inc., North 74 degrees 15' 11" West,
252.18 feet to a building corner; thence South 15 degrees 35' 55" West, 14.22 feet to a building corner; thence continuing along said building projection, North 74 degrees 17' 10" West, 306.27 feet to an iron pin at the place of BEGINNING. As shown on Michael Baker, Jr., Inc. Drawing Number 2-10-4910, dated March 16, 1987, revised October 2, 1987.

SECOND DESCRIBED:
(Continued)

Case Number 179364       THIRD REVISED

                                LAWYERS TITLE
                            INSURANCE CORPORATION

                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA

                            SCHEDULE "A" CONTINUED


ALL THAT CERTAIN piece or parcel of land situate in the City of Aliquippa, formerly known as the Borough of Aliquippa, County of Beaver and Commonwealth of Pennsylvania, being known and designated as Parcel No. 2 in the Beaver County Corporation for Economic Development Subdivision Plan No. 1, as recorded in
Plan Book Volume 26, Pages 268-269, more particularly bounded and described as follows:

BEGINNING at an iron pin at the northeast corner of Parcel 1; thence through lands to be retained by LTV Steel Corporation, Inc., South 52 degrees 50' 57" East, 190.40 feet to an iron pin at the northwest corner of Parcel 2, said point being located on the LTV plant grid X=48,057.980, Y=-47,802.556, and also being the true point of beginning for Parcel 2, thence South 84 degrees 48' 36" East, 46.95 feet to an iron pin, South 84 degrees 48' 36" East, 29.58 feet to a point, being a total distance of 76.53 feet; thence, South 05 degrees 32' 54" West, 79.95 feet to the southeast corner of Parcel 2; thence, North 84 degrees 48' 36" West, 29.08 feet to an iron pin, North 84 degrees 48' 36" West, 46.95 feet, being a total distance of 76.03 feet to an iron pin, thence North 05 degrees 11' 24" East, 79.95 feet to the point of BEGINNING. As shown on Michael Baker, Jr., Inc. Drawing Number 2-10-4910, dated March 16, 1987, revised October 2, 1987.

THIRD DESCRIBED:

ALL THAT CERTAIN piece or parcel of land situate in the City of Aliquippa, formerly known as the Borough of Aliquippa, County of Beaver and Commonwealth of Pennsylvania, being known and designated as Parcel No. 3 in the Beaver County Corporation for Economic Development Subdivision Plan No. 1, as recorded in
Plan Book Volume 26, Pages 268-269, more particularly bounded and described as follows:

BEGINNING at a P.C. of a curve, being Station 1026 + 60.248 on the monumented centerline of the Pittsburgh and Lake Erie Railroad, and being located on LTV plant grid as X=36,516.86, Y=-48,837.998; thence along said monumented centerline, South 13 degrees 35' 22" East, 456.01 feet to Railroad Centerline Station 1022 + 04.24; thence leaving said centerline and through lands to be retained by LTV Steel Company, Inc., North 82 degrees 32' 39" East, 83.63 feet to an iron pin, the true point of beginning and the northwest corner of lands herein described and being located on LTV plant grid as X=36,084.47, Y=-48,647.93; thence still along lands of LTV Steel Company, Inc., North 82 degrees 32' 39" East, 310.56 feet to a point on the U.S. Harbor Line at the Ohio River; thence in a southeasterly direction along the U.S. Harbor Line on a curve to the left, with a radius of 7800 feet and an arc length of 1765.68 feet to a point; thence, still along the U.S. Harbor Line, South 14 degrees, 29' 21" East, 879.24 feet to a point; thence leaving said Harbor Line and along lands to be retained by LTV Steel Company, Inc., North 88 degrees 22' 19" West,
69.95 feet to an iron pin, 13.15 from the centerline of a stone chip road; thence along said road, North 18 degrees 58' 50" West, 275.14 feet to an iron pin; thence North 16 degrees 33' 42" West, 629.13 feet to an iron pin; thence North 14 degrees 56' 17" West, 838.80 feet to an iron pin; thence North 13 degrees 56' 32"

(Continued)

Case Number 179364     THIRD REVISED

                          [LAWYERS TITLE LETTERHEAD]

                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA

                            SCHEDULE "A" CONTINUED

West, 905.96 feet to an iron pin at the place of BEGINNING. As shown on Michael Baker, Jr., Inc. Drawing Number 2-10-4910, dated March 16, 1987, revised October 2, 1987.

FOURTH DESCRIBED:

ALL THAT CERTAIN piece or parcel of land situated in the City of Aliquippa, formerly known as the Borough of Aliquippa, County of Beaver and Commonwealth of Pennsylvania, being known and designated as Parcel No. 4 in the Beaver County Corporation for Economic Development Subdivision Plan No. 1, as recorded in Plan Book Volume 26, Pages 268-269, more particularly bounded and described as follows:

BEGINNING at a corner point common to the lands of the P&LE Railroad Company and the land of P.M. Moore Company, said point being 50 feet southwestardly from the Monumented Base Line of the P&LE Railroad Company's railroad as measured in a line at right angles there from a point at Survey Station 1120+60 thereof; thence South 88 degrees 14' West, a distance of 96.60 feet to a corner point common to the lands of the P&LE Railroad and the lands of Jones & Laughlin Steel Corporation; thence in the dividing line between the lands of the P&LE Railroad and the lands of the Jones & Laughlin Steel Corporation, the following three courses and distances: First, in an arc of a curved line to the left, having a radius of 128.40 feet, a distance of 33.15 feet to a point; Second, North 25 degrees 31' West, a distance 82.64 feet to a point; and Third, in an arc of a curved line to the right, having a radius of 128.40 feet, a distance of 53.22 feet to a point in the East line of Station Street; thence North 1 degree 46' West, in said East line of Station Street, a distance of
196.75 feet to a point common to the lands of the P&LE Railroad and the land of Jones & Laughlin Steel Corporation; thence in an arc of a curved line to the right, having a radius of 53.38 feet, a distance of 59.65 feet; thence North 38 degrees 14' East, a distance of 88.62 feet to a point, said point being 58 feet southwestwardly from the Monumented Base Line of the P&LE Railroad as measured in a line at right angles thereto from a point at Survey Station 1124+63.75 thereof; thence South 2 degrees 54' 09" East, a distance of 403.83 feet to the point of beginning. The within description is in accordance with a survey of James E. Puskar, Registered Surveyor No. 2601-E, dated June 24, 1974.

TOGETHER with easements rights set forth in the following: (a) Road and Utilities Agreement dated November 6, 1987 by and between LTV Steel Company, Inc. and Breedlove Enterprises, Inc. (now J&L Structural, Inc. by name change effective October 29, 1987) which Agreement is recorded in Deed Book Volume 1320, Page 520; (b) Rail Agreement of same date, by and between same said Parties and recorded in Deed Book Volume 1320, Page 644.

BEING the same premises which J&L Structural, Inc., successor by name change to Breedlove Enterprises, Inc. effective October 29, 1987 by deed dated September 29, 1988 and recorded September 29, 1988 in the Recorder's Office of Beaver County, Pennsylvania in Deed Book Volume 1351, Page 93 granted and conveyed to Beaver County Corporation for Economic Development.

  (Continued)

Case Number 179364  THIRD REVISED

                          [LAWYERS TITLE LETTERHEAD]


                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA

                            SCHEDULE "A" CONTINUED

FIFTH DESCRIBED:

ALL THAT CERTAIN tract or parcel of land situate in Beaver County, Pennsylvania, identified as Tax Parcel No. 08-004-0101.005, and being more particularly bounded and described as follows:

BEGINNING at a point on the monumented centerline of the Pittsburgh and Lake Erie Railroad, said point being at Raliroad Centerline Station 1119 + 24.169, and being located on the LTV plant grid as X=45,752.205, Y=49,364.163; thence, by the centerline of said monumented centerline, North 01 degree 45' 03.1" East, a distance of 425.56 feet to Railroad Centerline Station 1123 + 49.73; thence, through the lands of LTV Steel Company, Inc., by a line perpendicular to said railroad centerline, bearing North 88 degrees 14' 56.9" East for a distance of 624.95 feet to a point located on the LTV plant grid as X=46,196.665, Y=48,752.512, and being an iron pin (located) North 74" 17'10"
West, 51.33 feet from the southwest corner of a brick shed, said iron pin being the southwest corner and the true point of beginning of Parcel 1 of Subdivision Plan Number 1 of the LTV Steel Company, In recorded in the Recorder's Office of Beaver County, Pennsylvania (the "Recorder's Office in Plan Book Volume 22, Page 231, and also being the true point of beginning for the 0.7239 acre parcel herein described; thence, by a line common to the parcel herein described, and lands to be retained by LTV Steel Company, Inc., the following courses: North 20 degrees 24' 41" East, 673.00 feet to an iron pin; North 17 degrees 45' 57" East, 264.17 feet an iron pin on the lands of the above-mentioned Parcel 1; thence, by the parcel herein conveyed and said Parcel 1, the following courses:
South 10 degrees 07' 14" West, 458.71 feet; South 28 degrees 35' 11" West,
490.54 feet to an iron pin at the place of BEGINNING; the 0.7239 acre parcel described herein, together with Parcel 1 in said Subdivision Plan Number 1 recorded in the Recorder's Office in Plan Book Volume 22, Page 231, being reflected as Parcel 1 of Subdivision Plan Number 1 of the LTV Steel Company, Inc. to be recorded in the Recorder's Office.

SIXTH DESCRIBED:

ALL THAT CERTAIN piece or parcel of land being situated in the Borough of Aliquippa, County of Beaver, Commonwealth of Pennsylvania, bounded and described as follows:

BEGINNING at an iron pin located at a point of curve on the east right of way line of Station Street, a public street having a legal right of way width of
50.00 feet, and at a corner common to the land herein described and land of the J&L Structural Inc., said iron pin also being located South 01 degree 46' 00" East a distance of 279.59 feet from an iron pin located at the intersection of the southeast corner of Franklin Avenue and Station Street said southeast corner is also located 35.00 feet south of the center line of the said Franklin Avenue, said center line also being the Aliquippa Borough Monumented Survey Base Line for Franklin Avenue and the said southeastern corner is also located
45.00 feet east

  (Continued)

Case Number 179364   THIRD REVISED

                          [LAWYERS TITLE LETTERHEAD]

                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA

                            SCHEDULE "A" CONTINUED

of the Aliquippa Borough Monumented Survey Base Line for the said Station Street; thence from said beginning iron pin by land of the J&L Structural Inc. and in a southeasterly direction by a curve to the left having a radius of
128.14 feet and a central angle of 2 degrees 45' 00" for an arc distance of
53.12 feet to an iron pin at point of tangent, said curve having a chord bearing of South 13 degrees 38' 30" East and a chord distance of 52.74 feet; thence by the same South 25 degrees 31' 00" East for a distance of 82.64 feet to an iron pin at point of curve; thence by the same in a southeasterly direction by a curve to the right having a radius of 128.14 feet and a central angle of 14 degrees 49' 21" for an arc distance 33.15 feet to an iron pin located at the southwest corner of land of the said J&L Structural Inc. and on line of land of the P.M. Moore Company; thence by land of the said P.M. Moore Company South 88 degrees 14' 00" West for a distance of 10.35 feet to an iron pin located at a corner common to the herein described parcel and land of the said P.M. Moore Company and on the east right of way line of the said Station Street; thence by the eastern right of way line of the said Station Street, a public street having a right of way width of 50.00 feet, North 31 degrees 46' 00" West for a distance of 86.10 feet to a drill hole in a concrete sidewalk; thence by the same North 01 degree 46' 00" West for a distance of 84.41 feet to the point of BEGINNING. Said description prepared in accordance with a survey prepared by Daniel C. Baker Associates, Inc., Beaver, Pennsylvania dated
March 3, 1988.

SEVENTH DESCRIBED:

ALLL THAT CERTAIN piece or parcel of land being situated in the Borough of Aliquippa, County of Beaver and Commonwealth of Pennsylvania, bounded and described as follows:

BEGINNING at an iron pin located at the intersection of the southeast corner of Franklin Avenue and Station Street, said iron pin also being located 35.00 feet south of the center line of the said Franklin Avenue, said center line also being the Aliquippa Borough Monumented Survey Base Line for Franklin Avenue, said iron pin also being located 45.00 feet east of the Aliquippa Borough Monumented Survey Base Line for the said Station Street; thence by the south right of way line of the said Franklin Avenue a public avenue having a legal right of way width of 70.00 feet North 88 degrees 14' 00" East for a distance of 120.00 feet to a drill hole set in concrete steps and on the line of land of the Pittsburgh & Lake Erie Railroad Company; thence by line of land of the said Pittsburgh & Lake Erie Railroad Company South 01 degree 46' 00" East for a distance of 34.82 feet to an iron pin at corner of land of the said Pittsburgh & Lake Erie Railroad Company and on line of land of the J&L Structural Inc., a Pennsylvania Corporation, said iron pin also being located South 88 degrees 14' 00" West a distance of 80.00 feet thereto from the Pittsburgh & Lake Erie Railroad Company Monumented Base Line at Center Line Survey Station 1124+63.75,

           Case Number 179364                   THIRD REVISED

                           [LAWYERS TITLE LETTERHEAD]

                             NATIONAL HEADQUARTERS
                               RICHMOND, VIRGINIA

                                  SCHEDULE "A"


thence by line of land of the said J&L Structural Inc. South 88 degrees 14' 00" West for a distance of 90.00 feet to an iron pin at a point of nontangential curve; thence by the same and by a curve to the left having a radius of 53.38 feet and a central angle of 64 degrees 01' 33" for an arc distance of 59.65 feet to a drill hole located in a concrete sidewalk, at point of tangent which is located on the east legal right of way line of Station Street, a public street having a legal right of way width of 50.00 feet, said curve having a chord bearing of South 30 degrees 14' 47" West and a chord distance of 56.59 feet; thence by the east legal right of way line of the said Station Street North 01 degree 46' 00" West for a distance of 82.80 feet to the place of BEGINNING at the southeast corner of Station Street and Franklin Avenue. Said parcel described in accordance with the survey of Daniel C. Baker Associates, Inc., Beaver, Pennsylvania dated March 3, 1988.

EIGHTH DESCRIBED:

ALL THAT CERTAIN piece, parcel or lot of ground known as Parcel No. 11B1 in the Beaver County Corporation For Economic Development Subdivision Plan No. 1 dated May 27, 1994 and recorded on June 30, 1994 in Plan Book Volume 26, Pages 268, 269, more particularly bounded and described as follows:

BEGINNING at an iron pin at the northwest corner of property herein conveyed also being on the dividing line between Parcel 11B1 and Parcel No. 11B2; thence along the dividing line between Parcel 11B1, herein conveyed, and Parcel No. 11B2 North 88 degrees 13' 51" East, 879.62 feet to an iron pin on the dividing line between Parcel 11B1 and land of Bet-Tech International, Inc.; thence, along the dividing line between Parcel 11B1, herein conveyed, and lands of Bet-Tech International, Inc. and also Parcel No. 1 in the LTV Steel Co. Plan No. 1 (Plan Book Volume 22, Page 231), South 1 degree 40' 29" East, 1012.31 feet to an aluminum monument; thence continuing along the same South 10 degrees 53' 12" West 112.77 feet to an iron pin; thence from said iron pin along the same dividing line, South 0 degrees 56' 47" East, 158.63 feet to an iron pin; thence from said iron pin along the same dividing line South 17 degrees 41' 35" West, 264.17 to an iron pin; thence from said iron pin along the dividing line between Parcel 11B1, herein conveyed, and Parcel No. 1 in the LTV Steel Co. Plan No. 1 (Plan Book Volume 22, Page 231), and also land of J&L Structural Inc. as described in Deed Book Volume 1391, Page 834, South 20 degrees 20' 19" West, 673.00 feet to an aluminum monument; thence from said aluminum monument along the dividing line between Parcel 11B1, herein conveyed and Parcel No. 5 in the LTV Plan No. 2 (Plan Book Volume 24, Page 62) South 6 degrees 42' 44" West, 282.06 feet to a set railroad spike; thence from said railroad spike North 81 degrees 52' 00" West 260.96 feet to a set railroad spike; thence by a curve to the right having a radius of 60.00 feet an arc distance of 73.74 feet to a set railroad spike; thence from said set railroad spike along the dividing line between Parcel 11B1, herein conveyed, and Parcel R-1 the following courses and distances: North 11 degrees 27' 05" West 394.71 feet and North 26 degrees 51' 28" West 71.80 feet to an iron pin on the dividing line between Parcel 11B1 herein conveyed and Parcel 8B in the LTV Plan No. 3 (Plan Book Volume 25, Page
41); thence along the dividing lines between Parcel 11B1 and Parcel 8B, LTV Plan No. 3 the following courses and distances: North 88 degrees 13' 51" East
92.96 feet to an iron pin; North 01 degree 46' 09" West 266.77 feet to an iron pin; North 81 degrees 48' 38" East, 129.58 feet to an iron pin; North

(Continued)

               [Lawyers Title Insurance Corporation Letterhead]
                            NATIONAL HEADQUARTERS
                              RICHMOND VIRGINIA


                            SCHEDULE "A" CONTINUED


42 degrees 12' 38" East 72.44 feet to an iron pin; North 2 degrees 55' 01" East
81.18 feet to an iron pin; South 88 degrees 13' 51" West 343.99 feet to a set railroad spike; thence from said railroad spike along the dividing line between Parcel 11B1 herein conveyed and Woodlawn Road and Parcel R-2, North 01 degree 46' 09" West, 1470.22 feet to an iron pin the point of BEGINNING.

Parcel Eighth being part of the same premises which LTV Steel Company, Inc. (a New Jersey corporation), by Quit Claim Deed dated May 18, 1993, and recorded on May 25, 1993, in the Recorder's Office of Beaver County, Pennsylvania in Deed Book Volume 1538, Page 208, granted and conveyed to Beaver County Corporation for Economic Development (a Pennsylvania corporation).

NINTH DESCRIBED:

ALL THAT CERTAIN piece or parcel of land situate in the Borough of Aliquippa, County of Beaver and Commonwealth of Pennsylvania, bounded and described as follows:

BEGINNING at a corner point common to the lands of the P&LE Railroad Company and the land of P.M. Moore Company, said point being 50 feet southwestwardly from the Monumented Base Line of the P&LE Railroad Company's railroad as measured in a line at right angles thereto from a point at Survey Station 1120+60 thereof; thence South 88 degrees 14' West, a distance of 96.60 feet to a corner point common to the lands of the P&LE Railroad and the lands of Jones & Laughlin Steel Corporation; thence in the dividing line between the lands of the P&LE Railroad and the lands of the Jones & Laughlin Steel Corporation, the following three courses and distances: First, in an arc of a curved line to the left, having a radius of 128.14 feet, a distance of 33.15 feet to a point; Second, North 25 degrees 31' West, a distance of 82.64 feet to a point; and Third, in an arc of a curved line to the right, having a radius of 128.14 feet, a distance of 53.12 feet to a point in the East line of Station Street; thence North 1 degree 46' West, in said East line of Station Street, a distance of
196.79 feet to a point common to the lands of the P&LE Railroad and the land of Jones & Laughlin Steel Corporation; thence in an arc of a curved line to the right, having a radius of 53.38 feet, a distance of 59.65 feet, thence North 88 degrees 14' East, a distance of 112 feet to a point, said point being 58 feet southwestwardly from the Monumented Base Line of the P&LE Railroad as measured in a line at right angles thereto from a point at Survey Station 1124+63.75 thereof; thence South 2 degrees 54' 06" East, a distance of 403.83 feet to the point of beginning. The within description is in accordance with a survey of Daniel C. Baker Associates, Inc., Registered Surveyor No. SU-006290-E, dated March 3, 1988.

TOGETHER with easements rights set forth in the following: (a) Road and Utilities Agreement dated November 6, 1987 by and between LTV Steel Company, Inc. and Breedlove Enterprises, Inc. (now J&L Structural, Inc. by name change effective October 29, 1987) which Agreement is recorded in Deed Book Volume 1320, Page 520; (b) Rail Agreement of same date, by and between same said Parties and recorded in Deed Book Volume 1320, Page 644.

(Continued)

Case Number 179364

                        [LAWYERS INSURANCE LETTERHEAD]

                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA

                            SCHEDULE "A" CONTINUED

Parcels Fifth, Sixth, Seventh and Ninth being the same premises conveyed by LTV Steel Company, Inc., a New Jersey corporation (the successor in merger of Jones & Laughlin Steel Incorporated with and into Republic Steel Corporation and which Jones & Laughlin Steel Corporation and Youngstown Sheet and Tube Company with and into New J&L Corporation) by deed dated June 8, 1989 and recorded June 29, 1990 in the Recorder's Office of Beaver County, Pennsylvania in Deed Book
Volume 1391, page 834 to J&L Structural, Inc., a Pennsylvania corporation (formerly known as Breedlove Enterprises, Inc.

NOTE: Parcel Ninth Described is simply an amended/corrected description for Parcel Four Described herein. However, said Parcel Fourth was conveyed by J&L Sructural, Inc. to Beaver County Corporation for Economic Development, by deed recorded September 29, 1988; whereas the Corrective Deed, inter alia correcting the description for said parcel from LTV Steel Company to J&L Structural, Inc. was not recorded until January 29, 1990 - Hence the necessity of the quit-claim deed for said parcel from J&L Structural, Inc. to the new Buyer.

Case Number 179364

                        [LAWYERS INSURANCE LETTERHEAD]

                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA

                           SCHEDULE B -- SECTION 1
                                 Requirements

The following are the requirements to be complied with:

Item (a) Payment to or for the account of the grantors or mortgagors of the full consideration for the estate or interest to be insured.

Item (b) Proper instrument(s) creating the estate or interest to be insured must be executed and duly filed of record to-wit:

        1) DEED for Parcels First through Fourth Described from Beaver County Corporation for Economic Development, a Pennsylvania corporation to To Be Determined.

        Consideration:  To Be Determined

        2) DEED for Parcel Eighth Described from Beaver County Corporation for Economic Development to J&L Structural, Inc.

        Consideration: $348,255.00 (Also see Lawyers Title Insurance Corporation Case No. 179163 as to this conveyance)

        3) DEED for Parcels Fifth Described through Seventh Described from J&L Structural, Inc. to To Be Determined.

        4) QUIT-CLAIM deed for Parcel Ninth Described from J&L Structural, Inc. to To Be Determined.

    c. Tax receipts for the years 1991, 1992, 1993 and 1994 must be submitted for inspection at time of closing.

    d. Satisfactory evidence must be furnished or certificates produced from municipal authorities to the effect that there are no street, sidewalk, sewer or water line improvements made or under way for which liens have not been placed of record.

    e. If water and/or sewer rentals are payable to the municipality, proof must be furnished of payment of all rentals which are not due and payable.

    f. If any improvements have been made within the past four months, all unfiled claims of mechanics and materialmen will be excepted.

    g.  Satisfaction, Termination or Release of the following:

(Continued)

                                        Commitment No. 179634     THIRD REVISED
This commitment is invalid unless               Schedule B-Section 1-Page 1
the Insuring Provisions and                     Form No. 91-88 (B-1)
Schedules A and B are attached.                 035-1-088-0001/7

                            LAWRENCE TITLE
                        INSURANCE CORPORATION

                        NATIONAL HEADQUARTERS
                         RICHMOND, VIRGINIA


                       SCHEDULE B -- SECTION 1
                 THIRD REVISED REQUIREMENTS CONTINUED


    1) Mortgage from Beaver County Corporation for Economic Development to The Pennsylvania Industrial Development Authority dated September 29, 1988 and recorded September 29, 1988 in Mortgage Book Volume 1101, Page 807 in the amount of $1,485,333.00. See also Consent, Subordination and Assumption Agreement by and between Beaver County Corporation for Economic Development, J & L Structural, Inc. and The Pennsylvania Industrial Development Authority dated September 29, 1988 and recorded September 29, 1988 in Miscellaneous Book Volume 1350, Page 531.

    2) Financing Statement from J & L Structural, Inc., (Debtor) to Beaver County Corporation for Economic Development, (Secured Party), filed in the Recorder's Officer at No. 287 of 1987 on November 6, 1987; Assigned to County of Beaver on April 6, 1988; Amendment filed subordinating rights in favor of Pittsburgh National Bank on November 22, 1989.

    3) Assignment of Installment Sale Agreement by and between Beaver County Corporation for Economic Development, J & L Structural, Inc., and The Pennsylvania Industrial Development Authority dated September 29, 1988 and recorded September 29, 1988 in Miscellaneous Book Volume 1350, Page 521.

    4) Financing Statement from J & L Structural, Inc., (Debtor) to Beaver County Corporation for Economic Development, (Secured Party), filed in the Prothonotary's Office at No. 1979 of 1987 on November 6, 1987; Assigned to County of Beaver on April 6, 1988; Amendment filed Subordinating rights in favor of Pittsburgh National Bank on November 13, 1989.

    5) Financing Statement from J & L Structural, Inc., (Debtor) to P N C Leasing Corp. (Secured Party), filed in the Prothonotary's Office at No. 1545 of 1989 on November 8, 1989.

h. As to Beaver County Corporation for Economic Development, proof must be furnished:

    1) Of proper resolution by its Board of Directors authorizing the proposed conveyance.

    2) That all corporate taxes, if any, owed the Commonwealth of Pennsylvania have been paid to date.

i. The following must be terminated by recorded release or expressly stated in the proposed deed to be merged by the proposed transaction:

    Memorandum of Installment Sale Agreement by and between Beaver County Corporation

(Continued)

                Case Number 179364              THIRD REVISED

               [LAWYERS TITLE INSURANCE CORPORATION LETTERHEAD]

                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA

                            SCHEDULE B - SECTION 1
                    THIRD REVISED REQUIREDMENTS CONTINUED

    for Economic Development and J & L Structural, Inc. dated September 29, 1988 and recorded September 29, 1988 in Miscellaneous Book Volume 1350, Page 514.

j.  As to J&L Structural, Inc., proof must be furnished:

    1) Of proper resolution by its Board of Directors authorizing the proposed conveyance.

    2) That all corporate taxes owed the Commonwealth of Pennsylvania have been paid to date.

    3) Compliance with the provisions of the Bulk Sales Act (72 P.S. 1403) if the proposed sale constitutes a sale of 51% or more of its total Pennsylvania real estate.

    4) Stockholder approval of the proposed conveyance if the proposed sale constitutes a sale of all or substantially all of the property of said corporation.

    5) Incumbency Certificate must be furnished.

    6) Certificate of Good Standing must be furnished.

k. The following items will be deleted from policy to be issued, upon receipt of affidavit satisfactory to Lawyers Title Insurance Corporation:

    1) Agreement (That Property Which Might Otherwise Be a Part of Realty Shall Be Personal Property) by and between Air Products, Incorporated and Jones & Laughlin Steel Corporation recorded May 6, 1957 in Deed Book Volume 713, Page 269.

    2) Deed from Jones & Laughlin Steel Corporation to Defense Plant Corporation dated March 11, 1943 and recorded in Deed Book Volume 506, Page 144.

    3) Deed from Jones & Laughlin Steel Corporation to Defense Plant Corporation dated March 11, 1943 and recorded in Deed Book Volume 506, Page 146.

    (4) Lease by and between Jones & Laughlin Steel Corporation and Air Products and Chemicals, Inc. dated March 1, 1961 and recorded in Deed Book Volume 807, Page 325.

    (5) Lease by and between Jones & Laughlin Steel Corporation and Air Products and Chemicals, Inc. dated March 1, 1961 and recorded in Deed Book Volume 807, Page 328.

(Continued)

Case Number 179364  THIRD REVISED

                           [LAWYERS TITLE LETTERHEAD]

                             NATIONAL HEADQUARTERS
                               RICHMOND, VIRGINIA

                             SCHEDULE B - SECTION 1
                      THIRD REVISED REQUIREMENTS CONTINUED


1. The Company may make other requirements or exceptions upon its review of the proposed documents creating the estate or interest to be insured or otherwise ascertaining details of the transaction.


    REISSUE RATE: A purchaser or mortgagor of real estate or an assignee of a lease from one whose ownership or leasehold interest has been insured within ten (10) years immediately prior to the date of the closing of the new transaction, shall be entitled to a reissue rate. Proof of past insurance is required.


Case Number 179364     THIRD REVISED

                          [LAWYERS TITLE LETTERHEAD]

                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA

                            SCHEDULE B--SECTION 2

                                  Exceptions

The policy or policies to be issued will contain an exception to the following unless the same is disposed of to the satisfaction of the Company:

1. Defects, liens, encumbrances, adverse claims or other matters, if any, created, first apearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon convered by this Commitment.

2. Easements or servitudes apparent from an inspection of the premises and any variation in location or dimensions, conflict with lines of adjoining property, encroachments, projections or other matters which might be disclosed by an accurate survey of the premises.

    NOTE: Upon receipt of current certified plat of survey satisfactory to Company, and payment of the applicable premium, this exception will be deleted or amended by policy endorsement in accordance with the facts disclosed thereby.

3.  All rights or claims of parties in possession.

4. Any reservations, restrictions, limitations, conditions or agreements set forth in the instrument by which title is vested in the insured owner.

5. Any taxes for the current year which may be hereafter assessed or levied by virtue of new construction completed or partially completed during the current year.

6.  All coal and mining rights and all rights relating thereto.

    THIS DOCUMENT DOES NOT INCLUDE OR INSURE THE TITLE TO THE COAL AND THE RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY AND LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT.

7.  Easements or claims of easements not shown by the public records.

8. Terms and conditions of Access and Easement Agreement by and between LTV Steel Company, Inc. and Beaver County Corporation for Economic Development dated as of May 25, 1993 and recorded in Miscellaneous Book Volume 1539, Page 136.

(Continued)

This commitment is invalid unless         Commitment No. 179364    THIRD REVISED
the Insuring Provisions and               Schedule B Section 2 Page 1
Schedules A and B are attached.           Form No. 91-88 (B-2) 035-1-088-0001/7

               [LAWYERS TITLE INSURANCE CORPORATION LETTERHEAD]

                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA

                                 SCHEDULE B-2
                      THIRD REVISED EXCEPTIONS CONTINUED

 9. The reservations for right of entry for maintaining and renewing poles, sigal and communication lines, wire fence, underground tunnel and other necessary railroad work; and for the right of make slopes of cut or fill for railroad purposes, and waiver of damages relative thereto; as well as the grantee's covenant not to alter or change the contour or surface such as to affect grade or drainage conditions, all as more particularly set forth in the deed from The Pittsburgh and Lake Erie Railroad Company to The Borough of Aliquippa dated April 26, 1971 and recorded in Deed Book Volume 1031, Page 188. (Limited to Parcels Fourth, Sixth, Seventh and Ninth)

10. Easement Quit-Claim from the The Pittsburgh and Lake Erie Railroad Company, to The Municipal Water Authority of the Borough of Aliquippa, dated February 25, 1959 and recorded July 9, 1959 in Deed Book Volume 760, Page 182.

11. Policy does not insure frontage on a public road, but does insure access thereto. (Limited to Parcels First, Second, Third, Fifth and Eight)

12. The following rights of way and easements as set forth in the deed to Jones & Laughlin Steel Corporation dated December 30, 1922 and recorded in Deed Book Volume 311, Page 128:

     a) Rights of way and easements of the Aliquippa and Southern Railroad Company.

     b) The right reserved by the Pittsburgh and Lake Erie Railroad Company in its deeds to the party of the first part recited therein, to make, upon certain of the tracts or parcels of land conveyed to the party of the first part by said Pittsburgh and Lake Erie Railroad Company as aforesaid, such slopes of cut and fill from the established grade of the Railroad of said Pittsburgh and Lake Erie Railroad Company, as will enable it to fully use and enjoy its property adjacent to said tracts or parcels of land for the construction, operating and maintenances of its railroad.

13. Rights of the United States of America, the Commonwealth of Pennsylvania, and the public between the high and low water marks of the Ohio River. (Limited to Third described)

     NOTE: Policy does not insure title to any land beyond the high water mark of the Ohio River.

14. Rights of the United States of America and the Commonwealth of Pennsylvania in and to the United States Harbor Line. (Limited to Third described)

(Continued)

Case Number 179364  THIRD REVISED

                          [LAWYERS TITLE LETTERHEAD]

                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA

                                 SCHEDULE B-2
                      THIRD REVISED EXCEPTIONS CONTINUED


15.  The following rights of way:

     a) From Jones & Laughlin Steel Corporation to Duquesne Light Company dated July 30, 1952 and recorded September 24, 1952 in Deed Book Volume
     644, Page 382.

     b) From Jones & Laughlin Steel Corporation to Municipal Water Authority of Aliquippa dated November 18, 1954 and recorded November 19, 1954 in Deed Book Volume 676, Page 269.

     c) From Jones & Laughlin Steel Corporation to Municipal Water Authority of Aliquippa dated June 9, 1955 and recorded July 19, 1955 in Deed Book Volume 686, Page 272.

     d) The "Lease and Right of Way" from Jones & Laughlin Steel Corporation to The Manufacturer's Light and Heat Company dated May 12, 1958 and recorded July 3, 1958 in Deed Book Volume 731, Page 475; and the pipeline right of way of National Transit Company referenced therein.

     e) From The Borough of Aliquippa with consent of Jones & Laughlin Steel Corporation to The Peoples Natural Gas Company dated August 8, 1960 and recorded September 13, 1960 in Deed Book Volume 785, Page 278.

     f) For pipeline from Jones & Laughlin Steel Corporation to Columbia Gas of Pennsylvania Inc. dated December 10, 1962 and recorded February 5, 1963 in Deed Book Volume 830, Page 343.

     g) From Jones & Laughlin Steel Corporation to Columbia Gas of Pennsylvania dated June 11, 1969 and recorded in Deed Book Volume 952, Page 388.

     h) From L.T.V. Steel Company, Inc. to Columbia Gas of Pennsylvania, Inc. dated September 23, 1988 and recorded in Deed Book Volume 1353, Page 512. (Limited to, in and along Woodlawn Road.)

     i) Right of way from J & L Structural, Inc. to Columbia Gas of Pennsylvania, Inc., dated December 5, 1988, recorded in Deed Book Volume 1356, Page 735.

     j) Easement Agreement between J & L Structural, Inc. and Mechanical Services Company, Inc., dated May 18, 1990, recorded in Deed Book Volume 1403, Page 428. (Limited to Parcels First, Fifth and Eight).

     k) Right of way from J & L Structural, Inc., to The Bell Telephone
     Company of

  (Continued)

  Case Number 179364  THIRD REVISED

                          [LAWYER'S TITLE LETTERHEAD]

                             NATIONAL HEADQUARTERS
                               RICHMOND, VIRGINIA

                                  SCHEDULE B-2
                       THIRD REVISED EXCEPTIONS CONTINUED


     Pennsylvania, dated August 28, 1991, recorded in Deed Book Volume 1458, Page 204.

     1) Rights of way from LTV Steel Company, Inc. to Duquesne Light Company dated July 16, 1992 and recorded November 9, 1992 in Deed Book Volume 1512, Page 365.

16. All matters shown on the Beaver County Corporation For Economic Development Subdivision Plan No. 1 recorded on June 30, 1994 at Plan Book Volume 26, Pages 268-269.

17. Terms and Conditions set forth in Road and Utilities Agreement by and between L.T.V. Steel Company, Inc. and Breedlove Enterprises, Inc. dated November 6, 1987 and recorded in Deed Book Volume 1320, Page 520, as amended by Amendment to Asset Sale and Purchase Agreement between LTV Steel Company, Inc., and J & L Structural, Inc. and Amendment to Road and Utilities Agreement dated as of October 6, 1987, dated June 8, 1989, recorded June 26, 1989 in Deed Book Volume 1372, Page 505.

18. Terms and conditions of Rail Agreement by and between L.T.V. Steel Company, Inc. and Breedlove Enterprises, Inc. recorded in Deed Book Volume 1320, Page 644.

19. License Agreement from Aliquippa and Southern Railroad Company to Columbia Gas of Pennsylvania, Inc. dated October 3, 1988 and recorded October 26, 1988 in Deed Book Volume 1353, Page 503.


               THIS PAGE CONSTITUTES THE LAST PAGE OF SCHEDULE B.


Case Number 179364     THIRD REVISED

                        [LAWYERS INSURANCE LETTERHEAD]
                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA
                              ------------------
                                Policy Number
                                 85-01-458079
                              ------------------

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS CONTAINED IN SCHEDULE B AND THE PROVISIONS OF THE CONDITIONS AND STIPULATIONS HEREOF, LAWYERS TITLE INSURANCE CORPORATION, a Virginia corporation, herein called the Company, insures, as of Date of Policy shown in Schedule A, against loss or damage, not exceeding the amount of insurance stated in Schedule A, and costs, attorneys' fees and expenses which the Company may become obligated to pay hereunder, sustained or incurred by the insured by reason of:

        1. Title to the estate or interest described in Schedule A being vested otherwise than as stated therein;

        2.  Any defect in or lien or encumbrance on such title;

        3.  Lack of a right of access to and from the land; or

        4.  Unmarketability of such title.

IN WITNESS WHEREOF the Company has caused this policy to be signed and sealed, to be valid when Schedule A is countersigned by an authorized officer or agent of the Company, all in accordance with its By-Laws

                                Lawyers Title Insurance Corporation

                                By:         Marvin C. Bowling, Jr.
                                   -------------------------------------------
                                            Marvin C. Bowling, Jr.
                                                  President



                                Attest:          I.W. Jackson III
                                        --------------------------------------
                                                 I.W. Jackson III
                                                     Secretary

                           EXCLUSIONS FROM COVERAGE


The following matters are expressly excluded from the coverage of this policy:

1.  (a)  Governmental police power.

    (b) Any law, ordinance or governmental regulation relating to environmental protection.

    (c) Any law, ordinance or governmental regulation (including but not limited to building and zoning ordinances) restricting or regulating or prohibiting the occupancy, use or enjoyment of the land, of regulating the character, dimensions or location of any improvement now or hereafter erected on the land, or prohibiting a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part.

    (d)  The effect of any violation of the matters excluded under (a), (b), or
    (c) above, unless notice of a defect, lien or encumbrance resulting from a violation has been recorded at Date of Policy in those records in which under state statutes deeds, mortgages, lis pendens, liens or other title emcumbrances must be recorded in order to impart constructive notice to purchasers of the land for value and without knowledge; provided, however, that without limitation, such records shall not be construed to include records in any of the offices of federal, state or local environmental protection, zoning, building, health or public safety authorities.

2. Rights of eminent domain unless notice of the exercise of such rights appears in the public records at Date of Policy.

3. Defects, liens, encumbrances, adverse claims, or other matters (a) created, suffered, assumed or agreed to by the insured claimant; (b) not known to the Company and not shown by the public records but known to the insured claimant either at Date of Policy or at the date such claimant acquired an estate or interest insured by this policy and not disclosed in writing by the insured claimant to the Company prior to the date such insured claimant became an insured hereunder; (c) resulting in no loss or damage to the insured claimant; (d) attaching or created subsequent to Date of Policy; or
    (e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the estate or interest insured by this policy.

                         CONDITIONS AND STIPULATIONS


1.  DEFINITION OF TERMS

    The following terms when used in this policy mean:
    (a) "insured": the insured named in Schedule A, and, subject to any rights or defenses the Company may have had against the named insured, those who succeed to the interest of such insured by operation of law as distinguished from purchase including, but not limited to, heirs, distributees, devisees, survivors, personal representatives, next of kin, or corporate or fiduciary successors.
    (b)  "insured claimant": an insured claiming loss or damage hereunder.
    (c) "knowledge": actual knowledge, not constructive knowledge or notice which may be imputed to an insured by reason of any public records.
    (d) "land": the land described, specifically or by reference in Schedule A, and improvements affixed thereto which by law constitute real property; provided, however, the term "land" does not include any property beyond the lines of the area specifically described or referred to in Schedule A, nor any right, title, interest, estate or easement in abutting streets, roads, avenues, alleys, lanes, ways or waterways, but nothing herein shall modify or limit the extent to which a right of access to and from the land is insured by this policy.
    (e) "mortgage": mortgage, deed or trust, trust deed, or other security instrument.
    (f) "public records": those records which by law impart constructive notice of matters relating to said land.

2.  CONTINUATION OF INSURANCE AFTER CONVEYANCE OF TITLE

    The Coverage of this policy shall continue in force as of Date of Policy in favor of an insured so long as such insured retains an estate or interest in the land, or holds an indebtedness secured by a purchase money mortgage given by a purchaser from such insured, or so long as such insured shall have liability by reason of covenants of warranty made by such insured in any transfer or conveyance of such estate or interest, provided, however, this policy shall not continue in force in favor of any purchaser from such insured of either said estate or interest or the indebtedness secured by a purchase money mortgage given to such insured.

3. DEFENSE AND PROSECUTION OF ACTIONS -- NOTICE OF CLAIM TO BE GIVEN BY AN INSURED CLAIMANT

    (a) The Company, at its own cost and without undue delay, shall provide for the defense of an insured in all litigation consisting of actions or proceedings commenced against such insured or a defense interposed against an insured in an action to enforce a contract for a sale of the estate or interest in said land, to the extent that such litigation is founded upon an alleged defect, lien, encumbrance or other matter insured against by this policy.
    (b) The insured shall notify the Company promptly in writing (i) in case any action or proceeding is begun or defense is interposed as set forth in (a) above, (ii) in case knowledge shall come to an insured hereunder of any claim of title or interest which is adverse to the title to the estate or interest, as insured, and which might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if title to the estate or interest, as insured is rejected as unmarketable. If such prompt notice shall not be given to the Company, then as to such insured all liability of the Company shall cease and terminate in regard to the matter or matters for which such prompt notice is required, provided, however, that failure to notify shall in no case prejudice the rights of any such insured under this policy unless the Company shall be prejudiced by such failure and then only to the extent????
    (c) The Company shall have the right at its own cost to institute and without undue delay prosecute any action or proceeding or to do any other act which in its opinion may be necessary or desirable to establish the title of the estate or interst as insured, and the Company may take any appropriate action under the terms of this policy, whether or not it shall be liable thereunder, and shall not thereby concede liability or waive any provision of this policy.
    (d) Whenever the Company, shall have brought any action or interposed a defense as required or permitted by the provision of this policy, the Company may pursue any such litigation to final determination by a court of competent jurisdiction and expressly reserves the right, in its sole discretion, to appeal from any adverse judgment or order.
    (e) In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action of proceeding, the insured hereunder shall secure to the Company the right to so prosecute or provide defense in such action or proceeding, and all appeals therein, and permit the Company to use, at its option, the name of such insured for such purpose. Whenever requested by the Company, such insured shall give the Company all reasonable aid in any such action or proceeding, in effecting settlement, securing evidence, obtaining witnesses, or prosecuting or defending such action or proceeding, and the Company shall reimburse such insured for any expense so incurred.

4.  NOTICE OF LOSS -- LIMITATION OF ACTION

    In addition to the notices required under paragraph 3(b) of these Conditions and Stipulations, a statement in writing of any loss or damage for which it is claimed the Company is liable under this policy shall be furnished to the Company within 90 days after such loss or damage shall have been determined and no right of action shall accrue to an insured claimant until 30 days after such statement shall have been furnished. Failure to furnish such statement of loss or damage shall terminate any liability of the Company under this policy as to such loss or damage.

5.  OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS

    The Company shall have the option to pay or otherwise settle for or in the name of an insured claimant any claim insured against or to terminate all liability and obligations of the Company hereunder by paying or tendering payment of the amount of insurance under this policy together with any costs, attorneys' fees and expenses incurred up to the time of such payment or tender of payment, by the insured claimant and authorized by the Company.

6.  DETERMINATION AND PAYMENT OF LOSS

    (a) The liability of the Company under this policy shall in no case exceed the least of
          (i)  the actual loss of the insured claimant; or
         (ii)  the amount of insurance stated in Schedule A.
    (b) The Company will pay, in addition to any loss insured against by this policy, all costs imposed upon an insured in litigation carried on by the Company for such insured, and all costs, attorneys' fees and expenses in litigation carried on by such insured with the written authorization of the Company.
    (c) When liability has been definitely fixed in accordance with the conditions of this policy, the loss or damage shall be payable within 30 days thereafter.

7. LIMITATION OF LIABILITY

        No claim shall arise or be maintainable under this policy (a) if the Company, after having received notice of an alleged defect, lien or encumbrance insured against hereunder, by litigation or otherwise removes such defect, lien or encumbrance or establishes the title, as insured, within a reasonable time after receipt of such notice, (b) in the event of litigation until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals therefrom, adverse to the title, as insured, as provided in paragraph 3 hereof, or (c) for liability voluntarily assumed by an insured in settling any claim or suit without prior written consent of the Company.


8. REDUCTION OF LIABILITY

        All payments under this policy, except payments made for costs, attorneys' fees and expenses, shall reduce the amount of the insurance pro tanto. No payment shall be made without producing this policy for endorsement of such payment unless the policy be lost or destroyed, in which case proof of such loss or destruction shall be furnished to the satisfaction of the Company.

9. LIABILITY NONCUMULATIVE

        It is expressly understood that the amount of insurance under this policy shall be reduced by any amount the Company may pay under any policy insuring either (a) a mortgage shown or referred to in Schedule B hereof which is a lien on the estate or interest covered by this policy, or (b) a mortgage hereafter executed by an insured which is a charge or lien on the estate or interest described or referred to in Schedule A, and the amount so paid shall be deemed a payment under this policy. The Company shall have the option to apply to the payment of any such mortgages any amount that otherwise would be payable hereunder to the insured owner of the estate or interest covered by this policy and the amount so paid shall be deemed a payment under this policy to said insured owner.


10. APPORTIONMENT

        If the land described in Schedule A consists of two or more parcels which are not used as a single site, and a loss is established affecting one or more of said parcels but not all, the loss shall be computed and settled on a pro rata basis as if the amount of insurance under this policy was divided pro rata as to the value on Date of Policy of each separate parcel to the whole, exclusive of any improvements made subsequent to Date of Policy, unless a liability or value has otherwise been agreed upon as to each such parcel by the Company and the insured at the time of the issuance of this policy and shown by an express statement herein or by an ensdorsement attached hereto.

11. SUBROGATION UPON PAYMENT OR SETTLEMENT

        Whenever the Company shall have settled a claim under this policy, all right of subrogation shall vest in the Company unaffected by any act of the insured claimant. The Company shall be subrogated to and be entitled to all rights and remedies which such insured claimant would have had against any person or property in respect to such claim had this policy not been issued, and if requested by the Company, such insured claimant shall transfer to the Company all rights and remedies against any person or property necessary in order to perfect such right of subrogation and shall permit the Company to use the name of such insured claimant in any transaction or litigation involving such rights or remedies. If the payment does not cover the loss of such insured claimant, the Company shall be subrogated to such rights and remedies in the proportion which said payment bears to the amount of said loss. If loss should result from any act of such insured claimant, such act shall not void this policy, but the Company, in that event, shall be required to pay only that part of any losses insured against hereunder which shall exceed the amount, if any, lost to the Company be reason of the impairment of the right of subrogation.

12. LIABILITY LIMITED TO THIS POLICY

        This instrument together with all endorsements and other instruments, if any, attached hereto by the Company is the entire policy and contract between the insured and the Company.

        Any claim of loss or damage, whether or not based on negligence, and which arises out of the status of the title to the estate or interest covered hereby or any action asserting such claim, shall be restricted to the provisions and conditions and stipulations of this policy.

        No amendment of or endorsement to this policy can be made except by writing endorsed hereon or attached hereto signed by either the President, a Vice President, the Secretary, an Assistant Secretary, or validating officer or authorized signatory of the Company.

13. NOTICES, WHERE SENT

        All notices required to be given the Company and any statement in writing required to be furnished the Company shall include the number of this policy and shall be addressed to its Corporate Headquarters, 6630 West Broad Street, Richmond, Virginia, mailing address P.O. Box 27567, Richmond, Virginia 23261.


                     LAWYERS TITLE INSURANCE CORPORATION

                   NATIONAL HEADQUARTERS--RICHMOND, VIRGINA

                          [Lawyers Title Letterhead]

                            NATIONAL HEADQUARTERS

                              RICHMOND, VIRGINIA

                             --------------------
                                Policy Number
                                 85-01-458079
                             --------------------

SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS CONTAINED IN SCHEDULE B AND THE PROVISIONS OF THE CONDITIONS AND STIPULATIONS HEREOF, LAWYERS TITLE INSURANCE CORPORATION, a Virginia corporation, herein called the Company, insures, as of Date of Policy shown in Schedule A, against loss or damage, not exceeding the amount of insurance stated in Schedule A, and costs, attorneys' fees and expenses which the Company may become obligated to pay hereunder, sustained or incurred by the insured by reason of:

        1. Title to the estate or interest described in Schedule A being vested otherwise than as stated therein;
        2. Any defect in or lien or encumbrance on such title;
        3. Lack of a right of access to and from the land; or
        4. Unmarketability of such title.

IN WITNESS WHEREOF the Company has caused this policy to be signed and sealed, to be valid when Schedule A is countersigned by an authorized officer or agent of the Company, all in accordance with its By-Laws.

                                                  [Lawyers Title Logo]

                                                By
                                                    Marvin C. Bowling, Jr.
                                                    ----------------------------
                                                    Marvin C. Bowling, Jr.
                                                                       President

                                                Attest
                                                    Iw. Jackson III
                                                    ----------------------------
                                                    Iw. Jackson III
                                                                       Secretary

                          (LAWYERS TITLE LETTERHEAD)


                            NATIONAL HEADQUARTERS

                              RICHMOND, VIRGINIA



                                OWNER'S POLICY

                                  SCHEDULE A

CASE NUMBER     DATE OF POLICY         AMOUNT OF INSURANCE         POLICY NUMBER
179365          September 14, 1994     $19,700.00                  85-01-458079
                                                              The policy number shown
                                                              on this Schedule must
                                                              agree with the preprinted
                                                              number on the cover sheet

1.  NAME OF INSURED:

    J & L Structural, Inc.

2. THE ESTATE OR INTEREST IN THE LAND DESCRIBED HEREIN AND WHICH IS COVERED BY THIS POLICY IS:

    FEE SIMPLE

3.  THE ESTATE OR INTEREST REFERRED TO HEREIN IS AT DATE OF POLICY VESTED IN:

    J & L Structural, Inc.

4.  THE LAND REFERRED TO IN THIS POLICY IS DESCRIBED AS FOLLOWS:

    Part One:

       ALL THAT certain lot of land situate in the City of Aliquippa (formerly the Borough of Aliquippa), County of Beaver, Pennsylvania, known as Lot No. 94 in Woodlawn Land Company's Plan No. 4, as recorded in the Recorder's Office of Beaver County, Pennsylvania in Plan Book Volume 2, Page 98, and further bounded and described as follows, to-wit:

       HAVING a frontage of 25 feet on the westerly side of Station Street and extending back therefrom westwardly between Lots Nos. 93 and 95 in the said plan for a distance of 80 feet to the eastwardly line of Poplar Alley as shown on said plan.

       (Continued)

Pittsburgh Branch Office                           Pittsburgh, Pennsylvania

- - --------------------------------------------       ---------------------------------
Countersignature Authorized Officer or Agent       Issued at (Location)

/jes

Policy 85 (Rev.2/79)          This Policy is invalid unless the     ALTA Owner's Policy Form B 1970
Form No. 035-0-085-0000/3     cover sheet and Schedule B are        (Rev. 10-17-70 and 10-17-84)
                              attached.                               Copyright 1969

                         [LAWYER'S TITLE LETTERHEAD]

                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA

                            SCHEDULE "A" CONTINUED

   ALSO, all that certain lot or piece of ground situate in the City of Aliquippa (formerly the Borough of Aliquippa), County of Beaver, Pennsylvania, being a part of Lot No. 95 in Woodlawn Land Company's Plan of Lots No. 4, as recorded in the Recorder's Office of Beaver County, Pennsylvania, in Plan Book Volume 2, Page 98, said part of said lot being bounded and described as follows, to-wit:

   BEGINNING at a point on the westerly line of Station Street at the dividing line between Lots Nos. 94 and 95 in the plan aforesaid; thence by said dividing line in a westerly direction 80 feet to a point on Poplar Avenue; thence by the easterly line of said Poplar Alley in a northerly direction, for a distance of 3 inches to a point; thence by a line parallel to the dividing line between Lots Nos. 94 and 95 in the plan aforesaid, and distant northwardly 3 inches therefrom, in an easterly direction for a distance of 80 feet to a point on the westerly line of Station Street; thence by the westerly line of said Station Street, in a southerly direction, for a distance of 3 inches to a point, the place of BEGINNING.

   TAX PARCEL NO. 08-10-109.

   EXCEPTING AND RESERVING therefrom and thereout, that portion of the above tracts taken by the Commonwealth of Pennsylvania, Department of Highways, as recorded in Highway Book IV, Volume 1, Pages 63-94 and entered in the Recorder's Office of Beaver County, Pennsylvania, on February 23, 1961.

Part Two:

   No. 1:

   ALL THOSE certain lots or pieces of ground situate in the City of Aliquippa (formerly the Borough of Aliquippa, formerly the Borough of Woodlawn), County of Beaver and Commonwealth of Pennsylvania, being Lots No. 98, 99 and 100 in the Woodlawn Land Company's Plan No. 4, as the said plan is recorded in the Recorder's Office of Beaver County, Pennsylvania, in Plan Book Volume 2, Page 98.

   TAX PARCEL NO. 08-10-108.

   No. 2:

   ALSO, all that certain lot or piece of ground situate in the City of Aliquippa (formerly the Borough of Aliquippa, formerly the Borough of Woodlawn), County of Beaver and Commonwealth of Pennsylvania, being Lot. No. 101 in the Woodlawn Land Company's Plan No. 4, as the said plan is recorded in the Recorder's Office of Beaver County,

   (Continued)

Case Number   179365
Policy Number 85-01-458079

                          [LAWYERS TITLE LETTERHEAD]

                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA

                            SCHEDULE "A" CONTINUED

Pennsylvania, in Plan Book Volume 2, Page 98.

No. 3:

ALSO, all that certain lot or piece of land situate in the City of Aliquippa (formerly the Borough of Aliquippa, formerly the Borough of Woodlawn), Beaver County, Pennsylvania, being Lot No. 93 in Woodlawn Land Company's Plan No. 4, as the said plan is recorded in the Recorder's Office of Beaver County, Pennsylvania, in Plan Book Volume 2, Page 98.

NO. 2 AND NO. 3 ABOVE, TOGETHER BEING TAX PARCEL NO. 08-10-113.

EXCEPTING from the aforesaid Lot No. 93 in Woodlawn Land Company's Plan No. 4, that portion thereof which was condemned by the Commonwealth of Pennsylvania as shown on Sheet No. 11 of Right of Way Plan for Route No. 3955, Section No. 4, Beaver County, as approved by the Governor of the Commonwealth of Pennsylvania on October 11, 1960.

Case Number   179365
Policy Number 85-01-458079

                          [LAWYERS TITLE LETTERHEAD]
                            NATIONAL HEADQUARTERS
                              RICHMOND, VIRGINIA

                                OWNER'S POLICY

DATE OF POLICY          THE POLICY NUMBER SHOWN ON THIS            POLICY NUMBER
September 14, 1994      SCHEDULE MUST AGREE WITH THE PRE-          85-01-458079
                        PRINTED NUMBER ON THE COVER SHEET.

                                  SCHEDULE B

This policy does not insure against loss or damage by reason of the following:

1. Easements or servitudes apparent from an inspection of the premises and any variation in location or dimensions, conflict with lines of adjoining property, encroachments, projections or other matters which might be disclosed by an accurate survey of the premises.

2. Any taxes for the current year which may be hereafter assessed or levied by virtue of new construction completed or partially completed during the current year, not yet due or payable.

3.  All coal and mining rights and all rights relating thereto.

    THIS DOCUMENT DOES NOT INCLUDE OR INSURE THE TITLE TO THE COAL AND THE RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT.

    NOTE: Policy insures against future surface operations on the premises insured.

              THIS PAGE CONSTITUTES THE LAST PAGE OF SCHEDULE B.


Case Number   179365
Policy Number 85-01-458079
                                                 ALTA Owner's Policy-Form B 1970
Policy 85 PA (Rev. 2-79)                         (Rev. 10-17-70 and 10-17-84
Form No. 035-0-085-3702/2                        Copyright 1969

                                                                 (Schedule 5.2c)
                                                                     ANNEX C
                            Machine Shop Equipment

Quantity                Manufacturer            Description
- - --------                ------------            -----------
   1                    Grand Rapids            Auto Surface Grinder, Model 560,
                                                Serial Number 500159

   1                    Grand Rapids            Manual Surface Grinder
                                                Serial Number 515600

   1                    Mitts & Merrill          Keyseater
                                                Model SK17
                                                Serial Number 20731

   2                    Cincinnati              Drill Press, Lot #30
                                                Make No. 5240

   1                    Beaver                  Bolt Threader

   2                    Std. Electric           Table Top Grinder
                          Tool

   1                    Peerless                14" Hacksaw

   1                    Delta                   Floor Type Drill Press

   1                    Sears                   Floor Type Drill Press,
                                                Model 113-21371

   1                    American                Lathe
                          Pacemaker               Model 69201-45

   1                    Monarch                 Lathe
                                                  Mfg. No. 28932

   1                    Lodge & Shipley         Lathe

   1                    South Bend              Lathe
                                                Cat. No. 8199-A

   1                    Gallmeyer &             Grinder
                          Livingston            Serial Number: D-7064

   1                    Cincinnati              Grinder
                                                Model 102

   1                    Famco                   Press
                                                Model 81

   1                    Canedy-Otto             Drill Press
                                                No. 18 Royal

   1                    Cincinnati              Shaper


Quantity                Manufacturer            Description
- - --------                ------------            -----------
   1                    Niagara                 Shear
                                                Model - Queen City

   1                    Milwaukee               Milling Machine
                                                Serial Number: 12-5233
                                                Model - K

   1                      ?                     Grinder (12")

   1                    Shaw                    Chain Hoist (2 ton)
   1                    Coffing                 Chain Hoist (3 ton)
   1                    Ingersoll Rand          Chain Hoist (2 ton)
   1                    Yale                    Chain Hoist (1/2 ton)

   1                    Westinghouse            Pedestal Fan

   8                                            Bench Vises

   5                                            Lazy Susan, Parts Bins

   1                                            Chain Hoist






                                                M. E. Muphy
                                                5/25/94

                                                                 ANNEX C
                                                                 (Schedule 3.20)

1. 69/6.9KV transformer yard switchrack, complete with foundations, structure, S & C Switchers, interconnecting cables, etc.

2. Three 20,000 KVA, 69/6.9 KVA, 69/6.9KV Transformers, Nos. 1, 2 and 3, complete with foundations, fans, grounding resistance, protective relays, cables, bus and associated controls.

3. 14" mill substation extension (top floor, South) 6.9KV switchgear (Unit Nos. 10 through 20).

4. "No. 6 Boiler House/10,000 KVA Frequency Set" Switchgear Unit. Tie Breaker No. 22 located in 14" mill substation (first floor, South).

5. 14" mill substation extension complete with all buildings foundations, facilities, switchgear, lighting, power and control cables, conduits, hardware and all other equipment related to the 6.9KV, 60 Hz system.

6. 250V DC battery charger and batteries located in J&L Structural's motor room and motor room basement which provide power to actuate close and trip circuits for both LTV and J&L Structural 6.9KV, 25 Hz and 60 Hz power switchgear.

7. Two (2) alarm cables in a 1-1/2" conduit from the Polymer Building at the No. 10 Pump House to the Water Treatment Building. This conduit runs embedded from the Polymer Building to the riverbank where it stubs-up and continues south attached to the 42" service water pipe supports (see Drawing No. AW-5090). The cable leaves the conduit at a wooden pole and continues (via aerial messenger) to a pipe support for the 30" force main at Clarifier No. 2 and continues to the Treatment Building via conduit (see Drawing No. AW-5091).

8. 69KV Transmission Tower "A" and No. 10 complete with foundation and structures.

9. The 6.9KV, 60 Hz underground duct system, that of which is located on J&L Structural property as described below:

     It begins South of Transformer No. 3, proceeds east, then turns north and continues to Manhole No. 6. From Manhole No. 6, the system continues west to J&L Structural's 14" Mill Motor Room and North to Manhole No. 5 then beyond to the North property line.

                                                                ANNEX E
                                                                (Schedule 3.20)

                                PERMITTED LIENS
                                (Real Property)

1.  All coal and mining rights and all rights relating thereto.

    THIS DOCUMENT DOES NOT INCLUDE OR INSURE THE TITLE TO THE COAL AND THE RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT.

2. Terms and conditions of Access and Easement Agreement by and between LTV Steel Company, Inc. and Beaver County Corporation for Economic Development dated as of May 25, 1993 and recorded in Miscellaneous Book Volume 1539, Page 136.

3. The reservations for right of entry for maintaining and renewing poles, signal and communication lines, wire fence, underground tunnel and other necessary railroad work; and for right of make slopes of cut or fill for railroad purposes, and waiver of damages relative thereto; as well as the grantee's covenant not to alter or change the contour or surface such as to affect grade or drainage conditions, all as more particularly set forth in the deed from The Pittsburgh and Lake Erie Railroad Company to The Borough of Aliquippa dated April 26, 1971 and recorded in Deed Book Volume 1031, Page 188. (Limited to Parcels Fourth, Sixth, Seventh and Ninth)

4. Easement Quit-Claim from The Pittsburgh and Lake Erie Railroad Company, to The Municipal Water Authority of the Borough of Aliquippa, dated February 25, 1959 and recorded July 9, 1959 in Deed Book Volume 760, Page 182.

5. The following rights of way and easements as set forth in the deed to Jones & Laughlin Steel Corporation dated December 30, 1922 and recorded in Deed Book Volume 311, Page 128:

     a) Rights of way and easements of the Aliquippa and Southern Railroad Company.

     b) The right reserved by the Pittsburgh and Lake Erie Railroad Company in its deeds to the party of the first part recited therein, to make, upon certain of the tracts or parcels of land conveyed to the party of the first part by said Pittsburgh and Lake Erie Railroad Company as aforesaid, such slopes of cut and fill from the established grade of the Railroad of said Pittsburgh and Lake Erie Railroad Company, as will enable it to fully use and enjoy its property adjacent to said tracts or parcels of land for the construction, operating and maintenances of its railroad.

6. Rights of the United States of America, the Commonwealth of Pennsylvania, and the public between the high and low water marks of the Ohio River. (Limited to Third described)

     NOTE: Policy does not insure title to any land beyond the high water mark of the Ohio River.

7. Rights of the United States of America and the Commonwealth of Pennsylvania in and to the United States Harbor Line. (Limited to Third described)

8.   The following rights of way:

     a) From Jones & Laughlin Steel Corporation to Duquesne Light Company dated July 3, 1952 and recorded September 24, 1952 in Deed Book Volume 644,
     Page 382.

     b) From Jones & Laughlin Steel Corporation to Municipal Water Authority of Aliquippa dated November 18, 1954 and recorded November 19, 1954 in Deed Book Volume 676, Page 269.

     c) From Jones & Laughlin Steel Corporation to Municipal Water Authority of Aliquippa dated June 9, 1955 and recorded July 19, 1955 in Deed Book Volume 686, Page 272.

     d) The "Lease and Right of Way" from Jones & Laughlin Steel Corporation to The Manufacturer's Light and Heat Company dated May 12, 1958 and recorded July 3, 1958 in Deed Book Volume 731, Page 475; and the pipeline right of way of National Trans Company referenced therein.

     e) From The Borough of Aliquippa with consent of Jones & Laughlin Steel Corporation to The Peoples Natural Gas Company dated August 8, 1960 and recorded September 13, 1960 in Deed Book Volume 785, Page 278.

     f) For pipeline from Jones & Laughlin Steel Corporation to Columbia Gas of Pennsylvania, Inc. dated December 10, 1962 and recorded February 5, 1963 in Deed Book Volume 830, Page 343.

     g) From Jones & Laughlin Steel Corporation to Columbia Gas of Pennsylvania dated June 11, 1969 and recorded in Deed Book Volume 952, Page 388.

     h) From L.T.V. Steel Company, Inc. to Columbia Gas of Pennsylvania, Inc. dated September 23, 1988 and recorded in Deed Book Volume 1353, Page 512. (Limited to, in and along Woodlawn Road.)

     i) Right of way from J & L Structural, Inc. to Columbia Gas of Pennsylvania, Inc., dated December 5, 1988, recorded in Deed Book Volume 1356, Page 735.

     j) Easement Agreement between J & L Structural, Inc. and Mechanical Services Company, Inc., dated May 18, 1990, recorded in Deed Book Volume 1403, Page 428. (Limited to Parcels First, Fifth and Eight.)

     k) Right of way from J & L Structural, Inc., to The Bell Telephone
     Company of

     Pennsylvania, dated August 28, 1991, recorded in Deed Book Volume 1458, Page 204.

     1) Rights of way from L.T.V. Steel Company, Inc. to Dequesne Light Company dated July 16, 1992 and recorded November 9, 1992 in Deed Book Volume 1512, Page 365.

 9. All matters shown on the Beaver County Corporation For Economic Development Subdivision Plan No. 1 recorded on June 30, 1994 at Plan Book Volume 26, Pages 268-269.

10. Terms and Conditions set forth in Road and Utilities Agreement by and between L.T.V. Steel Company, Inc. and Breedlove Enterprises, Inc. dated November 6, 1987 and recorded in Deed Book Volume 1320, Page 520, as amended by Amendment to Asset Sale and Purchase Agreement between L.T.V. Steel Company, Inc., and J & L Structural, Inc. and Amendment to Road and Utilities Agreement dated as of October 6, 1987, dated June 8, 1989, recorded June 26, 1989 in Deed Book Volume 1372, Page 505.

11. Terms and conditions of Rail Agreement by and between L.T.V. Steel Company, Inc. and Breedlove Enterprises, Inc. recorded in Deed Book Volume 1320, Page 644.

12. License Agreement from Aliquippa and Southern Railroad Company to Columbia Gas of Pennsylvania, Inc. dated October 3, 1988 and recorded October 26, 1988 in Deed Book Volume 1353, Page 512.

                                                                       ANNEX   F
                                                                 (Schedule 3.20)

                                 PERMITTED LIENS
                               (PERSONAL PROPERTY)

1. It is expected that the security interest in favor of PNC Bank referenced in item 2(c) on Schedule 3.20 will be released in connection with the Buyer's satisfaction of the indebtedness secured thereby at the Closing.

2. The security interest in favor of Pitney Bowes Credit Corporation referenced in item 2(d) on Schedule 3.20 which relates to its Lease #2351682-303.

3.       The rights of UDI referenced in item 2(e) on Schedule 3.20.

4.       The rights of LTV referenced in item 2(f) on Schedule 3.20.

5.       The rights of LTV referenced in item 2(g) on Schedule 3.20.

                                                                   SCHEDULE 3.21

                                  PENSION PLANS

1.      J&L Structural, Inc. Defined Contribution Pension Plan

2.      J&L Structural, Inc. USWA 401(k) Plan

3.      J&L Structural, Inc. Salary 401(k) Plan

Notes:

         (a) All three plans include employees of Precision Galvanizing, Inc. ("PGI"); however, PGI currently has no employees.

         (b) The plans referenced in items 2 and 3 above include employees of TCI.

         (c) J&L did not apply for a separate determination letter for the plan referenced in item 3 above as it is a General American Life Insurance Company Standardized 401(k) Profit Sharing Plan and Trust Agreement which was approved by the IRS on March 6, 1991.

         (d) Each of these plans should be amended to comply with changes in the law over the last several years. The remedial amendment period is available until December 31, 1994.

                                                                   SCHEDULE 3.22

                                  WELFARE PLANS

                                       J&L

1.      Officers' Bonus Plan

2.      W. E. Kerns Bonus Plan

3.      Management Bonus Plan

4.      Salaried Profit Sharing Plan

5.      Hourly Profit Sharing Plan

6.      Health Insurance -- Blue Cross/Blue Shield of Western PA, Family Plan

7.      Stop Loss Insurance -- Trans-General Casualty Insurance

8.      Group Term Life Insurance -- Trans-General Life Insurance Company
        ("TGLIC")

9.      Supplemental Life Insurance (optional) -- TGLIC

10.     Accidental Death and Dismemberment -- TGLIC

11.     Short Term Disability -- TGLIC

12.     Long Term Disability (salary option) -- TGLIC

13.     Dental (salary option) -- Guardian Life Insurance Company

                                       TCI

1.      Hourly Profit Sharing Plan

2.      Health Insurance -- Blue Cross/Blue Shield of Western PA, Individual
        Plan

3.      Stop Loss Insurance -- Trans-General Casualty Insurance

4.      Group Term Life Insurance -- Trans-General Life Insurance Company
        ("TGLIC")

5.      Supplemental Life Insurance (optional) -- TGLIC

6.      Accidental Death and Dismemberment -- TGLIC

7.      Short Term Disability -- TGLIC

8.      Long Term Disability (salary option) -- TGLIC

9.      Dental (salary option) -- Guardian Life Insurance Company

                                                                   SCHEDULE 3.23

                                EMPLOYEE MATTERS

                              Employment Agreements

1.      Employment Agreement dated as of November 6, 1987 between J&L and Howell
        A. Breedlove, to be terminated as of the Closing Date.

2.      Employment Agreement dated as of November 6, 1987 between J&L and James
        E. Howe, to be terminated as of the Closing Date.

3.      Employment Agreement dated as of November 6, 1987 between J&L and Carl
        A. Snyder, to be terminated as of the Closing Date.

4. Independent Contractor Agreement dated September 9, 1994 between J&L and Daniel D. Snyder.

5. Agreement dated April 28, 1994 among J&L, W.G. Baird and Associates, Inc. and Joseph Ferenczy.

6. Time Bank Agreement dated 12/5/89 between SG&C Associates ("SG&C") and J&L, as extended and amended by letter agreement dated 5/31/94 from SC&G to J&L.

7. On the Job Training Contract No. PY3*576 dated 5/18/94 between Job Training for Beaver County, Inc. and J&L, as amended by On-The-Job Training Contract Amendment No. 1 dated 5/11/94, and as extended by an Addendum dated 7/19/94.

                                Labor Agreements

1. Labor Agreement dated April 1, 1992 between J&L and the United Steelworkers of America, as amended by memoranda dated 9/27/92, 11/26/93, 12/3/93, 2/7/94, 2/21/94 and 3/10/94.

2. Labor Agreement between Trailer Components, Inc. and the United Steelworkers of American dated October 9, 1994 and three Memoranda of Agreement thereto (undated).

                             Other Employee Matters

        An age and handicap discrimination complaint has been filed with the Pennsylvania Human Relations Commission by one Henry McLaughlin, as more particularly described in item 2 on Schedule 3.09.

                                                                   SCHEDULE 3.24

                                    INSURANCE

1. Travelers CGL Insurance Policy No. UJ-660-465K2229-TIL-93. named insured: Trailer Components, Inc. ("TCI") and Fourteenth Street Corporation ("FSC")

        annual premium:                              $15,000
        coverages:

                  general aggregate                  $3,000,000
                  products-completed aggregate       $1,000,000
                  personal & advertising injury      $1,000,000
                  each occurrence limit              $1,000,000
                  fire damage limit                  $   50,000
                  medical expense limit              $    5,000

        deductible:                                  none
        claims:                                            none
        exp. date:                                   11/06/95 12:01 A.M.

2. Travelers Umbrella Insurance Policy No. USMJ-CUP-465K224-2-TIL-93. named insured: TCI and FSC

        annual premium:                              $6,000
        coverages:

                  each occurrence                    $5,000,000
                  products/completed oper. agg.      $5,000,000
                  general aggregate                  $5,000,000
                  retained limit                           $   10,000

        deductible:                                  none
        claims:                                            none
        exp. date:                                   11/06/95 12:01 A.M.

3. Travelers Commercial Auto Insurance Policy No. UJ-CAP-465K2346-TIL-93 named insured: TCI and FSC

        annual premium:                              included in GL
        coverages:

        liability                                       $1,000,000 each accident

        deductible:                                  none
        claims:                                         none
        exp. date:                                   11/06/95  12:01 A.M.

4. Travelers Workers Compensation and Employers Liability Policy No. UJ-UB-465K095-5-94 named insured: TCI

        annual premium:                              $139,289
        coverages:

                  Workers' Compensation:             Statutory
                  Employer's Liability:
                  bodily injury by accident:         $100,000 each accident
                  bodily injury by disease:          $500,000 policy limit
                  bodily injury by disease:          $100,000 each employee

        deductible:                                  none
        claims:                                           none
        exp. date:                                   11/06/95  12:01 A.M.

5. AIG Life Insurance Company Group Accident Insurance Policy No. GTP8037260 named insured: J&L Structural, Inc. ("J&L")

        annual premium:                             $950.00
        coverages:

                  aggregate limit of indemnity:     $2,500,000 per accident

        deductible:                                 none
        claims:                                           none
        exp. date:                                  2/9/95

6. Hartford Steam Boiler Inspection and Insurance Company Property Insurance Policy No. UNI-PT-8887000-03 named insured: J&L, Pittsburgh National Bank (now "PNC"), Beaver County Corporation for Economic Development, Precision Galvanizing, Inc., TCI and FSC additional insured/loss payee/mortgagee:
              PNC;    BCCED; Pitney Bowes Corp.; Pennsylvania Industrial
        Development Authority ("PIDA")

        annual premium:                              $98,136
        coverages:

                  blanket property and
                  business interruption              $55,883,412

         deductible:

                 Prop & Bus. Int.                    $   10,000
                 Earthquake                          $   25,000
                 Flood                               $   25,000
                 Boiler & Mach. (Ambridge)           $   10,000
                 Boiler & Mach. (other locations)        50,000
                 Bus. Int. (Ambridge)                3x daily value
                 Bus. Int. (other locations)         5x daily value
                 Fire & Lightning (Ambridge)         $1,000,000
         claims:                                     none
         exp. date:                                  11/06/95

7.       Travelers Commercial Auto Insurance Policy No. UJ-CAP-465K2322-TIL-93

         named insured:                              J&L.
         annual premium:                             included in GL
         coverages:

                 liability                           $1,000,000 each accident

         deductible:                                 none
         claims:                                            none
         exp. date:                                  11/06/95

8. St. Paul Fire and Marine Policy No. 315JC0770 named insured: J&L

         annual premium:                             $   8,500
         coverages:

                  Liability:

                  per occurrence:                    $1,000,000
                  aggregate:                         $1,000,000

         deductible:

                  Hull
                  physical damage only               $2,500 per vessel

                  Liability
                  protection, indemnity & coll.      $5,000 bodily injury
                                                            $5,000 per
                                                            occurrence
                  land owners                        $5,000 per occurrence
                  stevedores                         $5,000 per occurrence

         claims:                                            none
         exp. date:                                  11/06/95

9. Crum & Forster Insurance Organization Commercial Umbrella Policy No. 5530065804 named insured: J&L

         annual premium:                             $ 15,500
         coverages:

                  each occurrence                    $ 5,000,000
                  general aggregate limit            $10,000,000
                  products/completed oper. agg.      $ 5,000,000
                  retained limit                     n/a

         deductible:                                 none
         claims:                                            none
         exp. date:                                  11/06/95

10. Crum & Forster Commercial Insurance Inland Marine Policy No. 320-492257-2 named insured: J&L

         annual premium                              $ 1,325
         coverages:

         Replacement Cost
                 equipment                                     $565,433
                 data and media                                $100,000

         deductible:                                 $    250
         claims:                                               none
         exp. date:                                  11/19/94  12:01 A.M.

11. Travelers Workers Compensation and Employers Liability Policy No. UC2J-UB-586K366-9-93
         named insured:  J&L

         annual premium:                             $263,654
         coverages:

                  Workers' Compensation:             Statutory
                  Employer's Liability:
                  bodily injury by accident:         $500,000 each accident
                  bodily injury by disease:          $500,000 policy limit
                  bodily injury by disease:          $500,000 each employee

         deductible:                                 none
         claims:                                           none
         exp. date:                                  11/06/95

         Note: J&L is required to provide cash collateral in connection with such policy in the initial amount of $330,000, which amount is to be paid in 10 equal monthly installments commencing in December, 1994. Paid claims are deducted from the cash collateral. J&L is also required to cause the letter of credit referenced on Schedule 3.25 to remain in effect in respect of claims during the prior policy year.

12. Travelers CGL Insurance Policy No. UJ-660-465K2217-TIL-93 named insured: J&L

         annual premium:                             $   67,500
         coverages:

                  general aggregate                  $3,000,000
                  products-completed aggregate       $1,000,000
                  personal & advertising injury      $1,000,000
                  each occurrence limit              $1,000,000
                  fire damage limit                  $   50,000
                  medical expense limit              $    5,000

         deductible:                                 none
         claims:                                           none
         exp. date:                                  11/06/95  12:01 A.M.

13. Crum & Forster Commercial Insurance Bond No. 6010579404 named insured: J&L Structural Salary 401K Plan; J&L Structural Pension Plan; J&L Structural Profit Sharing Plan; J&L Structural Gain Sharing Plan

         three-year prepaid premium:                 $    294.00
         coverages:

                  employee dishonesty                         $250,000

         deductible:                                 none
         claims:                                              none
         exp. date:                                  1/10/97

14.      American Credit Insurance Policy No. A-263,547-9

         insured:                                    J&L
         policy period:                              May 1, 1994 through April 30, 1995
         policy amount:                              $3,000,000
         premium:                                    $54,000
         products covered:                           structural rolling steel mill
         primary loss percentage:                    6.66/100ths of 1%
         minimum primary loss:                       $40,000

15.      St. Paul Excess Credit Insurance Policy No. 966-CA-1632

         insured:                                    J&L
         premium:                                    $4,987
         coverages:                                  $150,000
         deductible amount:                          $7,500
         policy period:                              May 1, 1994 through April 30, 1995

16.      Lexington Ins. Co. Policy No. 8691434

         named insured:                              FSC, TCI, PGI
         annual premium:                             $23,175
         coverages:                                  $1,000,000 fire and lightning limit
         deductible amount:                          $10,000
         exp. date:                                  November 5, 1995

17. Travelers Foreign Workers' Compensation and Employers Liability Policy No. ULF-UB-465K2205-93

         Named Insured:  J&L
         Annual Premium:                      included in workers' compensation

         Coverages:

         Employers Liability:
           Each Accident/Bodily Injury                           $  500,000
           Each Disease/Bodily Injury Policy Limit                  500,000
           Each Disease/Bodily Injury Ea. Employee                  500,000

         Foreign Reimbursement:
           Each Accident/Bodily Injury                           $  500,000
           Each Disease/Bodily Injury Policy Limit                  500,000
           Each Disease/Bodily Injury Ea. Employee                  500,000

         Repatriation Expense
           Each Employee                                              1,000

18. St. Paul Fire & Marine Medical Professional Policy No. EM06679644 Named Insured: Patricia E. Brzoza

         Additional Insured:  J&L

         Annual Premium:  $134

         Coverages:

         Medical Professional Liability for Nurse

           Each Person Limit                         $1,000,000
           Total Limit                                1,000,000

         Deductible:                                 none
         Claims
         Expiration Date:                            04/01/95 12:01 A.M.

Note: The premiums payable under the policies listed in items 1 and 12 above are based upon sales, and the premiums payable under the policies listed in items 4 and 11 above are based upon payroll. An annual audit is performed by the insurers to determine the premium payable during the next year; if sales or payroll have increased such premiums will increase. The Companies and the Shareholders are not aware of any other increases in the premiums payable under any of their insurance policies other than customary annual increases.

                                                                   SCHEDULE 3.25

                                  INDEBTEDNESS

1.       BID Financing.

         Original Principal Amount:  $1,500,000
         Principal Amount as of September 30, 1994: $1,047,847.61 Interest Rate: 4.5% per annum
         Term:  15 years

         Amortization:     180 monthly installments of $11,474.90 commencing
                           8/1/89

         Documentation:    (a) Loan Agreement dated February 17, 1988 among J&L,
                           Beaver County and Beaver County Corporation for
                           Economic Development ("BCCED").
                           (b) Note date November 6, 987 from J&L to BCCED.
                           (c) Security Agreement dated as of February 17, 1988
                           between J&L and Beaver County (grants security
                           interest in scheduled equipment).

         Note: This loan was originally made by BCCED to J&L pursuant to a Loan Agreement dated November 6, 1987. As per James Palmer of BCCED, the switch to Beaver County as the lender occurred because the state grant which funded this loan had to be made to a public entity (BCCED is a nonprofit corporation). It is not known whether a new note in favor of Beaver County was issued or whether the note listed above was formally assigned. The indebtedness described above is included as part of the purchase price in the Installment Sale Agreement described below.

2.       PDCA Financing.

         Original Principal Amount:  $3,000,000
         Principal Amount as of September 30, 1994:  $3,000,000
         Interest Rate:  3% per annum
         Term:  15 years with 15 year renewal option

         Amortization:     No payments of principal or interest until 7/1/95;
                           monthly payments of $7,500 (interest only) through
                           7/1/98; monthly installments of $20,717.45 (principal
                           and interest) through 6/1/03; balloon at 7/1/03
                           (unless renewed)
         Documentation:    (a) Loan Agreement dated November 6, 1987 between J&L
                           and BCCED.
                           (b) Note dated November 6, 1987 from J&L to BCCED.
                           (c) Security Agreement dated November 6, 1987 between
                           J&L and BCCED (grants security interest in scheduled
                           equipment).

         Note: The indebtedness described above is included as part of the Purchase Price in the Installment Sale Agreement described below.

3.       PIDA Financing.

         Original Principal Amount:  $1,485,333
         Principal Amount as of September 30, 1994:  $969,791.44
         Interest Rate:  3% per annum
         Term:  15 years

         Amortization:     180 equal monthly installments of principal and
                           interest
         Documentation:    (a) Loan Agreement dated September 29, 1988 between
                           BCCED and Pennsylvania Industrial Development
                           Authority ("PIDA").


                           (b) Note dated September 29, 1988 from BCCED to PIDA.
                           (c) Mortgage dated September 29, 1988 between BCCED and PIDA.
                           (d) Consent, Subordination and Assumption Agreement dated September 29, 1988 from J&L to PIDA.
                           (e) Installment Sale Agreement dated September 29,
                           1988 between J&L and BCCED.
                           (f) Memorandum of Installment Sale Agreement dated
                           September 29, 1988 between J&L and BCCED.
                           (g) Assignment of Installment Sale Agreement dated
                           September 29, 1988 among J&L, BCCED and PIDA.

4.       PNC Financing.

         Original Principal Amount (Revolver):  $4,500,000
         Principal Amount as of September 30, 1994 (Revolver):  $2,700,000
         Interest Rate (Revolver):         Prime plus 0 to 100 basis points
                                           (depending upon Tangible Net Worth)
         Term (Revolver):          62 months (may be extended by Bank)

         Amortization (Revolver):          Quarterly interest payments; balloon
                                           at 9/30/94 (unless extended)

         Documentation:    (a) Credit Agreement dated as of November 2, 1989
                           between J&L and Pittsburgh National Bank (now PNC
                           Bank, "PNC").
                           (b) First Amendment to Credit Agreement dated
                           November 3, 1989.
                           (c) Second Amendment to Credit Agreement dated
                           January 31, 1992.
                           (d) Third Amendment to Credit Agreement and Amendment
                           to Security Agreement dated November 6, 1992.
                           (e) Letter Agreement (extending term) dated September
                           23, 1994 from PNC to J&L.
                           (f) Fourth Amendment to Credit Agreement dated
                           November 1, 1994.
                           (g) Revolving Credit Note dated November 2, 1989 from
                           J&L to PNC.
                           (h) Amended and Restated Revolving Credit Note dated
                           November 1, 1994 from J&L to PNC.
                           (i) Security Agreement and Collateral Assignment
                           dated November 2, 1989 between J&L and PNC (grants
                           security interest in accounts and inventory).
                           (j) Subordination and Standby Agreement dated as of
                           November 2, 1989 among J&L, PIDA and PNC.
                           (k) Subordination and Standby Agreement dated as of
                           November 2, 1989 among J&L, BCCED, Beaver County and
                           PNC.
                           (l) Waiver of Bailee's Lien dated November 2, 1989
                           from Winco Products, Inc. and J&L to PNC.
                           (m) Waiver of Bailee's Lien dated November 7, 1989
                           from Yellow Creek State Inland Port Authority and J&L
                           to PNC.

         Note: This facility originally provided for a term loan which has been satisfied in full. As a condition to the obligations of the Buyer hereunder, on the Closing Date the principal balance due under the Amended and Restated Revolving Credit Note referenced above shall not be greater than $4,500,000.

5. Letter of Credit. No. A-305378 issued 11/9/93 by PNC Bank in favor of The Travelers Companies (providers of J&L/TCI worker's compensation insurance) for the account of J&L in the amount of $390,000, as extended to 11/6/95 by letter dated 7/1/94 from PNC to J&L. The fee for such letter of credit is 1.5% per month. There are currently no outstanding draws on such letter of credit.

6. TCI Advance. TCI owes J&L $150,000 on account of advances made by J&L to TCI for working capital purposes.

                                                                   SCHEDULE 3.26

                            OTHER MATERIAL CONTRACTS

1. Payroll Processing Agreement dated 12/1/92 between J&L and LTV Steel Company, Inc. ("LTV")

         subject matter:            provision of payroll services by LTV
         initial term:              five years beginning 1/1/93
         renewal:                   continues for successive twelve month terms
                                    until terminated by either party upon sixty
                                    days written notice
         base charge:               $1,350 per month (add'l services extra)

2. Product Supply Agreement dated 7/6/92 between J&L and AGA Gas, Inc., as modified by an undated Addendum.

         subject matter:            oxygen requirements contract
         initial term:              five years
         renewal:                   continues for successive twelve month terms
                                    until either party gives written notice of
                                    termination at least twelve months prior to
                                    the expiration of the initial term or any
                                    succeeding twelve month term
         product price:             $ 0.267 per 100 standard cubic feet (as
                                    adjusted) annually pursuant to Paragraph 1
                                    of the Addendum)
         service charge:            $1,350.00 per month

3.       Indemnity Agreement dated as of 11/6/87 between LTV and J&L.

         subject matter:            LTV agrees to indemnify and hold harmless
                                    J&L from any claims arising out of any
                                    undischarged lien of the Commonwealth of PA
                                    or any of its agencies or authorities other
                                    than permitted liens.


4. Asset Purchase Agreement dated as of 10/6/87 between LTV as seller and Breedlove Enterprises, Inc. (now J&L) as purchaser, as amended by Amendment No. 1 dated 11/6/87. Section 11.2 provides that the following provisions shall survive closing: (i) the provisions contained in
         Section 1.7(e) (relating to indemnification obligations of Seller) and
         Section 1.7(f) (relating to indemnification obligations of Purchaser),
         (ii) the provisions relating to plant separation in Article VIII, (iii) the provisions of the Road, Rail and Utilities Agreement, (iv) the matters contained in Section 1.8 (relating to use of the name "J&L Structural, Inc."), (v) the provisions of Section 3.4 (relating to infringement of patents and trademarks), and (vi) the provisions of
         Section 10.3(e) (relating to consent to assignment or subleases and transfers of licenses regarding the matters set forth in Section 1.1(e) (relating to intellectual property).

5. Transportation Contract ICC-ALQS-C-0001 dated 1/1/91 between J&L and Aliquippa & Southern Railroad Company ("A&S"), as amended by letter from D.C. Curtis to D.R. Innocenti dated 6/29/94 (raising rates). --

         subject matter:            intra-plant rail transportation contract
         initial term:              1/1/91 - 1/31/91
         renewal:                   continues for successive thirty day periods
                                    until terminated by either party upon thirty
                                    days' written notice
         rate:                      $1.00 per net ton. Finished Steel $2.39 per

                                    net ton (ICC-ALQS-C-0001)

6. Transportation Contract ICC-ALQS-C-0002 dated 1/1/92 between J&L and Aliquippa & Southern Railroad Company, as amended by letter from D.C. Curtis to D.R. Innocenti dated 6/29/94 (raising rates). --

         subject matter:            intra-plant rail transportation contract
         initial term:              1/1/92 - 12/31/92 (ICC-ALQS-C-0002)
         renewal:                   continues for successive thirty day periods
                                    until terminated by either party upon thirty
                                    days' written notice
         rate:                      $114 per car (ICC-ALQS-C-0002)

7.       TEC Systems, Inc. Purchase Order No. 10619 dated 4/13/94. --

         subject matter:            established service contract for furnace
                                    controls
         term:                      not specified
         renewal:                   not specified
         rate:                      $2,100/mo.

8. Blanket Purchase Order dated 1/28/94 between Redman Homes, Inc. and J&L Structural, as extended and amended by letter dated November 29, 1993 from James E. Howe of J&L to Ralph Graybill of Redman Homes, letter dated December 10, 1993 from James E. Howe to Ralph Graybill, and letter dated July 7, 1994 from James E. Howe to Ralph Graybill.

         subject matter:            requirements contract for steel I-beam
         term:                      February 1, 1994 through January 31, 1995
         renewal:                   none specified
         base charge:               varies by plant and product; J&L agrees to
                                    match lower prices or release Redman from
                                    such agreement

9. Scrap pricing adjustment formula dated September 16, 1988 between Roanoke Electric Steel and J&L

         subject matter:            billet sales
         initial term:              not specified
         renewal:                   not specified
         base price:                the average of the American Metal Market
                                    Weekly Scrap Composite reported for the
                                    weeks ended with the last two Fridays of
                                    each month and the first two Fridays of the
                                    following month equals the base price for
                                    the succeeding month

10. Rate Agreement dated December 19, 1988 between Yellow Creek Port and J&L, as amended by letter dated July 27, 1994 from Eugene Bishop of Yellow Creek Port to J&L.

         subject matter:            beam port service
         initial term:              not specified
         renewal:                   not specified
         rates:                     vary by product and service

11. Transportation Agreement No. 99735 dated August 9, 1994 between J&L and National Marine, Inc.

         subject matter:            transportation of billets between Lemont,
                                    Illinois and Aliquippa, PA
         initial term:              August 1, 1994 through August 31, 1995

         renewal:                   none specified
         freight rate:              $7.90 per NT
         demurrage:                 first five days at $125/day thereafter
                                    $250/day


12. Transportation Agreement No. 91256 dated January 21, 1993 between Vectura Group, Inc. and J&L.

         subject matter:            transportation of steel beams or billets
                                    between Aliquippa, PA and Iuka, MS
         initial term:              January 15, 1993 through December 31, 1993
         renewal:                   automatically renewed from year to year
                                    thereafter unless renegotiated or terminated
                                    by either party upon 90 days' advance notice
                                    to the other

        rates per net ton:

                                                 From Aliquippa, PA to Iuka, MS
                                                 ------------------------------
              1,400              1,200            1,000               800

              $7.05              $8.18            $9.79             $12.20

                         From Iuka, MS to Aliquippa, PA
                         ------------------------------
              $5.43 per NT per 1,400 NT all subject to adjustment

13. Transportation Contract dated December 28, 1993 between The Ohio River Company and J&L.

         subject matter:            transportation of billets from Huntington,
                                    WV to Aliquippa, PA
         initial term:              January 1, 1994 through December 31, 1994
         renewal:                   none specified
         rate per net ton:          $3.00
         demurrage:                 $175 per barge per day after expiration of
                                    free time

14.      Lease Agreement dated January 14, 1991 between A&S and J&L.

         subject matter:            lease of barge gondolas
         initial term:              January 1, 1991 through January 31, 1991
         renewal:                   automatically extended for additional
                                    successive 30-day periods unless terminated
                                    upon 30 days' written notice or written
                                    mutual consent
         rental:                    $4.00 per day

15. J&L and Lippert Components, Inc. establish the pricing for J&L's products at six-month intervals. J&L's current pricing level is guaranteed through 12/31/94.

16. Main Base Gas Sales Contract dated September 1, 1994 (effective October 1, 1993) and Limited Term Sales Agreement (undated) between Eastern Marketing Corporation and J&L.

         subject matter:            supply of natural gas
         initial term:              October 1, 1993 through September 30, 1994
         renewal:                   automatically extended on a month-to-month
                                    basis unless terminated upon 30 days' prior
                                    written notice given by either party;
                                    provided, that there is no such termination
                                    during the term of any Limited Term Sales
                                    Agreement (the current one expires 5/31/95)
         rate:                      varies with time, volume and external
                                    factors; J&L is also required to pay gas
                                    transportation costs

                                                                   SCHEDULE 3.27

                               MATERIAL AGREEMENTS

The Escrow Agreement referred to in item 1(c) on Schedule 3.17 has expired on its own terms; however, the parties are still abiding by the terms of such agreement and such agreement will be dealt with as provided in item 1(c) on
Schedule 3.17.

                                                                   SCHEDULE 3.28

                          TRANSACTIONS WITH AFFILIATES

(a)     J&L is TCI's only customer.

(b) As more particularly described on Schedule 3.17, J&L leases certain real property (used by TCI) from Fourteenth Street Corporation ("FSC") and TCI subleases certain real property from Precision Galvanizing, Inc. ("PGI").

(c) Lease Agreement between J&L and FSC and Sublease (undocumented) between TCI and PGI, as more particularly described on Schedule 3.17.

(d) J&L provides accounting and other management services, as well as use of computer hardware and software, to TCI.

                                                                   SCHEDULE 3.29
                        WARRANTY AND PRODUCT LIABILITY


1. Product Lines.

    (a) J&L - J&L produces four product lines of structurals: Junior Beams, Junior Channels, Wide Flange Beams and Standard I-Beams. Since 1991 J&L has also produced a line of U.M. Plates.

    (b) TCI - TCI has no products of its own, but merely processes J&L products.

2. Summary of Warranty Claims.

    (a)  U.M. Plates

    FISCAL YEAR                 WEIGHT REJECTIONS        TOTAL AMOUNT*
    -----------                 -----------------        ------------
    1991                        149 Tons                 $82,044
    1992                        502 Tons                 $275,911
    1993 (15 mos)               544 Tons                 $299,383
    1994 (through 6/30)             0                        $0

    *Approx. - based on $550/Ton.

    (b)  Structurals

    FISCAL YEAR              NO. OF CLAIMS       TOTAL AMOUNT
    -----------              -------------       ------------
    1988                      2                  $ 2,316
    1989                      5                  $ 6,041
    1990                     13                  $15,336
    1991                     11                  $18,034
    1992                     24                  $34,887
    1993 (15 Mos.)           24                  $36,023
    1994 (through 6/30)      11                  $76,815

3. Summary of Product Liability Claims.

        None

             Note:(Effective January 1, 1994, J&L changed its method of determining and valuing claims to include all returns and allowances.

                                                                   SCHEDULE 3.31

                            ACCOUNTS AND INVESTMENTS

J&L Structural, Inc.

                                         ACCOUNT
PNC BANK           ACCOUNT TYPE            NO          SIGNATORIES
- - --------           ------------            --          -----------
1. Payables        Checking              1924221       Kenneth W. Bixby
                                                       Howell A. Breedlove
                                                       James E. Howe
                                                       Carl A. Snyder

2. Payroll         Checking              2442937       Kenneth W. Bixby
                                                       Howell A. Breedlove
                                                       James E. Howe
                                                       Carl A. Snyder

3. Lockbox         Concentration         2167146       Kenneth W. Bixby
                                                       Howell A. Breedlove
                                                       James E. Howe
                                                       Carl A. Snyder

Trailer Components, Inc.

                                         ACCOUNT
PNC BANK           ACCOUNT TYPE            NO          SIGNATORIES
- - --------           ------------            --          -----------

1. Payables        Checking              2147348       Kenneth W. Bixby
                                                       Howell A. Breedlove
                                                       James E. Howe
                                                       Carl A. Snyder

2. Payroll         Checking              2147735       Kenneth W. Bixby
                                                       Howell A. Breedlove
                                                       James E. Howe
                                                       Carl A. Snyder

                                                                   SCHEDULE 4.04

                              NO BREACH OR DEFAULT

                               (BUYER AND PARENT)

1. The transactions contemplated by this Agreement may constitute a default under the following documents creating, evidencing or securing financing of Brighton by PNC Bank (the "PNC Financing"):

         (a) Security Agreement - (Accounts, Chattel Paper, General Intangibles) by and between PNC Bank as Secured Party and Brighton as Debtor dated September 20, 1993;

         (b) Security Agreement - (Inventory) by and between PNC Bank as Secured Party and Brighton as Debtor dated September 20, 1993;

         (c) Security Agreement - (Goods) by and between PNC Bank as Secured Party and Brighton as Debtor dated September 20, 1993;

         (d) Judgment Note given by Brighton to PNC Bank in the amount $350,000 dated September 20, 1993.

2. The transactions contemplated by this Agreement may constitute a default under the GMAC Financial Services Lease Agreement between GMAC Financial Services as Assignee of Lessor and Brighton as Lessee, covering a leased vehicle used by Brighton's President.

3. This Schedule excludes contracts, agreements, instruments and documents with Affiliates of the Buyer or the Parent which may require a consent for the transactions contemplated by this Agreement but with respect to which consents have been or will by the Closing be obtained by the Buyer.

                                                                   SCHEDULE 4.06

                                   NO CONSENT

                               (BUYER AND PARENT)

1. The GMAC Financial Services Lease Agreement listed on Schedule 4.04 requires the consent of the other party thereto in order for the same to be assigned to and assumed by the Buyer.

2. The following governmental permits held by Brighton may require the consent or approval of the issuing authorities in order for same to be transferred to the Buyer:

         (a) Operating Permit No. 04-307-069 (Mold Shakeout Sand Reclamation Unit Bag House) (and application and transmittal letters relating to same) from the Commonwealth of Pennsylvania Department of Environmental Resources, Bureau of Air Quality Control ("DER") issued on November 18, 1993 and expiring June 30, 1998;

         (b) Request for Determination, submitted to DER on March 11, 1994, and Application for Permit Modification, submitted to DER on June 15, 1994, to install a sand reclamation unit, exhausted to an existing baghouse, relating to Operating Permit No. 04-307-069;

         (c) Operating Permit No. 04-307-074 (Electric Induction Furnace) from DER issued on November 18, 1993 and expiring June 30, 1998;

         (d) Storage Tank Registration No. 273141 for one 550 gallon gasoline storage tank, expiring October 4, 1995.

3. The National Industrial Group Pension Plan for Labor-Management Groups ("NIGPP") of which Brighton is a party may require an acknowledgment of the Buyer's obligation to contribute the same number of hours as Brighton has to NIGPP, the execution of a Request for Variance from Purchaser's Bond Requirement and a Supplemental Participation Agreement and approval of NIGPP in connection with the consummation of the transactions contemplated by this Agreement and/or the Related Documents.

4. A filing must be made with the Pennsylvania Securities Commission and other filings may have to be made under state or federal securities laws in connection with the transactions contemplated by this Agreement and/or the Related Documents.

5. It is anticipated that the Buyer's Certificate of Incorporation may be amended to add another class or classes of securities in connection with the financing of the transactions contemplated hereby and said amendment must be filed with the Secretary of State of Delaware.

6. The Buyer's Certificate of Incorporation must be amended to change the name of the Buyer to "J&L Structural, Inc." as contemplated by this Agreement and said amendment must be filed with the Secretary of State of Delaware.

7. This Schedule excludes contracts, agreements, instruments and documents with Affiliates of the Buyer or the Parent which may require a consent for the transactions contemplated by this Agreement and/or the Related Documents but with respect to which consents have been or will by the Closing be obtained.

8. The Working Agreement, Insurance Agreement and Pension Agreement between Brighton and the United Steel Workers of America, Local 14766, dated January 1, 1992, may require consent for the transactions contemplated by this Agreement and the Related Documents.

                                                                   SCHEDULE 5.06

                            DUE DILIGENCE CONTINGENCY

REP/WARRANTY               DUE DILIGENCE PERIOD EXPIRES
- - ------------               ----------------------------
Section 3.01               11/10/94
Section 3.04               11/10/94
Section 3.06               11/10/94
Section 3.08               11/10/94
Section 3.09               11/10/94
Section 3.10               11/10/94
Section 3.11               11/10/94
Section 3.12               11/10/94
Section 3.13               11/10/94
Section 3.14               11/10/94
Section 3.15               11/11/94
Section 3.16               11/11/94
Section 3.17               11/10/94
Section 3.18               11/10/94
Section 3.19               11/10/94
Section 3.20               11/10/94

Section 3.21       *Item 1, solely for the purpose of
                               investigating the circumstances surrounding the retroactive addition thereto of the employees of Precision Galvanizing, Inc., 11/24/94
                               *All other matters, 11/10/94
Section 3.22               11/10/94
Section 3.23       *Solely for the purpose of
                               investigating the TCI Labor Agreement, 11/24/94
Section 3.24       *Solely for the purpose of
                               investigating the insurance policies listed in items 1, 2, 3, 4, 6, 7, 8, 9, 11, 12 and 16,
                               11/24/94
                               *All other matters, 11/10/94
Section 3.25               11/10/94
Section 3.26               11/10/94
                           11/10/94
Section 3.27               11/10/94
Section 3.28               11/10/94
Section 3.29               11/10/94
Section 3.31               11/10/94

                                                                       EXHIBIT A


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of March 31, 1995 among J&L HOLDINGS CORP., a Delaware corporation formerly known as Brighton Electric Steel Casting Company (the "Company"), J&L STRUCTURAL, INC., a Delaware corporation formerly known as J&L Acquisition Corp. (the "Subsidiary"), CPT HOLDINGS, INC., a Minnesota corporation the "Parent"), CONTINUOUS CASTER CORPORATION, a Delaware corporation ("CCC"), and HOWELL A. BREEDLOVE, JAMES E. HOWE and CARL A. SNYDER (collectively, the "Buyers").

                                    PREAMBLE

         The Subsidiary, the Parent, the Buyers and J&L Structural, Inc., a Pennsylvania corporation, and Trailer Components, Inc. (the "Acquired Companies") have entered into an Asset Purchase Agreement dated as of November 10, 1994, as amended (the "Purchase Agreement"), pursuant to which the Subsidiary will purchase substantially all of the assets of the Acquired Companies. As a condition of the obligations of the parties under the Purchase Agreement, the parties hereto are required to enter into this Agreement.

         NOW, THEREFORE, in consideration of the obligations of the parties hereto under the Purchase Agreement and the mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Purchase Agreement.

         2.  Purchase and Sale of Stock.

                 (a) On the Closing Date the Company shall issue and sell to the Buyers, and the Buyers shall purchase from the Company, a number of shares of the Company's Class A Common Stock, par value $.01 per share (the "Voting Common Stock"), such that, immediately following such issuance and all other issuances of the Company's capital stock to occur on the Closing Date, the Buyers will hold approximately 19.8% (3,456 shares) of the Company's capital stock on a fully diluted basis, for an aggregate purchase price of $2,468,586.24. Such stock shall be issued to the Buyers, and the Buyers shall be liable for the purchase price therefor, in accordance with the percentages set forth on Schedule 2(a).

                 (b) The closing of the purchase and sale of the Voting Common Stock to be purchased by the Buyers hereunder (the "Stock Closing") shall occur concurrently with the Closing under and as defined in the Purchase Agreement, and the obligations of the parties hereunder shall be conditioned upon the occurrence of such Closing. At the Stock Closing the Company shall deliver to the Buyers certificates evidencing the stock purchased by them hereunder and the Buyers shall deliver to the Company the purchase price for such shares in immediately available funds.

                 (c) The obligations of the Buyers hereunder to proceed with the Stock Closing shall be subject to the satisfaction by each of the Company, the Subsidiary, the Parent and CCC (each an "Affiliated Entity" and collectively, the "Affiliated Entities") on or prior to the Closing Date of each of the following conditions precedent:

                          (i)  The representations and warranties of each
Affiliated Entity set forth herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date.

                          (ii)  Each Affiliated Entity shall have performed or
complied in all material respects with each covenant and agreement to be performed or complied with by it hereunder on or prior to the Closing Date.

                          (iii)  The Affiliated Entities shall have obtained or
made each consent, authorization, approval, exemption, filing, registration or qualification, if any, listed on Schedules 3(d) and 3(f), unless it is a condition precedent to obtaining or making the same that the Closing shall have occurred or it is permissible to obtain or make the same after the Closing Date.

                          (iv)  There shall be no action pending, and no action
which has been overtly threatened in a writing received by any party hereto, by or before any Governmental Person or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated hereby or seeking monetary relief against any Buyer by reason of the consummation of such transactions, and there shall not be in effect any Governmental Order which has such effect.

                          (v)  Each Affiliated Entity shall have delivered to
the Buyers a certificate of its President dated the Closing Date and certifying that each of the conditions specified in clauses (i), (ii), (iii) and (iv) above have been met.

                          (vi)  Each Affiliated Entity shall have delivered to
the Buyers a certificate of its Secretary dated the Closing Date and certifying
(A) that correct and complete copies of its Charter and By-Laws are attached thereto, (B) that correct and complete copies of each resolution of its board of directors and shareholders approving this Agreement and authorizing the execution hereof and the consummation of the transactions contemplated hereby are attached thereto and (C) the incumbency and signatures of the officers of such Affiliated Entity authorized to execute and deliver this Agreement on behalf of such Affiliated Entity.

                          (vii)  The Affiliated Entities shall have delivered
to the Buyers an opinion of their counsel dated the Closing Date as to the matters specified in subparagraphs (a) through (g) of Paragraph 3 and such other matters as the Buyers and their counsel may reasonably request.

                 (d) The obligations of the Affiliated Entities hereunder to proceed with the Closing shall be subject to the satisfaction by the Buyers on or prior to the Closing Date of each of the following conditions precedent:

                          (i)  The representations and warranties of each Buyer
set forth herein shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date.

                          (ii)  Each Buyer shall have performed or complied in
all material respects with each covenant and agreement to be performed or complied with by him hereunder on or prior to the Closing Date.

                          (iii)  There shall be no action pending, and no
action which has been overtly threatened in a writing received by any party hereto, by or before any Governmental Person or arbitrator seeking to restrain, prohibit or invalidate any of the transactions contemplated hereby or seeking monetary relief against any Affiliated Entity by reason of the consummation of such transactions, and there shall not be in effect any Governmental Order which has such effect.

                          (iv)  The Buyers shall have delivered to the
Affiliated Entities an opinion of their counsel dated the Closing Date as to matters specified in subparagraphs (a) through (d) of Paragraph 4 and such other matters as the Affiliated Entities and their counsel may reasonably request.

         3. Representations and Warranties of the Affiliated Entities. Each of the Affiliated Entities represents and warrants to the Buyers as follows:

                 (a) Organization. Each of the Company, the Subsidiary and CCC is a corporation duly organized, validly existing and in good standing in the State of Delaware. Each of the Company, the Subsidiary and CCC is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its business makes such qualification necessary; provided, that CCC will not be qualified to do business as a foreign corporation in Pennsylvania; and further provided, that the Company will terminate its authorization to do business in Pennsylvania after the Closing. The Parent is a corporation duly organized, validly existing and in good standing in the State of Minnesota.

                 (b) Authority and Authorization. Each of the Affiliated Entities has the corporate power and authority to own its properties and assets, to conduct its business as presently conducted, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery by each Affiliated Entity of this Agreement, the consummation of the transactions contemplated hereby and the performance by the each Affiliated Entity of its obligations hereunder have been duly and validly authorized by all necessary corporate proceedings on their parts.

                 (c) Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by each Affiliated

Entity and constitutes a legal, valid and binding obligation of each Affiliated Entity enforceable against each Affiliated Entity in accordance with its terms.

                 (d) No Breach or Default. The execution and delivery by each Affiliated Entity of this Agreement, the consummation of the transactions contemplated hereby and the performance by each Affiliated Entity of its obligations hereunder do not and will not:

                          (i)  violate any Affiliated Entity's Charter or
By-Laws;

                          (ii)  except as otherwise disclosed on Schedule 3(d),
breach or result in a default (or an event which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any contract, agreement, instrument or document to which any Affiliated Entity is a party or by which any Affiliated Entity or any of its properties or assets is bound; or

                          (iii)  except as otherwise disclosed on Schedule
3(d), breach or otherwise violate any Governmental Order which names any Affiliated Entity or is directed to any Affiliated Entity or any of its properties or assets.

                 (e) No Violation of Law. The execution and delivery by each Affiliated Entity of this Agreement, the consummation of the transactions contemplated hereby and the performance by each Affiliated Entity of its obligations hereunder are not prohibited by, and do not and will not subject any Affiliated Entity to any fine, penalty or similar sanction under, any Governmental Rule.

                 (f) No Consent. Except as otherwise disclosed on Schedules 3(d) and 3(f), no consent, authorization, approval, exemption or other action by, and no filing, registration or qualification with, any Person (including without limitation any Governmental Person) is or will be necessary in connection with the execution and delivery by each Affiliated Entity of this Agreement, the consummation of the transactions contemplated hereby or the performance by each Affiliated Entity of its obligations hereunder.

                 (g) Capitalization. Immediately after the closing of the transactions which are to occur hereunder and under the Loan Documents (as defined on Schedule 3(g)) on the Closing Date, the authorized capitalization and the issued and outstanding shares of each of the Company, the Subsidiary and CCC will be as set forth on Schedule 3(g). Each of such issued and outstanding shares will have been duly and validly authorized and issued, fully paid and non-assessable, and the ownership of such shares will be as set forth on Schedule 3(g). Except as otherwise disclosed on Schedule 3(g), there are no outstanding (i) options, warrants, agreements or other rights to acquire any shares of the Company's, the Subsidiary's or CCC's capital stock, (ii) securities or other obligations of the Company, the Subsidiary or CCC which are convertible into such shares or (iii) options, sale agreements, shareholder agreements, pledges, proxies, voting trusts, powers of attorney or other agreements or instruments which are binding on any shareholder of the Company, the Subsidiary or CCC and which relate to the ownership, voting or transfer of such shares.

                 (h)  Financial Condition.

                          (i)  As of the Closing Date, the Company's assets
will consist solely of the stock of the Subsidiary and CCC owned by it as set forth on Schedule 3(g), and the Company's liabilities, whether fixed or contingent, will consist solely of its liabilities under this Agreement and under the Loan Documents.

                          (ii)  As of the Closing Date, the Subsidiary's assets
will consist of (A) the Assets and (B) the assets of Brighton as set forth in the Brighton Current Financial Statements, plus assets acquired by Brighton in the ordinary course of business after the date thereof, less assets sold or otherwise disposed of by Brighton in the ordinary course of business after the date thereof.

                          (iii)  As of the Closing Date, the Subsidiary's
liabilities, whether fixed or contingent, will consist of (A) the Assumed Liabilities, (B) the liabilities of Brighton as set forth in the Brighton Current Financial Statements, plus liabilities incurred by Brighton since the date thereof in the ordinary course of business, less liabilities satisfied by Brighton since the date thereof, (C) the liabilities of the Subsidiary under this Agreement, the Purchase Agreement and its Employment Agreements with each of the Buyers (collectively, the "Employment Agreements"), (D) liabilities to (1) FINOVA Capital Corporation (the "Senior Lender") and (2) The Paul Revere Life Insurance Company, The Paul Revere Variable Annuity Insurance Company, The Paul Revere Protective Life Insurance Company, The Paul Revere Investment Management Corporation and Rhode Island Hospital Trust National Bank as Trustee for The Textron Collective Investment Trust (collectively, the "Subordinate Lenders" and, together with the Senior Lender, the "Lenders") under the Loan Documents and (E) transaction expenses hereunder and under the Purchase Agreement and the Loan Documents which are not paid on the Closing Date.

                          (iv)  As of the Closing Date, CCC will have no assets
or liabilities; however, the parties agree that, promptly after the Closing Date, the transactions set forth on Schedule 3(h) will occur, at which time CCC's assets and liabilities will be as set forth on Schedule 3(h).

                 (i) Net Operating Losses. The Affiliated Entities have reviewed that certain letter dated October 14, 1994 from Grant Thornton to the Parent (the "Grant Thornton Letter") regarding net operating loss carryovers available to the Parent (the "NOLs"), and have delivered to the Buyers a correct and complete copy of the same. To the best of the Affiliated Entities' knowledge, all of the facts assumed in the Grant Thornton Letter are accurate. The Parent has available to it the NOLs as described in the Grant Thornton Letter.

         4. Representations and Warranties of the Buyers. Each of the Buyers severally and not jointly represents and warrants to the Affiliated Entities as follows:

                 (a) Execution and Binding Effect. This Agreement has been duly and validly executed and delivered by each Buyer and constitutes a legal, valid and binding obligation of each Buyer enforceable against each Buyer in accordance with its terms.

                 (b) No Breach or Default. The execution and delivery by each Buyer of this Agreement, the consummation of the transactions contemplated hereby and the performance by each Buyer of his obligations hereunder do not and will not:

                          (i)  breach or result in a default (or an event
which, with the giving of notice or the passage of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, acceleration, suspension, revocation, cancellation or amendment of any contract, agreement, instrument or document to which such Buyer is a party or by which such Buyer or any of his properties or assets is bound; or

                          (ii)  breach or otherwise violate any Governmental
Order which names such Buyer or is directed to such Buyer or any of his properties or assets.

                 (c) No Violation of Law. The execution and delivery by each Buyer of this Agreement, the consummation of the transactions contemplated hereby and the performance by each Buyer of his obligations hereunder are not prohibited by, and do not and will not subject such Buyer to any fine, penalty or similar sanction under, any Governmental Rule.

                 (d) No Consent. No consent, authorization, approval, exemption or other action by, and no filing, registration or qualification with, any Person (including without limitation any Governmental Person) is or will be necessary in connection with the execution and delivery by each Buyer of this Agreement, the consummation of the transactions contemplated hereby or the performance by each Buyer of his obligations hereunder.

                 (e)  Investment Representations.

                          (i)  Each Buyer represents that the Voting Common
Stock to be purchased by him hereunder is being acquired for investment purposes and not with a view towards resale or distribution.

                          (ii)  Each Buyer represents that (A) his domicile is
located in the Commonwealth of Pennsylvania, (B) he is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), and

(C) he is experienced in evaluating and investing in start-up companies, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment hereunder and has the ability to bear the economic risks of such investment.

                          (iii)  Each Buyer understands that (A) the Voting
Common Stock purchased hereunder has not been registered under the Securities Act or any other applicable federal or state securities law, (B) the Company will permit transfers of the Voting Common Stock purchased hereunder only (1) in accordance with this Agreement and (2) when such securities have been registered under the Securities Act and any other applicable federal or state securities law or when the proposed transfer does not require any such registration and the Company has received an opinion of counsel (which opinion and counsel shall be reasonably acceptable to the Company) to such effect, (C) any transfer made or purportedly made in violation of the foregoing restrictions shall be null and void and the Company shall not register or record such attempted transfer in its books and records and (D) the following legend shall be placed on the certificates representing any of such Voting Common Stock:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE FEDERAL OR STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE PROPOSED TRANSFER DOES NOT REQUIRE ANY SUCH REGISTRATION AND THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT.

                          (iv)  Each Buyer further understands, and covenants
and agrees with the Company, that:

                                  (A) the Voting Common Stock purchased
hereunder constitutes a "restricted security" as that term is defined in Rule 144 promulgated under the Securities Act;

                                  (B)  only the Company can register the Voting
Common Stock purchased hereunder under the Securities Act and applicable state securities laws, and the Company has not made any undertaking to the Buyers with respect to such registration, or with respect to compliance with any exemption therefrom, except as otherwise specifically set forth herein;

                                  (C)  there are stringent conditions for any
Buyer obtaining an exemption for the resale of Voting Common Stock purchased hereunder under the Securities Act or any applicable state securities laws;

                                  (D)  no Buyer nor anyone acting on any
Buyer's behalf has paid or will pay any commission or other comparable remuneration to any person in connection with the issuance of the Voting Common Stock purchased hereunder; and

                                  (E)  pursuant to Section 203(d)(i) of the
Pennsylvania Securities Act, as amended, no Buyer may sell any Voting Common Stock purchased hereunder within 12 months of the date of purchase of such stock.

         5. Covenants of the Affiliated Entities. Each of the Affiliated Entities covenants and agrees with the Buyers as follows:

                 (a) Reporting and Information Requirements. The Affiliated Entities shall furnish to each Buyer who is not an employee of the Subsidiary for so long as such Buyer owns any Acquired Securities (as hereinafter defined) and, if such Acquired Securities are purchased by the Company or any other Buyer hereunder, until such Buyer receives payment in full in cash for such Acquired Securities, the following financial statements and other information:

                          (i)  As soon as available, and in any event within 45
days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the Subsidiary and CCC, an unaudited balance sheet of the Company, the Subsidiary and CCC as of the end of such fiscal quarter and unaudited statements of income, retained earnings and changes in financial position of the Company, the Subsidiary and CCC for such fiscal quarter and for the portion of their current fiscal year ended with the last day of such fiscal quarter, all in reasonable detail and stating in comparative form the figures for the corresponding date or period in the previous fiscal year, prepared in accordance with GAAP consistently applied and certified by an appropriate officer of the Company, the Subsidiary or CCC, as applicable, subject, however, to year-end adjustments and the lack of footnotes and other presentation items.

                          (ii)  Within 10 days after the Parent files its
annual report on Form 10-K with the Securities and Exchange Commission (the "SEC") in respect of any fiscal year (or, if none of the Affiliated Entities is a public company, within 90 days after the end of each fiscal year of the Company, the Subsidiary and CCC), a balance sheet of the Company, the Subsidiary and CCC as of the end of such fiscal year and statements of income, retained earnings and changes in financial position of the Company, the Subsidiary and CCC for such fiscal year, and notes to each, all in reasonable detail and stating in comparative form the figures for the previous fiscal year, accompanied by a certificate from an independent certified public accounting firm of national standing selected by the Board of Directors of the Company, the Subsidiary or CCC, as applicable, stating that (A) such accountants have examined such balance sheet and statements in accordance with generally accepted auditing standards and have made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (B) in the opinion of such accountants such balance sheet and statements fairly present the financial position of the Company, the Subsidiary or CCC, as applicable, and the results of operations and changes in financial position for the year then ended in conformity with GAAP consistently applied.

                          (iii)  Within 10 days after the same are filed,
copies of all reports, definitive proxy statements and registration statements filed by the Company, the Subsidiary or CCC, or by the Parent which relate to or affect the Company, the Subsidiary or CCC, with the SEC, but only if such filings are publicly available; provided, that if none of the Affiliated Entities is a public company then, promptly upon becoming aware thereof, the Company, the Subsidiary or CCC, as applicable, shall give notice to the Buyers of the occurrence of any event or the existence of any condition which constitutes, or is likely to result in, a material change in the business, operations or financial condition of the Company, the Subsidiary or CCC or of the Parent and its subsidiaries taken as a whole.

                 (b) No Dividends. So long as (i) any Buyer is holding any note of the Company in respect of an exercise by such Buyer of his Put Rights (as hereinafter defined), (ii) any Buyer is holding any note of the Company in respect of an exercise by the Company of its Company Call Rights (as hereinafter defined) and the Company is not current in the payments due under any such note or (iii) the Company remains unable to honor any Put Rights following a withdrawal by any Buyer of his Put Rights pursuant to Paragraph 11(c), the Company shall not make or declare, or agree to make or declare, any dividends or other distributions on or with respect to any of its capital stock other than in shares of its capital stock.

                 (c)  Net Operating Losses.

                          (i)  The Parent shall use the NOLs solely to offset
the income of the Subsidiary and not for any other purpose. Such use shall be without any charge to the Subsidiary. If necessary, the Parent and the Subsidiary shall enter into, and shall cause any of their subsidiaries to enter into, a tax sharing or similar agreement in order to effect the foregoing obligation.

                          (ii)  All warrants for the acquisition of the
Parent's capital stock which were issued to Trinity Investment Corporation shall be canceled without consideration prior to the filing of the Parent's 1993 federal corporate income tax return.

                          (iii)  The Parent shall make an election pursuant to
IRC Regulation Section 1.382-4(h)(2)(vi) on its 1993 federal corporate income tax return.

                          (iv)  None of the Affiliated Entities shall take, nor
permit any of their subsidiaries to take, any action which could make the NOLs unavailable for the purpose specified in clause (i) above, including without limitation any action which could cause the Affiliated Entities to cease to be members of an "affiliated group" (as that term is defined in Section 1504 of the Code) with the Parent as the ultimate parent thereof.

         6. Board of Directors. The Parent, the Company and each Buyer shall vote all capital stock of the Company, the Subsidiary and CCC owned by any of them or over which any of them have voting control, and shall take all such other necessary or desirable actions within their control, so that:

                 (a) the authorized number of directors constituting the Board of Directors of each of the Company, the Subsidiary and CCC shall be established at three;

                 (b) there shall be elected to the Board of Directors of each of the Company, the Subsidiary and CCC (i) two representatives designated by the Parent and (ii) one representative designated by the Buyers (which representative shall be a Buyer and, if any Buyer is an employee of the Subsidiary, an employee of the Subsidiary);

                 (c) the removal from the Board of Directors of each of the Company, the Subsidiary and CCC of the director designated by the Buyers without cause shall be effective only upon the vote of the Buyers;

                 (d) if a director designated by the Buyers ceases to serve in such capacity prior to the end of his term for any reason, the resulting vacancy on the Board shall be filled by a director designated by the Buyers; and

                 (e) the Company's, the Subsidiary's and CCC's Certificate of Incorporation and/or By-Laws at all times provide for release from director liability and indemnification of directors and officers to the maximum extent permitted by law.

The obligations of the Parent, the Company and the Buyers under this Paragraph shall terminate at such time as no Buyer holds any capital stock of the Company.

         7.      First Offer Rights.

                 (a) At least 30 days prior to making any sale or other disposition (each a "Transfer") of any Voting Common Stock purchased hereunder, any securities of the Company issued in respect thereof or any other securities of the Company acquired in any manner (other than pursuant to Paragraph 15) (collectively, the "Acquired Securities"), a transferring Buyer (the "Transferring Buyer") shall give written notice (an "Offer Notice") to each other Buyer (each an "Offeree Buyer"), which

Offer Notice shall disclose in reasonable detail the proposed number of Acquired Securities to be transferred, the identity of the prospective transferee(s) and the proposed terms and conditions of the Transfer (including representations, warranties, covenants and indemnities); provided, that if the consideration being offered to the Transferring Buyer consists in whole or in part of something other than U.S. dollars, then such notice shall also contain a good faith estimate of the value of such consideration in U.S. dollars and an explanation of the manner in which such estimate was made.

                 (b) Each Offeree Buyer shall have the right to purchase all (but not less than all) of its Pro Rata Share (as hereinafter defined) of the offered Acquired Securities, at the price and on the terms specified in the Offer Notice, by giving written notice of such election to the Transferring Buyer within 30 days after the Offer Notice is given; provided, that the Offeree Buyers may decide on a different allocation of the offered Acquired Securities so long as all of such Acquired Securities are purchased.

                 (c) If the Offeree Buyers elect to purchase all of the offered Acquired Securities, the closing of the sale of such Acquired Securities to the Offeree Buyers shall occur within 10 days after the end of the 30-day period referred to above, and the consideration therefor shall be paid in U.S. dollars (calculated using the estimate set forth in the Offer Notice, if applicable) in immediately available funds at such closing.

                 (d) If the Offeree Buyers do not elect to purchase all of the offered Acquired Securities then, during the 90-day period commencing 30 days after the Offer Notice is given, the Transferring Buyer shall have the right to Transfer all (but not less than all) of the offered Acquired Securities to the transferee(s), and on terms no more advantageous to such transferee(s) than those, specified in the Offer Notice. If such offered Acquired Securities are not so transferred within such time period, then any subsequent Transfer of such securities shall be subject to all of the provisions of this Paragraph.

                 (e) The provisions of this Paragraph shall not apply to (i) Transfers to Qualified Trusts (as hereinafter defined), (ii) Transfers pursuant to Paragraphs 8, 10 and 12 and

(iii) Transfers of Acquired Securities which are registered under the Securities Act.

                 (f)  As used in this Agreement, the term:

                          "Pro Rata Share" shall mean, with respect to any
Buyer, an amount equal to the percentage determined by dividing the number of Acquired Securities held by such Buyer by the number of Acquired Securities held by all Buyers.

                          "Qualified Trust" shall mean a trust created by a
Buyer for estate planning purposes which gives such Buyer, as a trustee for such trust, the sole power to vote the Acquired Securities held by such trust. For purposes of this Agreement, all Acquired Securities held by a Qualified Trust shall be deemed to be held by the Buyer who controls such trust and shall be subject to all of the provisions of this Agreement applicable to Acquired Securities held directly by such Buyer.

         8.  Participation Rights.

                 (a) At least 30 days prior to making any Transfer of any equity securities of the Company ("Equity Securities") held by the Parent, the Parent shall give written notice (a "Sale Notice") to each Buyer, which Sale Notice shall disclose in reasonable detail the proposed number of Equity Securities to be transferred, the identity of the prospective transferee(s) and the proposed terms and conditions of the Transfer (including representations, warranties, covenants and indemnities); provided, that if the consideration being offered to the Parent consists in whole or in part of something other than U.S. dollars, then such notice shall also contain a good faith estimate of the value of such consideration in U.S. dollars and an explanation of the manner in which such estimate was made.

                 (b) Each Buyer shall have the right to participate in the proposed Transfer by giving written notice of such election to the Parent within 30 days after the Sale Notice is given.

                 (c) If any Buyers have so elected to participate in a proposed Transfer, each of the Parent and such Buyers shall be entitled to sell in such Transfer, at the same price and upon the same terms, a number of Equity Securities equal to the product of

(i) the quotient determined by dividing the percentage of Equity Securities owned by the Parent or such Buyer by the aggregate percentage of Equity Securities owned by the Parent, all Buyers electing to participate and all other Persons holding Equity Securities who have similar rights and have elected to participate, multiplied by (ii) the number of Equity Securities to be sold in the contemplated Transfer.

                 For Example, if (A) the Sale Notice contemplates a sale of 100 shares of Equity Securities, (B) the Parent owns 30% of all Equity Securities and (C) one Buyer elects to participate and owns 20% of all Equity Securities, the Parent would be entitled to sell 60 shares (30% _ 50% x 100 shares) and such Buyer would be entitled to sell 40 shares (20% _ 50% x 100 shares).


                 (d) The Parent shall use its reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Buyers, and to the inclusion of all types of Equity Securities owned by the Buyers, in any proposed Transfer, and the Parent shall not Transfer any Equity Securities to the prospective transferee(s) if (i) any Buyer elects to participate in such Transfer and (ii) the prospective transferee(s) refuses to allow the participation of such Buyer or to purchase the type of Equity Security owned by such Buyer.

                 (e) After compliance with the foregoing provisions of this Paragraph, the Parent and any Buyers who have so elected shall be permitted to Transfer the number of Equity Securities specified in the Sale Notice to the transferee(s) specified in such Sale Notice on terms no more advantageous to such Parent and such Buyers than those specified in such Sale Notice. The closing of such Transfer shall occur during the 90-day period following the period which is 30 days after the Sale Notice is given to the Buyers. If such Equity Securities are not so transferred within such time period, then any subsequent Transfer of such securities shall be subject to all of the provisions of this Paragraph.

         9. Registration Rights. If at any time the Company proposes to register under the Securities Act any of its securities which are of the same class as any Equity Securities then owned by any Buyer ("Registrable Securities"), and such registration is not an underwritten primary registration solely on behalf of the Company, the Company shall promptly give each Buyer written notice of such proposal. Upon the written request of any Buyer given within 30 days after any such notice is given, the Company shall cause to be included in such registration all Registrable Securities with respect to which registration has been so requested. Any such registration shall be subject to the following:

                 (a) Whether or not any registration statement prepared and filed pursuant to this Agreement is declared effective, all expenses incurred in connection with such a registration, including without limitation all registration, qualification, application, filing, listing, transfer agent and registrar fees, printing, messenger, telephone and delivery fees and expenses, accounting fees and disbursements (including the expenses of any audit, review and/or "cold comfort" letters) and fees and disbursements of counsel for the Company, shall be borne by the Company.

                 (b) No Buyer shall have any registration rights under this Paragraph unless:

                          (i)  such Buyer timely furnishes to the Company
and/or the underwriters managing such registration, if any, all such information regarding such Buyer, the Registrable Securities held by him and his intended method of disposing of such Registrable Securities as the Company or such underwriters may reasonably request;

                          (ii)  such Buyer agrees, and each Buyer hereby does
agree, to notify the Company and/or any underwriters managing such registration of the occurrence of any event which causes the prospectus prepared in connection with any such registration to contain an untrue statement of a material fact or omit to state a fact necessary to make the statements therein not misleading promptly after such Buyer obtains knowledge of such occurrence; and

                          (iii)  in the case of an underwritten registration,
such Buyer agrees to (A) sell such Buyer's

Registrable Securities on the basis of any underwriting arrangements approved by the Person(s) entitled hereunder to approve such arrangements and (B) complete, execute and deliver all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and consistent with this Agreement.

                 (c) The Company shall have the right to select the investment banker(s) and manager(s) to administer any offering to which this Paragraph is applicable.

                 (d) If a registration pursuant to this Paragraph is an underwritten registration and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration (i) first, Registrable Securities to be sold for the account of the Company, and (ii) second, the Registrable Securities requested to be included therein by the Buyers and any other holders of Registrable Securities entitled to be included in such registration, pro rata among the Buyers and such holders on the basis of the number of shares of Registrable Securities owned by each Buyer and other holder.

         10. Sale of the Company. If the Parent approves a Sale of the Company (as hereinafter defined), the Buyers will consent to and raise no objections against such sale and, if such sale is structured as a sale of stock, the Buyers will agree to sell their Acquired Securities on the terms and conditions approved by the Parent; provided, that the foregoing obligations of the Buyers are subject to the satisfaction of the condition that, upon the consummation of such sale, all of the holders of securities of the Company which are of the same class as the Acquired Securities will receive the same form and amount of consideration per share or, if an option is given as to the form or amount of consideration, each such holder will be given the same option.

                 As used in this Paragraph, the term "Sale of the Company" shall mean the sale of the Company to an independent third party or an affiliated group of independent third parties pursuant to which such party or parties acquire (i) 100% of the outstanding Equity Securities owned, directly or indirectly, by the Parent (whether by purchase, merger, consolidation or otherwise) or (ii) all or substantially all of the Company's assets, and the term "independent third party" shall mean any Person who, immediately prior to the contemplated transaction, (A) is not an owner of more than 5% of the Company's capital stock on a fully diluted basis or (B) is not an Affiliate of any such owner.

         11. Put Rights. The Company hereby grants to each Buyer the right ("Put Rights") to cause the Company to purchase all, but not less than all, of his Acquired Securities upon the terms and subject to the conditions set forth in this Paragraph.

                 (a) Put Rights may be exercised by a Buyer at any time after the date which is the earlier to occur of (i) the later to occur of the fifth anniversary of the Closing Date or the date when such exercise is permitted under the terms of the Loan Documents or any documents which create, evidence or secure any indebtedness of the Subsidiary which replaces any indebtedness under the Loan Documents, but in no event later than the eighth anniversary of the Closing Date, (ii) the date when such Buyer is subject to a Termination Without Cause (as hereinafter defined) or (iii) the date when the Company's or the Subsidiary's Board of Directors (if such action does not require shareholder approval) or shareholders (if such action requires shareholder approval) approves any sale of all or substantially all of the Company's or the Subsidiary's assets (but only if such sale of assets is not accompanied by a distribution of the net proceeds of such sale to the Company's shareholders).

                 (b) If a Buyer desires to exercise his Put Rights, he shall give notice to the Company to such effect, whereupon the Company and such Buyer shall promptly commence to take such action as is necessary to determine the Put/Call Value (as hereinafter defined). The closing of the purchase by the Company of such Buyer's Acquired Securities shall occur promptly after the Put/Call Value has been determined and such Buyer has honored his obligations under Paragraph 7, but in no event more than 90 days after the Put/Call Value has been determined. At such closing, such Buyer shall surrender the certificates evidencing his Acquired Securities and, except as otherwise permitted by subparagraph (c) below, the Company shall pay the Put/Call Value to such Buyer in immediately available funds. Subject to subparagraph (c) below, if the Company shall fail to pay the entire Put/Call Value to such Buyer within such 90-day period for any reason other than such Buyer's failure to surrender the certificates evidencing his Acquired Securities, then interest shall accrue on such unpaid amount from the end of such 90-day period until the date when such Buyer receives payment in full at the rate of 15% per annum (the "Penalty Rate"); provided, that the Penalty Rate shall in no event be less than the Finance Rate (as hereinafter defined).

                 (c) Notwithstanding any other provision of this Paragraph, if the Company shall determine in good faith that (i) the Company and the Subsidiary, individually or in the aggregate, lack sufficient funds to honor any Put Right being exercised and that the Company and the Subsidiary, individually or in the aggregate, are unable to borrow money for such purpose upon terms generally prevailing at such time for senior or subordinate financing, (ii) honoring such Put Right would cause a default with respect to any outstanding indebtedness of the Company or the Subsidiary or would violate Governmental Rules applicable to the Company or the Subsidiary or (iii) honoring such Put Right would constitute or directly cause a material and adverse change in the business, financial condition or prospects of the Company and the Subsidiary taken as a whole (other than a change consisting solely of having more debt outstanding), then the Company shall promptly notify the Buyer exercising such Put Right of such fact. A Buyer who receives such a notice shall have the right to elect, at his sole option by giving notice to the Company to such effect, to either (A) exercise his Put Rights in return for the Company's obligation to pay the Put/Call Value (including partial payments thereof) as soon as the Company and/or the Subsidiary has funds available therefor or can do so without causing such a default, violation or change, but in no event later than three years from the date when such obligation is given, together with interest on the unpaid balance thereof from the date when the Put/Call Value is determined until the date when such Buyer receives payment in full at a rate per annum equal to the rate announced by PNC Bank in Pittsburgh, Pennsylvania from time to time as its prime rate plus 2% (the "Finance Rate"), which obligation shall be evidenced by a promissory note of the Company satisfactory in form and substance to each Buyer receiving the same, shall be secured by a Qualified Pledge (as hereinafter defined) of the Acquired Securities being put and, if required by the holders of the Company's or the Subsidiary's other outstanding indebtedness or any replacement therefor, shall be subordinate in right of payment to such other indebtedness so long as such subordination does not block payment on such note during times when the Company or the Subsidiary is not in default (or when such payment would not cause a default) with respect to such other indebtedness, or (B) withdraw such exercise of his Put Rights, in which case the Company shall inform such Buyer as soon as the Company and/or the Subsidiary has funds available to honor such Put Rights or as soon as the Company and/or the Subsidiary can honor such Put Rights without causing such a default, violation or change. It is acknowledged that references to the Subsidiary "honoring such Put Right" and "pay[ing] the Put/Call Value" means the making of a distribution by the Subsidiary to the Company which will enable the Company to do such things.

                 (d) None of the Affiliated Entities shall enter into any financing arrangements which place greater restrictions on the ability of the Company to make the payments due upon the exercise of the Put Rights or upon the ability of the Subsidiary to make distributions to the Company for such purpose than the restrictions which are placed on distributions by the Subsidiary to the Company or any other Person, or by the Company to the Parent or any other Person, in respect of any of their respective equity securities (whether in the form of dividends, purchases or redemptions of stock or otherwise), stock appreciation rights or other similar rights; provided, that the foregoing obligation shall not apply to equity securities of the Company or the Subsidiary which are issued to holders of the Company's or the Subsidiary's indebtedness who receive such securities or rights to receive such securities in connection with any such financing.

                 (e)  As used in this Agreement, the term:

                          "Fair Market Value" of the Company shall mean the
fair market value of the Company as of the Valuation Date as determined by a nationally-recognized investment banking firm chosen jointly by (i) in the case of an exercise of Put Rights or Company Call Rights (as hereinafter defined), the Company and the Buyer(s) who have exercised their Put Rights or who are subject to such Company Call Rights and (ii) in the case of an exercise of Buyer Call Rights (as hereinafter defined), by the Calling Buyers and the Called Buyer (as such terms are hereinafter defined). The parties acknowledge and agree that, in order for such investment banking firm to value the Company's fully diluted stake in the Subsidiary and CCC, it will also be necessary for such investment banking firm to determine the fair market value of the Subsidiary and CCC. If there shall be a dispute as to the selection of such investment banking firm, such firm shall be appointed by the American Arbitration Association in Pittsburgh, Pennsylvania upon application of the Company or any such Buyer. In conducting such appraisals, such investment bankers shall value the Company, the Subsidiary and CCC as though each of them were an independent, publicly-owned corporation whose stock is traded on a national securities exchange. The Company and/or such Buyer(s) shall be afforded adequate opportunities to discuss said valuation with such investment bankers. The expense of such valuation shall be borne (A) completely by the Company, in the case of an exercise of Put Rights or Company Call Rights, or (B) one-half by the Calling Buyers and one-half by the Called Buyers, in the case of an exercise of Buyer Call Rights. Such appraisal shall be valid for 180 days following its issuance.

                          "Put/Call Value" of an Acquired Security shall mean
(i) the Fair Market Value of the Company divided by (ii) the sum of the number of shares of the capital stock of the Company of all classes issued and outstanding; provided, that if any class or series of such capital stock has rights or preferences which are different than those of the Voting Common Stock then such formula shall be adjusted accordingly.

                          "Qualified Pledge" shall mean a pledge of the
Acquired Securities being put or called, as applicable, pursuant to a Pledge Agreement which is reasonably satisfactory to the applicable Buyer and his counsel, but which in any event (i) creates a perfected, first priority interest in the Acquired Securities being pledged, (ii) permits the pledgor thereunder to vote such securities so long as it is not in default thereunder and (iii) provides that any dividends and other distributions paid on such Acquired Securities while such Pledge Agreement is in effect (to the extent that the Company is permitted to pay the same) shall be paid to the pledgee to be applied toward the obligations secured thereby; provided, that notwithstanding the foregoing, distributions consisting of shares of the Company's capital stock may be paid to the pledgor so long as they are pledged pursuant to such Pledge Agreement.

                          "Valuation Date" shall mean (i) the date when a Buyer
gives notice to the Company that he desires to exercise his Put Rights, (ii) the date during the applicable Valuation Period (as hereinafter defined) when a Buyer gives notice to the Company or the Calling Buyers, as applicable, that he desires to have the Put/Call Value determined or, if such Buyer does not elect a Valuation Date, the last day of the applicable Valuation Period or (iii) if there is no Valuation Period, the date when the Company or the Calling Buyers, as applicable, give notice exercising their Company Call Rights or Buyer Call Rights.

         12. Company Call Rights. Each Buyer hereby grants to the Company the right ("Company Call Rights") to cause such Buyer to sell all, but not less than all, of his Acquired Securities to the Company upon the terms and subject to the conditions set forth in this Paragraph.

                 (a) Company Call Rights may be exercised by the Company at any time following the occurrence of a Call Event (as hereinafter defined); provided, that if such Call Event is a Termination Without Cause (as hereinafter defined), then such Company Call Rights may only be exercised during the 180-day period commencing with the date when such termination becomes effective.

                 (b) If the Company desires to exercise its Company Call Rights, it shall give notice to the applicable Buyer to such effect. Promptly after such notice is given and any Buyer Call Rights have expired, the applicable Buyer shall convey his Acquired Securities to the Company in return for a note of the Company, in form and substance satisfactory to such Buyer and his counsel, providing that the Company will pay the applicable Put/Call Value when the same is determined (or, if permitted by this Paragraph, deliver a substitute note in the amount of the Put/Call Value as determined or the portion thereof that remains unpaid), which note shall be secured by a Qualified Pledge.

                 (c) Promptly after the occurrence of the Valuation Date and the expiration of any Buyer Call Rights, the Company and such Buyer shall commence to take such action as is necessary to determine the Put/Call Value. The closing of the purchase by the Company of such Buyer's Acquired Securities shall occur promptly after the Put/Call Value has been determined, but in no event more than 90 days thereafter. At such closing, such Buyer shall surrender the certificates evidencing his Acquired Securities and, except as otherwise permitted by subparagraph (d) below, the Company shall pay the Put/Call Value to such Buyer in immediately available funds. Subject to subparagraph (d) below, if the Company shall fail to pay the entire Put/Call Value to such Buyer within such 90-day period for any reason other than such Buyer's failure to surrender the certificates evidencing his Acquired Securities, then interest shall accrue on such unpaid amount from the end of such 90-day period until the date when such Buyer receives payment in full at the Penalty Rate.

                 (d) Notwithstanding any other provision of this Paragraph, if the Call Event which gives rise to the call is a Termination For Cause or a Voluntary Termination then the Company shall have the right to pay all or any portion of the Put/Call Value by means of a promissory note of the Company, which note shall provide for equal quarterly payments of principal and interest over a term of not more than three years, shall bear interest at the Finance Rate, shall be secured by a Qualified Pledge and shall otherwise be satisfactory in form and substance to such Buyer and his counsel; provided, that the Company shall not be deemed to be in default under any note by reason of its failure to make any such payment (other than payment in full of such note upon the maturity thereof) if such failure is due to an event described in the first sentence of Paragraph 11(c) (unless the Company or the Subsidiary is insolvent or bankrupt, has made an assignment for the benefit of creditors, is subject to any proceedings relating to any of the foregoing or is in default with respect to any of its other indebtedness). Any such missed payment shall be due and payable as soon as such event no longer exists, but in any event not later than upon the maturity of such note, and interest shall accrue on such missed payment at the Penalty Rate until the same is paid in full. If required by the holders of the Company's or the Subsidiary's other outstanding indebtedness or any replacement therefor, any such note shall be subordinate in right of payment to such other indebtedness so long as such subordination does not block payment on such note during times when the Company or the Subsidiary is not in default

(or when such payment would not cause a default) with respect to such other indebtedness.

                 (e) Notwithstanding any other provision of this Paragraph, the Company shall have no right to exercise the Company Call Rights at any time when it or the Subsidiary is insolvent or bankrupt, has made an assignment for the benefit of creditors or is subject to any proceedings relating to any of the foregoing, or when it is unlikely that the Company will be able to satisfy its obligations with respect to such Company Call Rights on a timely basis (assuming that the Put/Call Value payable upon exercise of such Company Call Rights is immediately due and payable).

                 (f)  As used in this Agreement, the term:

                          "Call Event" shall mean, with respect to any Buyer,
his death, Total and Permanent Disability, Employment Expiration, Termination For Cause, Termination Without Cause or Voluntary Termination. A Call Event shall be deemed to have occurred upon a Buyer's death or, in all other cases, on the date when the termination of his employment with the Subsidiary becomes effective.

                          "Employment Expiration" shall mean, with respect to
any Buyer, the expiration of the Employment Agreement between the Subsidiary and such Buyer to be executed at the Closing, and any renewal thereof or replacement therefor, by its own terms.

                          "Termination For Cause" shall have, with respect to
any Buyer, the meaning assigned to that term in Paragraph 5(a)(i) of the Employment Agreement between the Subsidiary and such Buyer to be executed at the Closing.

                          "Termination Without Cause" shall mean, with respect
to any Buyer, any termination by the Subsidiary of such Buyer's employment with the Subsidiary other than a Termination For Cause or a termination by reason of Employment Expiration, death or Total and Permanent Disability.

                          "Total and Permanent Disability" shall mean, with
respect to any Buyer, a disability which permits the Subsidiary or, in the case of Howell A. Breedlove only, such Buyer to terminate the Employment Agreement between the Subsidiary and such Buyer which is to be executed at the Closing.

                          "Valuation Period" shall mean (i) two years after the
occurrence of an Employment Expiration, the death of a Buyer or the termination of such Buyer's employment by reason of a Total and Permanent Disability and
(ii) three years after the occurrence of a Termination Without Cause; provided, that if Howell A. Breedlove voluntarily terminates his Employment Agreement with the Subsidiary to be executed at the Closing on or after the third anniversary thereof but prior to the fifth anniversary thereof, or shall terminate or have terminated his employment with the Subsidiary under such Employment Agreement by reason of a Total and Permanent Disability at any time prior to the fifth anniversary thereof, then the Valuation Period for his Acquired Securities shall be two years plus the number of days between the effective date of such termination and the fifth anniversary of such Employment Agreement.

                          "Voluntary Termination" shall mean, with respect to
any Buyer, any termination of such Buyer's employment with the Subsidiary effected by such Buyer other than, in the case of Howell A. Breedlove, a termination by reason of Total and Permanent Disability.

         13. Buyer Call Rights. Each Buyer hereby grants to each other Buyer (each a "Calling Buyer") the right ("Buyer Call Rights") to cause such Buyer (the "Called Buyer") to sell all, but not less than all, of his Acquired Stock to the Calling Buyers upon the terms and subject to the conditions set forth in this Paragraph.

                 (a) Buyer Call Rights may be exercised by the Calling Buyers at any time during the 60-day period following the occurrence of a Call Event; provided, that if the Company shall exercise its Company Call Rights and give notice to the Calling Buyers to such effect, then the Calling Buyers may exercise their Buyer Call Rights until the later to occur of the date which is 30 days after the Call Event occurs or five days after they receive such notice, and any such exercise of Buyer Call Rights shall supersede such exercise of Company Call Rights. Upon the occurrence of a Call Event, each Calling Buyer shall have the right to purchase his Pro Rata Share of the Called Buyer's

Acquired Securities by giving notice to the Called Buyer to such effect within such 60-day period; provided, that the Calling Buyers may agree on a different allocation of such Acquired Securities, so long as all of such Acquired Securities are purchased. If the Calling Buyers do not give such notice to the Called Buyer within such 60-day period, then the Buyer Call Rights shall be terminated with respect to such Called Buyer's Acquired Stock.

                 (b) Promptly after receiving any notice described in subparagraph (a) above, the Called Buyer shall convey his Acquired Securities to the Calling Buyers in return for a note from each Calling Buyer, in form and substance satisfactory to the Called Buyer and his counsel, providing that each Calling Buyer will pay the portion of the Put/Call Value which corresponds to the Acquired Stock he is purchasing when the same is determined (or, if permitted by this Paragraph, deliver a substitute note in such amount or the portion of such amount that remains unpaid), which notes shall be secured by Qualified Pledges.

                 (c) Promptly after the occurrence of the Valuation Date, the Calling Buyers and the Called Buyer shall commence to take such action as is necessary to determine the Put/Call Value. The closing of the purchase by the Calling Buyers of the Called Buyer's Acquired Securities shall occur promptly after the Put/Call Value has been determined, but in no event more than 90 days thereafter. At such closing, the Called Buyer shall surrender the certificates evidencing his Acquired Securities and, except as otherwise permitted by subparagraph (d) below, the Calling Buyers shall pay the Put/Call Value to the Called Buyer in immediately available funds. Subject to subparagraph (d) below, if the Calling Buyers shall fail to pay the entire Put/Call Value to the Called Buyer within such 90-day period for any reason other than the Called Buyer's failure to surrender the certificates evidencing his Acquired Securities, then interest shall accrue on such unpaid amount from the end of such 90-day period until the date when the Called Buyer receives payment in full at the Penalty Rate.

                 (d) Notwithstanding any other provision of this Paragraph, if the Call Event which gives rise to the call is a Termination For Cause or a Voluntary Termination then the Calling

Buyers shall have the right to pay all or any portion of the Put/Call Value by means of a promissory note of each Calling Buyer, which note shall provide for equal quarterly payments of principal and interest over a term of not more than three years, shall bear interest at the Finance Rate, shall be secured by a Qualified Pledge and shall otherwise be satisfactory in form and substance to the Called Buyer and his counsel.

                 (e) Notwithstanding any other provision of this Paragraph, no Calling Buyer shall have the right to exercise his Buyer Call Rights at any time when he is insolvent or bankrupt, has made an assignment for the benefit of creditors or is subject to any proceedings relating to any of the foregoing, or when it is unlikely that such Buyer will be able to satisfy his obligations with respect to such Buyer Call Rights on a timely basis.

         14.  Interplay Among Rights; Restriction on Transfer.

                 (a) Except as otherwise specifically provided herein, the exercise by a party of its rights under Paragraph 7 ("First Offer Rights"), Put Rights, Company Call Rights or Buyer Call Rights, as applicable, shall terminate the unexercised First Offer Rights, Put Rights, Company Call Rights or Buyer Call Rights, as applicable, relating to such Acquired Securities; provided, that in the event of an exercise of any of such rights which results in the transfer of such Acquired Securities to another Buyer, such other Buyer shall have the benefit of, and be subject to, all of such rights as if such Acquired Securities had been purchased by him hereunder on the date hereof; and further provided, that if any sale pursuant to the exercise of any such rights shall fail to close or shall be rescinded then all of such rights shall be reinstated.

                 (b) If (i) a Buyer elects to exercise his rights under Paragraph 8, (ii) the Parent approves a Sale of the Company or (iii) such Buyer's Acquired Securities are included in a public offering of the Company's stock, then the First Offer Rights, Put Rights, Company Call Rights and Buyer Call Rights in effect with respect to the Acquired Securities included in any such transaction shall terminate; provided, that if any such transaction shall fail to close or shall be rescinded such rights shall be reinstated.

                 (c) If any event described in clause (ii) or (iii) of subparagraph (b) above occurs during a Valuation Period, then the Put/Call Value shall be the price being paid for securities of the same class as the Acquired Securities in such transaction.

                 (d) If any Call Event occurs by reason of a Termination for Cause or a Voluntary Termination (other than a voluntary termination by Howell
A. Breedlove after the third anniversary of his Employment Agreement with the Subsidiary to be executed at the Closing), then the Buyer subject to such Call Event shall have no right to exercise his Put Rights for a period of three years after the date of such Call Event.

                 (e) Except for (i) Transfers among the Buyers pursuant to Paragraphs 7 and 13, (ii) Transfers to the Company in accordance with Paragraphs 11 and 12, (iii) Transfers in accordance with Paragraphs 8 and 10 and Transfers to Qualified Trusts, no Buyer shall be permitted to Transfer any of his Acquired Securities. Such restrictions on Transfer shall terminate immediately upon the registration of any Acquired Securities under the Securities Act as to the Acquired Securities so registered.

         15.  Limited Preemptive Rights.

                 (a) The Company hereby grants to each Buyer the right ("Preemptive Rights"), for so long as he shall own any Acquired Securities, to purchase his Preemptive Share (as hereinafter defined) of any New Securities (as hereinafter defined) issued or sold by the Company from time to time in connection with any Qualified Acquisition (as hereinafter defined).

                 (b) If the Company proposes to issue or sell any New Securities in connection with any Qualified Acquisition, it shall give each Buyer who then has Preemptive Rights written notice (a "Preemptive Notice") of its intention, which notice shall describe in reasonable detail such Qualified Acquisition, the type of New Securities to be issued or sold, the identity of the prospective transferee(s) and the consideration and the terms upon which the Company proposes to issue the same. Each such Buyer shall have 30 days from the date such notice is given to elect to purchase all, but not less than all, of its Preemptive Share of such New Securities by giving written notice to such effect to the Company.

                 (c) Following the expiration of such 30-day period, the Company shall sell to the Buyers and such other Persons as may have similar preemptive rights the New Securities, if any, which they have elected to purchase, and may sell to the transferee(s) identified in the Preemptive Notice any New Securities which such Persons have not elected to purchase. The closing of such sale shall be within 90 days after the expiration of such 30-day period, and the consideration paid for and the other terms upon which such New Securities are sold shall not be any more favorable to the purchasers than those specified in the Preemptive Notice. Any issuance or sale of New Securities made other than in accordance with the foregoing sentences shall be subject to all of the provisions of this Paragraph.

                 (d) Except as otherwise specifically provided in this Paragraph, the Buyers shall have no preemptive rights and expressly waive all such preemptive rights.

                 (e)  As used in this Paragraph, the term:

                          (i)  "Preemptive Share" shall mean, with respect to
any Buyer, an amount equal to the number of shares of the Company's capital stock held by such Buyer on the date of determination on a fully diluted basis divided by the number of shares of the Company's capital stock issued and outstanding on such date on a fully diluted basis.

                          (ii)  "New Securities" shall mean (A) any capital
stock of the Company, (B) any options, warrants, agreements or other rights to acquire any shares of the Company's capital stock and (C) any securities or other obligations of the Company which are convertible into such shares. It is understood that the term "New Securities" shall not include any of the Company's capital stock issued solely to the entity being acquired or its shareholders as part of the consideration therefor.

                          (iii)  "Qualified Acquisition" shall mean an
acquisition by the Company (whether by merger, consolidation, purchase of stock or assets or otherwise) in which the Company sells any New Securities for cash to finance such acquisition. It is understood that the term "Qualified Acquisition" shall not include an issuance of the Company's capital stock solely to the entity being acquired or its shareholders as part of the consideration therefor.

         16.  Miscellaneous.

                 (a) Good Faith by the Parties. The Affiliated Entities (by amendment to the Company's, the Subsidiary's or CCC's Certificate of Incorporation or through any reorganization, reclassification, consolidation, merger, sale of assets, dissolution, issue or sale of securities or other action) and the Buyers will not avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith carry out all such terms and take all such actions as may be necessary or appropriate to protect the rights of the Affiliated Entities and the Buyers hereunder.

                 (b) Action by Buyers. Whenever any consent, waiver, agreement or other action of the Buyers as a group is required or permitted hereunder, such action shall be effective if it is taken by Buyers who own at least 66-2/3% of the Acquired Securities then owned by all Buyers.

                 (c) Amendments. This Agreement may be amended or terminated only by a writing signed by each of the Affiliated Entities and the requisite number of Buyers as set forth in subparagraph (b) above, and any such amendment or termination shall be effective only to the extent specifically set forth in such writing.

                 (d) Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

                 (e) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such matters.

                 (f) Governing Law. This Agreement shall be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth.

                 (g) Notices. Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder:

                          (i)  shall be in writing;

                          (ii)  shall be sent by messenger, certified or
registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

                          (iii)  shall be deemed to have been given on the date
of receipt by the addressee (or, if the date of receipt is not a Business Day, on the first business day after the date of receipt), as evidenced by (A) a receipt executed by the addressee (or a responsible person in his or her office) or the records of the Person delivering such communication, if sent by messenger, U.S. mail or express delivery service, or (B) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier.

All such communications shall be sent to the following addresses or telecopier numbers, or to such other addresses or telecopier numbers of which any party may inform the others by giving five Business Days' prior notice:

If to the Buyers:                         With a copy to:

Howell A. Breedlove                       Cohen & Grigsby, P.C.
2015 Blairmont Drive                      2900 CNG Tower
Pittsburgh, PA  15241                     625 Liberty Avenue
Telecopier No.:  (412) 831-7044           Pittsburgh, PA  15222
                                          Attn:  Richard D. Rosen
James E. Howe                             Telecopier No.:  (412) 391-3382
871 Osage Road
Pittsburgh, PA  15243

Carl A. Snyder
103 Nancy Drive
McMurray, PA  15317
Telecopier No.:  (412) 941-1379


If to the Company:                        With a copy to:

J&L Holdings Corp.                        Kelley, McCann & Livingstone
c/o CPT Holdings, Inc.                    BP America Building, 35th Floor
1430 Broadway, 13th Floor                 200 Public Square
New York, NY  10018-3308                  Cleveland, OH  44114-2302
Attn:  William L. Remley                  Attn:  Michael Schenker
Telecopier No.:  (212) 391-1393           Telecopier No.:  (216) 241-3707


If to the Subsidiary:                     With a copy to:

J&L Structural, Inc.                      Kelley, McCann & Livingstone
c/o CPT Holdings, Inc.                    BP America Building, 35th Floor
1430 Broadway, 13th Floor                 200 Public Square
New York, NY  10018-3308                  Cleveland, OH  44114-2302
Attn:  William L. Remley                  Attn:  Michael Schenker
Telecopier No.:  (212) 391-1393           Telecopier No.:  (216) 241-3707

If to the Parent:                         With a copy to:

CPT Holdings, Inc.                        Kelley, McCann & Livingstone
1430 Broadway, 13th Floor                 BP America Building, 35th Floor
New York, NY  10018-3308                  200 Public Square
Attn:  William L. Remley                  Cleveland, OH  44114-2302
Telecopier No.:  (212) 391-1393           Attn:  Michael Schenker
                                          Telecopier No.:  (216) 241-3707


If to CCC:                                With a copy to:

Continuous Caster Corp.                   Kelley, McCann & Livingstone
c/o CPT Holdings, Inc.                    BP America Building, 35th Floor
1430 Broadway, 13th Floor                 200 Public Square
New York, NY  10018-3308                  Cleveland, OH  44114-2302
Attn:  William L. Remley                  Attn:  Michael Schenker
Telecopier No.:  (212) 391-1393           Telecopier No.:  (216) 241-3707


                 (h) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 (i) Successors and Assigns. None of the Affiliated Entities shall assign any of their rights or obligations hereunder except by operation of law. The rights and obligations of the Buyers hereunder may only be assigned to transferees of their Acquired Stock who are Qualified Trusts. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective heirs and permitted successors and assigns.

                 (j) Waivers. The due performance or observance by the parties of their respective obligations hereunder shall not be waived, and the rights and remedies of the parties hereunder shall not be affected, by any course of dealing or performance or by any delay or failure of any party in exercising any such right or remedy. The due performance or observance by a party of any of its obligations hereunder may be waived only by a writing signed by the party or parties against whom enforcement of such waiver is sought, and any such waiver shall be effective only to the extent specifically set forth in such writing.

                 (k)  Certain Rights of Pennsylvania Residents.

                 WITHIN TWO BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE COMPANY OF THE EXECUTED STOCK PURCHASE AGREEMENT, ANY PENNSYLVANIA PURCHASER MAY ELECT, PURSUANT TO SECTION 207(M) OF THE PENNSYLVANIA SECURITIES ACT OF 1972, TO WITHDRAW HIS SUBSCRIPTION HEREUNDER AND RECEIVE FULL REFUND OF ALL MONIES PAID. SUCH WITHDRAWAL SHALL BE WITHOUT ANY FURTHER LIABILITY TO ANY PERSON.

                 TO ACCOMPLISH SUCH WITHDRAWAL, SUCH PENNSYLVANIA PURCHASER NEED ONLY SEND A LETTER OR TELEGRAM INDICATING ITS INTENTION TO WITHDRAW TO THE COMPANY AT ITS ADDRESS SET FORTH IN PARAGRAPH 16(G). SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IF A PENNSYLVANIA PURCHASER ELECTS TO SEND SUCH A LETTER, IT IS PRUDENT TO SEND IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME THAT IT WAS MAILED. SHOULD A PURCHASER MAKE THIS REQUEST ORALLY, HE SHOULD ASK FOR A WRITTEN CONFIRMATION THAT HIS REQUEST HAS BEEN RECEIVED.

                                 SIGNATURE PAGE


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        COMPANY
                                        J&L HOLDINGS CORP.


By:___________________________
                                        Title:________________________


                                        SUBSIDIARY
                                        J&L STRUCTURAL, INC.


                                        By:___________________________
                                        Title:________________________


                                        PARENT
                                        CPT HOLDINGS, INC.


                                        By:___________________________
                                        Title:________________________


                                        CCC
                                        CONTINUOUS CASTER CORPORATION


                                        By:___________________________
                                        Title:________________________


                                        BUYERS

                                        ______________________________
                                        Howell A. Breedlove

                                        ______________________________
                                        James E. Howe

                                        ______________________________
                                        Carl A. Snyder

                                                                   SCHEDULE 2(a)


                            ALLOCATION AMONG BUYERS

                    Buyer                                                Allocation
                    -----                                                ----------
            Howell A. Breedlove                                       one-third (1,152)

            James E. Howe                                             one-third (1,152)

            Carl A. Snyder                                            one-third (1,152)

                                                                   SCHEDULE 3(d)


                              NO BREACH OR DEFAULT
                        (COMPANY, SUBSIDIARY AND PARENT)


1. The transactions contemplated by this Agreement may constitute a default under the GMAC Financial Services Lease Agreement between GMAC Financial Services as Assignee of Lessor and the Company as Lessee, covering a leased vehicle used by Brighton's President.

2. This Schedule excludes contracts, agreements, instruments and documents with Affiliates of the Company, the Subsidiary or the Parent which may require a consent for the transactions contemplated by this Agreement but with respect to which consents have been or will by the Closing be obtained by the Company, the Subsidiary or the Parent, as applicable.

                                                                   SCHEDULE 3(f)


                                   NO CONSENT
                        (COMPANY, SUBSIDIARY AND PARENT)


1. The GMAC Financial Services Lease Agreement listed on Schedule 3(d) requires the consent of the other party thereto in order for the same to be assigned to and assumed by the Subsidiary.

2. The following governmental permits held by the Company may require the consent or approval of the issuing authorities in order for same to be transferred to the Subsidiary:

         (a) Pursuant to an Application for Transfer of Permit filed by the Company and the Subsidiary, the Subsidiary has received verbal confirmation from the Pennsylvania Department of Environmental Resources ("PDER") that the Company's Renewal Operating Permit No. 04-307-074 for an air emission source described as an Electric Induction Furnace will be reissued in the name of the Subsidiary's Brighton Division subsequent to the Closing.

         (b) Pursuant to an Application for Transfer of Permit filed by the Company and the Subsidiary, the Subsidiary has received verbal confirmation from PDER that the Company's Renewal Operating Permit No. 04-307-069 and a June 15, 1994 Modification Application for an emission source described as a Baghouse will be reissued in the name of the Subsidiary's Brighton Division subsequent to the Closing.

         (c) Notification of the transfer to the Subsidiary from the Company of Tank Registration No. 273141 for one 550-gallon gasoline storage tank must be submitted to PDER subsequent to the Closing.

3. The National Industrial Group Pension Plan for Labor-Management Groups ("NIGPP") of which the Company is a party may require an acknowledgment of the Subsidiary's obligation to contribute the same number of hours as the Company has to NIGPP, the execution of a Request for Variance from Purchaser's Bond Requirement and a Supplemental Participation Agreement and approval of NIGPP subsequent to the consummation of the transactions contemplated by this Agreement.

4. A filing must be made with the Pennsylvania Securities Commission and other filings may have to be made under state or federal securities laws in connection with the transactions contemplated by this Agreement.

5. This Schedule excludes contracts, agreements, instruments and documents with Affiliates of the Company, the Subsidiary or the Parent which may require a consent for the transactions contemplated by this Agreement and/or the Related Documents but with respect to which consents have been or will by the Closing be obtained.

                                                                   SCHEDULE 3(g)


                                 CAPITALIZATION


1. The Subsidiary is authorized to issue 1,500 shares of common stock, without par value. All of the issued and outstanding common stock of the Subsidiary (847 shares) will be, as of the Closing Date, owned by the Company. As of the Closing Date, warrants to purchase, in the aggregate, 153 shares of common stock will have been issued under that certain Note and Warrant Purchase Agreement by and among the Subsidiary and various Purchasers, dated as of the Closing Date (the "Note and Warrant Agreement"). The shares of common stock owned by the Company are subject to the provisions of the Note and Warrant Agreement and that certain Loan and Security Agreement by and between the Subsidiary and FINOVA Capital Corporation, dated March 31, 1995 and effective as of the Closing Date (the "Loan Agreement") and the related documents under each of the Note and Warrant Agreement and the Loan Agreement, including, without limitation, the terms of Stock Pledge Agreements executed in connection with each of the Note and Warrant Agreement and the Loan Agreement. The Note and Warrant Agreement, Loan Agreement, Stock Pledge Agreements, and all related documents under all of the foregoing are hereinafter referred to collectively as the "Loan Documents".

2. CCC is authorized to issue 1,500 shares of common stock, without par value. Promptly after the Closing Date (as contemplated under Schedule 3(h) hereof), all of the issued and outstanding common stock (1,000 shares) of CCC will be owned by the Company.

3. The Company is authorized to issue 17,500 shares of common stock, par value $.01. 14,000 shares of common stock of the Company are owned by the Parent and 3,456 shares of common stock, in the aggregate, will be owned by the Buyers pursuant to the terms hereof and in the amounts set forth on Schedule 2(a) hereof. The shares of common stock of the Company are subject to the provisions of the Loan Documents. In connection with a loan obtained by the Parent to finance its investment in the Company, all of the shares of common stock owned by the Parent are pledged to an Affiliate of the Parent, Trinity Investment Corp.

                                                                   SCHEDULE 3(h)

                           ASSETS/LIABILITIES OF CCC


1.       Promptly after the Closing the following transactions shall occur:

         (a) The Subsidiary shall, directly or indirectly, assign to CCC all of its rights under (i) that certain Agreement of Sale dated December 28, 1993, as amended (the "Agreement of Sale"), between J&L Structural, Inc., a Pennsylvania corporation ("J&L"), and Beaver County Economic Development ("BCCED") and
                 (ii) that certain Escrow Agreement dated June 30, 1994, as amended (the "Escrow Agreement") among J&L, BCCED and Lawyers Title Insurance Company.

         (b) CCC shall enter into a consent order with the Pennsylvania Department of Environmental Resources regarding the remediation of certain hazardous substances on the property covered by the Agreement of Sale (the "DER Agreement").

         (c) The closing shall occur under the Agreement of Sale and the Escrow Agreement.

         (d) CCC shall, directly or indirectly, enter into an agreement with the Subsidiary pursuant to which, if the property covered by the Agreement of Sale is repurchased by BCCED as provided in the deed for such property, or if the transaction contemplated by the Agreement of Sale fails to close, then all funds received by CCC in connection therewith shall be paid over to the Subsidiary (the "Subsidiary Reimbursement Agreement").

2.       Following the occurrence of the foregoing transactions:

         (a) the assets of CCC shall consist of the property covered by the Agreement of Sale; and

         (b) the liabilities of CCC shall consist of its liabilities under the Agreement of Sale, the deed executed in connection therewith, the DER Agreement and the Subsidiary Reimbursement Agreement.

                                                                       EXHIBIT B


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of April 5, 1995, between J&L STRUCTURAL, INC., a Delaware corporation formerly known as J&L Acquisition Corp. (the "Company"), and JAMES E. HOWE, an individual residing in the Commonwealth of Pennsylvania (the "Executive").

                                    PREAMBLE

         The Company desires to employ the Executive, and the Executive desires to be employed by the Company, all upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

         1.  Employment.

                 (a) The Company hereby employs the Executive as its Vice President and Secretary, and the Executive hereby accepts such employment, all upon the terms and subject to the conditions hereinafter set forth.

                 (b)  Notwithstanding the foregoing, in the event that Howell
A. Breedlove ("Breedlove") shall leave his position with the Company as President and Chief Executive Officer, from and after such date the Executive shall be employed, together with Carl A. Snyder, as the Company's senior management, such that all then existing and future members of the Company's management team shall report to the Executive and Carl A. Snyder.

         2.  Duties.

                 (a) The Executive shall perform all duties incident to the position of Vice President and Secretary and such other duties as may from time to time be reasonably requested by the Board of Directors or the President.

                 (b) At all times, the Executive shall devote his full time and best efforts, knowledge and experience to performing his duties hereunder and shall act in conformity with the written and oral policies and directives of the Company and within the limits, budgets and business plans set by the Company.

         3.  Compensation and Benefits.

                 (a)  Base Salary.

                          (i)  During the period of the Executive's employment
under Paragraph 1(a), compensation shall be paid to the Executive by the Company initially at the rate of $184,000 per annum, with an increase of five percent (5%) per annum thereafter on each anniversary of the date hereof, payable in accordance with the Company's normal payroll practice.

                          (ii)  During the period of the Executive's employment
under Paragraph 1(b), compensation shall be paid to the Executive by the Company (A) so long as Breedlove is employed by the Company as its Chairman (or other similar title mutually agreed upon by the Company and Breedlove), initially at the rate specified in clause (i) above, plus an amount equal to one-half of the difference between what Breedlove's salary would be under his Employment Agreement with the Company of even date herewith if he were employed as the Company's President and Chief Executive Officer and Breedlove's then current salary, with an increase of five percent (5%) per annum thereafter on each anniversary of the date hereof, or (B) if Breedlove is not employed by the Company in any capacity, initially at the rate specified in clause (i) above, plus an amount equal to one-half of what Breedlove's salary would be under his Employment Agreement with the Company of even date herewith if he were employed as the Company's President and Chief Executive Officer, with an increase of five percent (5%) per annum thereafter on each anniversary of the date hereof, in each case payable in accordance with the Company's normal payroll practice; provided, that in the event the Company shall hire an additional executive who reports to the Executive and/or Carl A. Snyder, the additional amount based upon Breedlove's salary to be paid to the Executive shall be reduced by one-half of the amount of salary paid to such new executive.

                 (b) Additional Incentive Compensation. During the term of the Executive's employment hereunder the Company shall pay to the Executive, together with Breedlove and Carl A. Snyder, a total of $360,000 in additional incentive compensation per year to be divided among all three executives as the executives shall agree among themselves.

                 (c)  Employee Benefits.

                          (i)  During the term of the Executive's employment
hereunder (A) the Executive and his immediate family shall be eligible to participate in all medical and dental insurance plans generally available to management employees of the Company and (B) the Executive shall be eligible to participate in all other benefit plans or programs generally available to management employees of the Company, including without limitation life insurance, disability insurance and pension and profit sharing plans; provided, that in no event shall the benefits available to the Executive under this subparagraph be less than the benefits available to management employees of J&L Structural, Inc. on the date hereof.

                          (ii)  Following the termination of this Agreement,
the Company shall offer to the Executive the option of continuing any or all employee benefits made available hereunder during the term hereof; provided that the Executive shall reimburse the Company for its costs therefor.

                 (d) Holidays and Vacation. The Executive shall be entitled to the same paid holidays as other management employees of the Company (presently 8 days per year). In addition, the Executive shall be entitled to 4 weeks of paid vacation per calendar year. If the Executive is employed hereunder for only a portion of any calendar year, then such number of vacation days shall be reduced pro rata based upon the actual number of days in such calendar year during which the Executive is employed hereunder.

                 (e) Reimbursement of Expenses. During the term of the Executive's employment hereunder the Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in the lawful and ordinary course of the Company's business and reported to the Company in accordance with its accounting procedures.

                 (f) Perquisites. During the term of the Executive's employment hereunder the Executive shall be entitled to have paid by the Company any and all expenses with respect to personal income tax preparation and filing and audit assistance.

         4. Term. The Executive's employment hereunder shall commence on the date hereof and shall terminate on March 31, 2000, unless sooner terminated pursuant to Paragraph 5 or extended by the mutual agreement of the parties.

         5.  Termination.

                 (a)  Termination by Company.

                          (i)  Termination For Cause.  If the Executive shall
(A) materially breach any of his obligations under this Agreement, (B) negligently or in bad faith engage in any conduct which is materially injurious to the Company or (C) engage in any act of dishonesty or fraud or commit a felony or a crime of moral turpitude, the Company may terminate the Executive's employment hereunder, which termination shall be immediately effective upon delivery to the Executive of written notice of such termination. Upon delivery of such notice all of the Company's obligations under Paragraph 3 shall terminate, except for its obligation to (1) pay any compensation under Paragraph 3 which has accrued but is unpaid as of such date and (2) provide any benefits under Paragraph 3(c)(ii) which it is required to provide after termination.

                          (ii) Total and Permanent Disability.  If a qualified
medical doctor reasonably acceptable to the Company and the Executive or his personal representative shall have certified in writing that, because of any physical or mental condition, it is unlikely that the Executive will be able, with or without reasonable accommodation, to perform his essential duties hereunder during the 90-day period following the date of such certification, then the Company may terminate the Executive's employment hereunder immediately upon delivery to the Executive of written notice of such termination. Notwithstanding such termination, the Company shall continue to pay to the Executive an amount equal to his monthly compensation under Paragraph 3(a) for a period of 6 months after the date of such termination. Upon the delivery of such notice, all of the Company's obligations under Paragraph 3 shall terminate, except for its obligation to (A) pay any amounts pursuant to the preceding sentence, (B) pay any compensation under Paragraph 3 which has accrued but is unpaid as of such date and (C) provide any benefits under Paragraph 3(c)(ii) which it is required to provide after termination. During such 6-month period after notice of termination, the Executive's salary under Paragraph 3(a) shall be reduced by any amounts payable to the Executive under any disability insurance plan maintained by the Company.

                          (iii) Death.  The Executive's employment hereunder,
and all of the Company's obligations under Paragraph 3, except for its obligations to pay any compensation under Paragraph 3 which has accrued but is unpaid as of such date, shall immediately terminate upon the death of the Executive.

                          (iv) Termination Without Cause.  The Company may
terminate the Executive's employment hereunder without cause upon 30 days' prior written notice of such termination to the Executive; provided, however that, notwithstanding such termination, the Company's obligations under Subparagraphs 3(a), 3(b) and 3(c)(i) shall continue throughout the balance of the term hereof as if such termination had not occurred. In such event, salary shall be payable to the Executive at the levels which would have otherwise been applicable under Subparagraph 3(a) if the Executive had continued to be employed by the Company.

         6.  Confidential Information; Non-Competition and Non-Solicitation.

                 (a) Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

         "Company Product" at any time shall mean any product or service which the Company is marketing, selling or developing at such time or which the Company or its predecessors in interest, J&L Structural, Inc. ("J&L") or Trailer Components, Inc. ("TCI") have marketed, sold or developed in the past.

         "Competing Business" shall mean the marketing, sale or development of products or services which are competitive with any Company Products and which are directly or indirectly marketed, sold or under development for marketing or sale, in the Territory.

         "Confidential Information" shall mean all information concerning or related to the business, operations, financial condition or prospects of the Company, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of the Company, in each case whether past or present, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of the Company and (iii) all financial statements, audit reports, budgets and business plans or forecasts of the Company; provided, that Confidential Information shall not include (A) information which is or becomes generally known to the public through no act or omission of the Executive and (B) information which has been or hereafter is lawfully obtained by the Executive from a source other than the Company (or its officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the Company at the time such Confidential Information was or is disclosed to the Executive.

         "Territory" at any time shall mean any state in the United States, any Canadian province and any foreign country in which the Company is marketing or selling any Company Products at such time.

                 (b)  Confidential Information.

                          (i)  Except as provided in clause (ii) below, the
Executive shall not disclose or use for his own benefit any Confidential Information.

                          (ii)  Notwithstanding clause (i) above, the Executive
shall be permitted to disclose Confidential Information to the extent, but only to the extent, (A) reasonably necessary for the Executive to perform his duties hereunder or (B) required by law; provided, that prior to making any disclosure of Confidential Information required by law, the Executive shall notify the Company of his intent to make such disclosure, and the Company shall have the right to participate with the Executive in determining the amount and type of Confidential Information, if any, which must be disclosed in order to comply with applicable law.

                          (iii)  Promptly after termination of the Executive's
employment hereunder for any reason, the Executive or his personal representative shall return to the Company any Confidential Information which is in tangible form and which is then in his possession.

                          (iv)  The provisions of this subparagraph shall
survive any termination of this Agreement or the Executive's employment hereunder.

                 (c)  Non-Competition and Non-Solicitation.

                          (i)  During the term of the Executive's employment
hereunder and (A) if the Executive's employment hereunder shall be terminated pursuant to Paragraphs 5(a)(ii) or 5(a)(iv), or following the expiration of the term hereof, for one year thereafter and (B) if the Executive's employment hereunder shall be terminated pursuant to Paragraph 5(a)(i), or the Executive shall otherwise breach the terms hereof, for two years thereafter, the Executive shall not, directly or indirectly, for himself or by or on behalf of any third party, render any service, advice or information to, become involved or retained in any capacity by, or participate in, engage in or have any interest in, any entity or person which is engaged in, any Competing Business; provided, that the Executive shall not be in violation of the foregoing by reason of his inactive investment in and ownership of not more than 5% of the outstanding shares of the stock of any corporation which is listed on a national securities exchange or in the NASDAQ system.

                          (ii)  During the term of the Executive's employment
hereunder and (A) if the Executive's employment hereunder shall be terminated pursuant to Paragraphs 5(a)(ii) or 5(a)(iv), or following the expiration of the term hereof, for one year thereafter and (B) if the Executive's employment hereunder shall be terminated pursuant to Paragraph 5(a)(i), or the Executive shall otherwise breach the terms hereof, for two years thereafter, the Executive shall not (Y) solicit the trade of or business of, or trade or do business with, or accept employment from, any customer or supplier of the Company or any person or entity which has been a customer or supplier of the Company or of J&L or TCI during the past two years or (Z) solicit or induce any employee, distributor, sales representative, agent or contractor of the Company to terminate or modify his employment or other relationship with the Company, or engage or hire any such employee, distributor, sales representative, agent or contractor of the Company, or otherwise interfere with, disrupt, or attempt to disrupt the relationships, contractual or otherwise, between Company and any of its employees, distributors, sales representatives, agents, contractors, customers, or suppliers.

                 (d) Equitable Relief. The Executive acknowledges and agrees that any violation, nonperformance, or other breach by Executive of the provisions of this Paragraph 6 would give rise to irreparable injury to the Company, the remedies at law for which would be inadequate, and that the damages flowing from such violation would not be readily susceptible to being measured in monetary terms. Accordingly, it is agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches or violations of this Paragraph by the Executive and shall have the right to specifically enforce performance under this Paragraph and the terms and provisions hereof against the Executive in addition to any other remedy to which the Company may be entitled hereunder, at law or in equity. Further, it is agreed that the Company shall be entitled to immediate injunctive relief without bond or with minimal bond and may obtain a temporary restraining order and preliminary injunction restraining and enjoining any violation, threatened violation, or further breach of same by Executive. The Executive further agrees to indemnify and hold the Company harmless from and against any and all claims, demands, actions, expenses, costs (including litigation costs and reasonable attorneys fees), damages, liabilities and losses resulting or occurring from any violation or threatened violation of this Paragraph 6 and/or the enforcement of this Paragraph 6 by the Company. The Executive represents and agrees that the Executive's experience and capabilities are such that the Executive can obtain employment in businesses engaged in other lines and/or of a different nature and/or in a different Territory than that of the Company, and that the enforcement of a remedy by way of an injunction for a breach of the terms of this Paragraph 6 will not prevent the Executive from earning a livelihood. The Executive further represents that the Executive understands and agrees that the provisions of this Paragraph 6 are reasonable in terms, scope, area, and duration; are reasonably required for the protection of the business and interests of the Company; and shall be strictly enforced and construed against the Executive. In the event that any provisions of this Paragraph 6 relating to time period, areas, and/or scope of restriction, and/or related aspects shall be held by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, then the maximum time period, areas, and/or scope of restriction, and/or related aspects deemed reasonable and enforceable by the court shall be construed to be the terms hereunder, and shall be enforced and construed so as to give the Company the maximum rights and protections permitted by law.

                 (e) Further Acknowledgment. It is acknowledged by the Executive that this Agreement is being entered into as a condition of the Company's obligations under that certain Asset Purchase Agreement among J&L, TCI, the Executive, the Company, and other parties, dated as of November 10, 1994, and that the covenants of the Executive under this Paragraph 6 are being given as a condition of the Company's purchase of the assets pursuant to, and performance of the transactions contemplated under, said Asset Purchase Agreement, and are being given in order to preserve the benefits of the Company's bargain under said Asset Purchase Agreement. It is acknowledged that the Executive is one of the legal and/or equitable owners of J&L Structural, Inc. and/or Trailer Components, Inc., the sellers under said Asset Purchase Agreement, and will receive direct and substantial benefits from the consummation of the transactions contemplated by said Asset Purchase Agreement. In consideration therefor, the Executive agrees that he will take such action as is necessary to cause J&L and TCI to be bound by the terms of this Paragraph 6 as if they were the "Executive" hereunder, and will guarantee, for the benefit of the Company, the performance by J&L and TCI of each of the covenants of this Paragraph 6 as if J&L and TCI were contracting parties hereunder. Further, the Executive agrees and acknowledges that he has received adequate consideration for the covenants he has undertaken pursuant to this Paragraph 6 and that, irrespective of the unenforceability or breach by the Company of any other provision of this Agreement, the provisions of this Paragraph 6 shall nevertheless be binding and enforceable against the Executive, as if the same were contained in an independent contract for which adequate consideration had been given.

                 (f) Survival. The provisions of this Paragraph 6 shall survive any termination or expiration of this Agreement or of the Executive's employment hereunder.

         7.  Miscellaneous.

                 (a) Amendments. This Agreement may be amended only by a writing signed by each of the parties, and any such amendment shall be effective only to the extent specifically set forth in such writing.

                 (b) Assignment. Neither the Company nor the Executive shall assign, pledge or otherwise transfer any of its or his rights, interest or obligations hereunder, whether by operation of law or otherwise.

                 (c) Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

                 (d) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such subject matter. The parties acknowledge and agree that any prior employment agreements between the Executive and the Company, or its predecessors, are expressly terminated by the execution and delivery of this Agreement.

                 (e) Governing Law. This Agreement shall be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth.

                 (f) Notices. Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder:

                          (i)  shall be in writing;

                          (ii)  shall be sent by messenger, certified or
registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

                          (iii)  shall be deemed to have been given on the date
of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (A) a receipt executed by the addressee (or a responsible person in his or her office) or the records of the person delivering such communication, if sent by messenger, U.S. mail or express delivery service, or (B) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier.

All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as either party may inform the other by giving five business days' prior notice:

                        If to the Executive:

                        James E. Howe
                        871 Osage Road
                        Pittsburgh, PA  15243
                        Telecopier No.: (412)941-1379

                        If to the Company:

                        J&L Structural, Inc.
                        c/o CPT Holdings, Inc.
                        1430 Broadway, 13th Floor
                        New York, NY  10018-3308

                        Attn: William L. Remley
                        Telecopier No.:(212)391-1393


                 (g) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 (h) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective heirs, successors and permitted assigns.

                 (i)  Consent to Jurisdiction and Service of Process.

                          (i)  Each of the parties hereby:

                                  (A)  irrevocably submits to the jurisdiction
of the Court of Common Pleas of Allegheny County, Pennsylvania and to the jurisdiction of the United States District Court for the Western District of Pennsylvania for the purposes of any action or proceeding arising out of or relating to this Agreement or the subject matter hereof and brought by the other party;

                                  (B)  waives and agrees not to assert, by way
of motion, as a defense or otherwise, in any such action or proceeding, any claim that (1) it is not personally subject to the jurisdiction of such courts,
(2) the action or proceeding is brought in an inconvenient forum or (3) the venue of the action or proceeding is improper; and

                                  (C)  agrees that, notwithstanding any right
or privilege it may possess at any time, such party and its property are and shall be generally subject to suit on account of the obligations assumed by it hereunder.

                          (ii)  Each party agrees that service in person or by
certified or registered U.S. mail to its address set forth in Subparagraph 7(f) shall constitute valid in personam service upon such party and its respective heirs, personal representatives, successors and assigns in any action or proceeding with respect to any matter as to which it has submitted to jurisdiction hereunder.

                 (iii) Each party hereby acknowledges that this is a commercial transaction, that the foregoing provisions for consent to jurisdiction and service of process have been read, understood and voluntarily agreed to by each party and that by agreeing to such provisions each party is waiving important legal rights.

                                 SIGNATURE PAGE


                 WITNESS the due execution of this Employment Agreement as of the date first written above.


                                        EXECUTIVE


                                        _________________________
                                        James E. Howe


                                        J&L STRUCTURAL, INC.



                                        By:______________________
                                        Title:___________________

                                                                       EXHIBIT C


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of April 5, 1995, between J&L STRUCTURAL, INC., a Delaware corporation formerly known as J&L Acquisition Corp. (the "Company"), and CARL A. SNYDER, an individual residing in the Commonwealth of Pennsylvania (the "Executive").

                                    PREAMBLE

         The Company desires to employ the Executive, and the Executive desires to be employed by the Company, all upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

         1.  Employment.

                 (a) The Company hereby employs the Executive as its Vice President and Treasurer, and the Executive hereby accepts such employment, all upon the terms and subject to the conditions hereinafter set forth.

                 (b)  Notwithstanding the foregoing, in the event that Howell
A. Breedlove ("Breedlove") shall leave his position with the Company as President and Chief Executive Officer, from and after such date the Executive shall be employed, together with James E. Howe, as the Company's senior management, such that all then existing and future members of the Company's management team shall report to the Executive and James E. Howe.

         2.  Duties.

                 (a) The Executive shall perform all duties incident to the positions of Vice President and Treasurer and such other duties as may from time to time be reasonably requested by the Board of Directors or the President.

                 (b) At all times, the Executive shall devote his full time and best efforts, knowledge and experience to performing his duties hereunder and shall act in conformity with the written and oral policies and directives of the Company and within the limits, budgets and business plans set by the Company.

         3.  Compensation and Benefits.

                 (a)  Base Salary.

                          (i)  During the period of the Executive's employment
under Paragraph 1(a), compensation shall be paid to the Executive by the Company initially at the rate of $184,000 per annum, with an increase of five percent (5%) per annum thereafter on each anniversary of the date hereof, payable in accordance with the Company's normal payroll practice.

                          (ii)  During the period of the Executive's employment
under Paragraph 1(b), compensation shall be paid to the Executive by the Company (A) so long as Breedlove is employed by the Company as its Chairman (or other similar title mutually agreed upon by the Company and Breedlove), initially at the rate specified in clause (i) above, plus an amount equal to one-half of the difference between what Breedlove's salary would be under his Employment Agreement with the Company of even date herewith if he were employed as the Company's President and Chief Executive Officer and Breedlove's then current salary, with an increase of five percent (5%) per annum thereafter on each anniversary of the date hereof, or (B) if Breedlove is not employed by the Company in any capacity, initially at the rate specified in clause (i) above, plus an amount equal to one-half of what Breedlove's salary would be under his Employment Agreement with the Company of even date herewith if he were employed as the Company's President and Chief Executive Officer, with an increase of five percent (5%) per annum thereafter on each anniversary of the date hereof, in each case payable in accordance with the Company's normal payroll practice; provided, that in the event the Company shall hire an additional executive who reports to the Executive and/or James E. Howe, the additional amount based upon Breedlove's salary to be paid to the Executive shall be reduced by one-half of the amount of salary paid to such new executive.

                 (b) Additional Incentive Compensation. During the term of the Executive's employment hereunder the Company shall pay to the Executive, together with Breedlove and James E. Howe, a total of $360,000 in additional incentive compensation per year to be divided among all three executives as the executives shall agree among themselves.

                 (c)  Employee Benefits.

                          (i)  During the term of the Executive's employment
hereunder (A) the Executive and his immediate family shall be eligible to participate in all medical and dental insurance plans generally available to management employees of the Company and (B) the Executive shall be eligible to participate in all other benefit plans or programs generally available to management employees of the Company, including without limitation life insurance, disability insurance and pension and profit sharing plans; provided, that in no event shall the benefits available to the Executive under this subparagraph be less than the benefits available to management employees of J&L Structural, Inc. on the date hereof.

                          (ii)  Following the termination of this Agreement,
the Company shall offer to the Executive the option of continuing any or all employee benefits made available hereunder during the term hereof; provided that the Executive shall reimburse the Company for its costs therefor.

                 (d) Holidays and Vacation. The Executive shall be entitled to the same paid holidays as other management employees of the Company (presently 8 days per year). In addition, the Executive shall be entitled to 4 weeks of paid vacation per calendar year. If the Executive is employed hereunder for only a portion of any calendar year, then such number of vacation days shall be reduced pro rata based upon the actual number of days in such calendar year during which the Executive is employed hereunder.

                 (e) Reimbursement of Expenses. During the term of the Executive's employment hereunder the Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in the lawful and ordinary course of the Company's business and reported to the Company in accordance with its accounting procedures.

                 (f) Perquisites. During the term of the Executive's employment hereunder the Executive shall be entitled to have paid by the Company any and all expenses with respect to personal income tax preparation and filing and audit assistance.

         4. Term. The Executive's employment hereunder shall commence on the date hereof and shall terminate on March 31, 2000, unless sooner terminated pursuant to Paragraph 5 or extended by the mutual agreement of the parties.

         5.  Termination.

                 (a)  Termination by Company.

                          (i)  Termination For Cause.  If the Executive shall
(A) materially breach any of his obligations under this Agreement, (B) negligently or in bad faith engage in any conduct which is materially injurious to the Company or (C) engage in any act of dishonesty or fraud or commit a felony or a crime of moral turpitude, the Company may terminate the Executive's employment hereunder, which termination shall be immediately effective upon delivery to the Executive of written notice of such termination. Upon delivery of such notice all of the Company's obligations under Paragraph 3 shall terminate, except for its obligation to (1) pay any compensation under Paragraph 3 which has accrued but is unpaid as of such date and (2) provide any benefits under Paragraph 3(c)(ii) which it is required to provide after termination.

                          (ii)  Total and Permanent Disability.  If a qualified
medical doctor reasonably acceptable to the Company and the Executive or his personal representative shall have certified in writing that, because of any physical or mental condition, it is unlikely that the Executive will be able, with or without reasonable accommodation, to perform his essential duties hereunder during the 90-day period following the date of such certification, then the Company may terminate the Executive's employment hereunder immediately upon delivery to the Executive of written notice of such termination. Notwithstanding such termination, the Company shall continue to pay to the Executive an amount equal to his monthly compensation under Paragraph 3(a) for a period of 6 months after the date of such termination. Upon the delivery of such notice, all of the Company's obligations under Paragraph 3 shall terminate, except for its obligation to (A) pay any amounts pursuant to the preceding sentence, (B) pay any compensation under Paragraph 3 which has accrued but is unpaid as of such date and (C) provide any benefits under Paragraph 3(c)(ii) which it is required to provide after termination. During such 6-month period after notice of termination, the Executive's salary under Paragraph 3(a) shall be reduced by any amounts payable to the Executive under any disability insurance plan maintained by the Company.

                          (iii)  Death.  The Executive's employment hereunder,
and all of the Company's obligations under Paragraph 3, except for its obligations to pay any compensation under Paragraph 3 which has accrued but is unpaid as of such date, shall immediately terminate upon the death of the Executive.

                          (iv)  Termination Without Cause.  The Company may
terminate the Executive's employment hereunder without cause upon 30 days' prior written notice of such termination to the Executive; provided, however that, notwithstanding such termination, the Company's obligations under Subparagraphs 3(a), 3(b) and 3(c)(i) shall continue throughout the balance of the term hereof as if such termination had not occurred. In such event, salary shall be payable to the Executive at the levels which would have otherwise been applicable under Subparagraph 3(a) if the Executive had continued to be employed by the Company.

         6.  Confidential Information; Non-Competition and Non-Solicitation.

                 (a) Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

         "Company Product" at any time shall mean any product or service which the Company is marketing, selling or developing at such time or which the Company or its predecessors in interest, J&L Structural, Inc. ("J&L") or Trailer Components, Inc. ("TCI") have marketed, sold or developed in the past.

         "Competing Business" shall mean the marketing, sale or development of products or services which are competitive with any Company Products and which are directly or indirectly marketed, sold or under development for marketing or sale, in the Territory.

         "Confidential Information" shall mean all information concerning or related to the business, operations, financial condition or prospects of the Company, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of the Company, in each case whether past or present, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of the Company and (iii) all financial statements, audit reports, budgets and business plans or forecasts of the Company; provided, that Confidential Information shall not include (A) information which is or becomes generally known to the public through no act or omission of the Executive and (B) information which has been or hereafter is lawfully obtained by the Executive from a source other than the Company (or its officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the Company at the time such Confidential Information was or is disclosed to the Executive.

         "Territory" at any time shall mean any state in the United States, any Canadian province and any foreign country in which the Company is marketing or selling any Company Products at such time.

                 (b)  Confidential Information.

                          (i)  Except as provided in clause (ii) below, the
Executive shall not disclose or use for his own benefit any Confidential Information.

                          (ii)  Notwithstanding clause (i) above, the Executive
shall be permitted to disclose Confidential Information to the extent, but only to the extent, (A) reasonably necessary for the Executive to perform his duties hereunder or (B) required by law; provided, that prior to making any disclosure of Confidential Information required by law, the Executive shall notify the Company of his intent to make such disclosure, and the Company shall have the right to participate with the Executive in determining the amount and type of Confidential Information, if any, which must be disclosed in order to comply with applicable law.

                          (iii)  Promptly after termination of the Executive's
employment hereunder for any reason, the Executive or his personal representative shall return to the Company any Confidential Information which is in tangible form and which is then in his possession.

                          (iv)  The provisions of this subparagraph shall
survive any termination of this Agreement or the Executive's employment hereunder.

                 (c)  Non-Competition and Non-Solicitation.

                          (i)  During the term of the Executive's employment
hereunder and (A) if the Executive's employment hereunder shall be terminated pursuant to Paragraphs 5(a)(ii) or 5(a)(iv), or following the expiration of the term hereof, for one year thereafter and (B) if the Executive's employment hereunder shall be terminated pursuant to Paragraph 5(a)(i), or the Executive shall otherwise breach the terms hereof, for two years thereafter, the Executive shall not, directly or indirectly, for himself or by or on behalf of any third party, render any service, advice or information to, become involved or retained in any capacity by, or participate in, engage in or have any interest in, any entity or person which is engaged in, any Competing Business; provided, that the Executive shall not be in violation of the foregoing by reason of his inactive investment in and ownership of not more than 5% of the outstanding shares of the stock of any corporation which is listed on a national securities exchange or in the NASDAQ system.

                          (ii)  During the term of the Executive's employment
hereunder and (A) if the Executive's employment hereunder shall be terminated pursuant to Paragraphs 5(a)(ii) or 5(a)(iv), or following the expiration of the term hereof, for one year thereafter and (B) if the Executive's employment hereunder shall be terminated pursuant to Paragraph 5(a)(i), or the Executive shall otherwise breach the terms hereof, for two years thereafter, the Executive shall not (Y) solicit the trade of or business of, or trade or do business with, or accept employment from, any customer or supplier of the Company or any person or entity which has been a customer or supplier of the Company or of J&L or TCI during the past two years or (Z) solicit or induce any employee, distributor, sales representative, agent or contractor of the Company to terminate or modify his employment or other relationship with the Company, or engage or hire any such employee, distributor, sales representative, agent or contractor of the Company, or otherwise interfere with, disrupt, or attempt to disrupt the relationships, contractual or otherwise, between Company and any of its employees, distributors, sales representatives, agents, contractors, customers, or suppliers.

                 (d) Equitable Relief. The Executive acknowledges and agrees that any violation, nonperformance, or other breach by Executive of the provisions of this Paragraph 6 would give rise to irreparable injury to the Company, the remedies at law for which would be inadequate, and that the damages flowing from such violation would not be readily susceptible to being measured in monetary terms. Accordingly, it is agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches or violations of this Paragraph by the Executive and shall have the right to specifically enforce performance under this Paragraph and the terms and provisions hereof against the Executive in addition to any other remedy to which the Company may be entitled hereunder, at law or in equity. Further, it is agreed that the Company shall be entitled to immediate injunctive relief without bond or with minimal bond and may obtain a temporary restraining order and preliminary injunction restraining and enjoining any violation, threatened violation, or further breach of same by Executive. The Executive further agrees to indemnify and hold the Company harmless from and against any and all claims, demands, actions, expenses, costs (including litigation costs and reasonable attorneys fees), damages, liabilities and losses resulting or occurring from any violation or threatened violation of this Paragraph 6 and/or the enforcement of this Paragraph 6 by the Company. The Executive represents and agrees that the Executive's experience and capabilities are such that the Executive can obtain employment in businesses engaged in other lines and/or of a different nature and/or in a different Territory than that of the Company, and that the enforcement of a remedy by way of an injunction for a breach of the terms of this Paragraph 6 will not prevent the Executive from earning a livelihood. The Executive further represents that the Executive understands and agrees that the provisions of this Paragraph 6 are reasonable in terms, scope, area, and duration; are reasonably required for the protection of the business and interests of the Company; and shall be strictly enforced and construed against the Executive. In the event that any provisions of this Paragraph 6 relating to time period, areas, and/or scope of restriction, and/or related aspects shall be held by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, then the maximum time period, areas, and/or scope of restriction, and/or related aspects deemed reasonable and enforceable by the court shall be construed to be the terms hereunder, and shall be enforced and construed so as to give the Company the maximum rights and protections permitted by law.

                 (e) Further Acknowledgment. It is acknowledged by the Executive that this Agreement is being entered into as a condition of the Company's obligations under that certain Asset Purchase Agreement among J&L, TCI, the Executive, the Company, and other parties, dated as of November 10, 1994, and that the covenants of the Executive under this Paragraph 6 are being given as a condition of the Company's purchase of the assets pursuant to, and performance of the transactions contemplated under, said Asset Purchase Agreement, and are being given in order to preserve the benefits of the Company's bargain under said Asset Purchase Agreement. It is acknowledged that the Executive is one of the legal and/or equitable owners of J&L Structural, Inc. and/or Trailer Components, Inc., the sellers under said Asset Purchase Agreement, and will receive direct and substantial benefits from the consummation of the transactions contemplated by said Asset Purchase Agreement. In consideration therefor, the Executive agrees that he will take such action as is necessary to cause J&L and TCI to be bound by the terms of this Paragraph 6 as if they were the "Executive" hereunder, and will guarantee, for the benefit of the Company, the performance by J&L and TCI of each of the covenants of this Paragraph 6 as if J&L and TCI were contracting parties hereunder. Further, the Executive agrees and acknowledges that he has received adequate consideration for the covenants he has undertaken pursuant to this Paragraph 6 and that, irrespective of the unenforceability or breach by the Company of any other provision of this Agreement, the provisions of this Paragraph 6 shall nevertheless be binding and enforceable against the Executive, as if the same were contained in an independent contract for which adequate consideration had been given.

                 (f) Survival. The provisions of this Paragraph 6 shall survive any termination or expiration of this Agreement or of the Executive's employment hereunder.

         7.      Miscellaneous.

                 (a) Amendments. This Agreement may be amended only by a writing signed by each of the parties, and any such amendment shall be effective only to the extent specifically set forth in such writing.

                 (b) Assignment. Neither the Company nor the Executive shall assign, pledge or otherwise transfer any of its or his rights, interest or obligations hereunder, whether by operation of law or otherwise.

                 (c) Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

                 (d) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such subject matter. The parties acknowledge and agree that any prior employment agreements between the Executive and the Company, or its predecessors, are expressly terminated by the execution and delivery of this Agreement.

                 (e) Governing Law. This Agreement shall be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth.

                 (f) Notices. Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder:

                          (i)  shall be in writing;

                          (ii)  shall be sent by messenger, certified or
registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

                          (iii)  shall be deemed to have been given on the date
of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (A) a receipt executed by the addressee (or a responsible person in his or her office) or the records of the person delivering such communication, if sent by messenger, U.S. mail or express delivery service, or (B) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier.

All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as either party may inform the other by giving five business days' prior notice:

                      If to the Executive:

                      Carl A. Snyder
                      103 Nancy Drive
                      McMurray, PA  15317
                      Telecopier No.: (412)941-1379

                      If to the Company:

                      J&L Structural, Inc.
                      c/o CPT Holdings, Inc.
                      1430 Broadway, 13th Floor
                      New York, NY  10018-3308

                      Attn: William L. Remley
                      Telecopier No.:(212)391-1393

                 (g) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 (h) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective heirs, successors and permitted assigns.

                 (i)  Consent to Jurisdiction and Service of Process.

                          (i)  Each of the parties hereby:

                                  (A)  irrevocably submits to the jurisdiction
of the Court of Common Pleas of Allegheny County, Pennsylvania and to the jurisdiction of the United States District Court for the Western District of Pennsylvania for the purposes of any action or proceeding arising out of or relating to this Agreement or the subject matter hereof and brought by the other party;

                                  (B)  waives and agrees not to assert, by way
of motion, as a defense or otherwise, in any such action or proceeding, any claim that (1) it is not personally subject to the jurisdiction of such courts,
(2) the action or proceeding is brought in an inconvenient forum or (3) the venue of the action or proceeding is improper; and

                                  (C)  agrees that, notwithstanding any right
or privilege it may possess at any time, such party and its property are and shall be generally subject to suit on account of the obligations assumed by it hereunder.

                          (ii)  Each party agrees that service in person or by
certified or registered U.S. mail to its address set forth in Subparagraph 7(f) shall constitute valid in personam service upon such party and its respective heirs, personal representatives, successors and assigns in any action or proceeding with respect to any matter as to which it has submitted to jurisdiction hereunder.

                 (iii) Each party hereby acknowledges that this is a commercial transaction, that the foregoing provisions for consent to jurisdiction and service of process have been read, understood and voluntarily agreed to by each party and that by agreeing to such provisions each party is waiving important legal rights.

                                 SIGNATURE PAGE

                 WITNESS the due execution of this Employment Agreement as of the date first written above.

                                        EXECUTIVE

                                        _________________________
                                        Carl A. Snyder


                                        J&L STRUCTURAL, INC.


                                        By:______________________
                                        Title:___________________

                                                                      EXHIBIT D

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of April 5, 1995, between J&L STRUCTURAL, INC., a Delaware corporation formerly known as J&L Acquisition Corp. (the "Company"), and HOWELL A. BREEDLOVE, an individual residing in the Commonwealth of Pennsylvania (the "Executive").

                                    PREAMBLE

         The Company desires to employ the Executive, and the Executive desires to be employed by the Company, all upon the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and intending to be legally bound hereby, the parties agree as follows:

         1.  Employment.

                 (a) The Company hereby employs the Executive as its President and Chief Executive Officer, and the Executive hereby accepts such employment, all upon the terms and subject to the conditions hereinafter set forth.

                 (b) Notwithstanding the foregoing, from and after the third anniversary of the date hereof, the Executive may, at his option, relinquish the titles, duties, benefits and responsibilities of President and Chief Executive Officer and be employed as the Company's Chairman (or other mutually agreed upon title).

         2.  Duties.

                 (a) The Executive shall perform all duties incident to the positions of President and Chief Executive Officer and such other duties as from time to time may be reasonably requested by the Board of Directors.

                 (b) At all times, the Executive shall devote his full time (provided, however, that from and after the third anniversary of the date hereof, the Executive may work only such number of days per year as shall be required to perform his duties hereunder, but in no event shall the Executive work fewer than 100 days per year during such period) and best efforts, knowledge and experience to performing his duties hereunder and shall act in conformity with the written and oral policies and directives of the Company and within the limits, budgets and business plans set by the Company.

         3.  Compensation and Benefits.

                 (a)  Base Salary.

                          (i)  President and Chief Executive Officer.  During
the first three years of the Executive's employment hereunder, compensation shall be paid to the Executive by the Company initially at the rate of $343,000 per annum, with an increase of five percent (5%) per annum thereafter on each anniversary of the date hereof, payable in accordance with the Company's normal payroll practice. In the event that the Executive shall exercise his option to retain the titles, duties, benefits and responsibilities of President and Chief Executive Officer beyond the third anniversary of the date hereof, the salary level set forth above shall continue to increase at a rate of five percent (5%) per annum on each anniversary of the date hereof.

                          (ii)  During the last two years of the Executive's
employment hereunder (unless the Executive shall exercise the option to continue his service as President and Chief Executive Officer), compensation shall be paid to the Executive by the Company at the rate of not less than $250,000 per annum through March 31, 1999, and not less than $262,500 per annum through March 31, 2000, payable in accordance with the Company's normal payroll practice.

                 (b) Additional Incentive Compensation. During the term of the Executive's employment hereunder the Company shall pay to the Executive, together with Carl A. Snyder and James E. Howe, a total of $360,000 in additional incentive compensation per year to be divided among all three executives as the executives shall agree among themselves.

                 (c)  Employee Benefits.

                          (i)  During the term of the Executive's employment
hereunder (A) the Executive and his immediate family shall be eligible to participate in all medical and dental insurance plans generally available to management employees of the Company and (B) the Executive shall be eligible to participate in all other benefit plans or programs generally available to management employees of the Company, including without limitation life insurance, disability insurance and pension and profit sharing plans; provided, that in no event shall the benefits available to the Executive under this subparagraph be less than the benefits available to management employees of J&L Structural, Inc. on the date hereof.

                          (ii)  Following the termination of this Agreement,
the Company shall offer to the Executive the option of continuing any or all employee benefits made available hereunder during the term hereof; provided that the Executive shall reimburse the Company for its costs therefor.

                 (d) Holidays and Vacation. The Executive shall be entitled to the same paid holidays as other management employees of the Company (presently 8 days per year). In addition, the Executive shall be entitled to 4 weeks (or such longer period of time as is consistent with Subparagraph 2(b) hereof) of paid vacation per calendar year. If the Executive is employed hereunder for only a portion of any calendar year, then such number of vacation days shall be reduced pro rata based upon the actual number of days in such calendar year during which the Executive is employed hereunder.

                 (e) Reimbursement of Expenses. During the term of the Executive's employment hereunder the Company shall reimburse the Executive for all reasonable out-of-pocket expenses incurred by the Executive in the lawful and ordinary course of the Company's business and reported to the Company in accordance with its accounting procedures.

                 (f) Perquisites. During the term of the Executive's employment hereunder the Executive shall be entitled to have paid by the Company any and all expenses with respect to personal income tax preparation and filing and audit assistance.

         4. Term. The Executive's employment hereunder shall commence on the date hereof and shall terminate on March 31, 2000, unless sooner terminated pursuant to Paragraph 5 or extended by the mutual agreement of the parties.

         5.  Termination.

                 (a)  Termination by Company.

                          (i)  Termination For Cause.  If the Executive
shall (A) materially breach any of his obligations under this Agreement, (B) negligently or in bad faith engage in any conduct which is materially injurious to the Company or (C) engage in any act of dishonesty or fraud or commit a felony or a crime of moral turpitude, the Company may terminate the Executive's employment hereunder, which termination shall be immediately effective upon delivery to the Executive of written notice of such termination. Upon delivery of such notice all of the Company's obligations under Paragraph 3 shall terminate, except for its obligation to (1) pay any compensation under Paragraph 3 which has accrued but is unpaid as of such date and (2) provide any benefits under Paragraph 3(c)(ii) which it is required to provide after termination.

                          (ii) Total and Permanent Disability.  If a qualified
medical doctor reasonably acceptable to the Company and the Executive or his personal representative shall have certified in writing that, because of any physical or mental condition, it is unlikely that the Executive will be able, with or without reasonable accommodation, to perform his essential duties hereunder during the 90-day period following the date of such certification, then the Company may terminate the Executive's employment hereunder immediately upon delivery to the Executive of written notice of such termination. Notwithstanding such termination, the Company shall continue to pay to the Executive an amount equal to his monthly compensation under Paragraph 3(a) for a period of 6 months after the date of such termination. Upon the delivery of such notice, all of the Company's obligations under Paragraph 3 shall terminate, except for its obligation to (A) pay any amounts pursuant to the preceding sentence, (B) pay any compensation under Paragraph 3 which has accrued but is unpaid as of such date and (C) provide any benefits under Paragraph 3(c)(ii) which it is required to provide after termination. During such 6-month period after notice of termination, the Executive's salary under Paragraph 3(a) shall be reduced by any amounts payable to the Executive under any disability insurance plan maintained by the Company.

                          (iii) Death.  The Executive's employment hereunder,
and all of the Company's obligations under Paragraph 3, except for its obligations to pay any compensation under Paragraph 3 which has accrued but is unpaid as of such date, shall immediately terminate upon the death of the Executive.

                          (iv) Termination Without Cause.  The Company may
terminate the Executive's employment hereunder without cause upon 30 days' prior written notice of such termination to the Executive; provided, however that, notwithstanding such termination, the Company's obligations under Subparagraphs 3(a), 3(b) and 3(c)(i) shall continue throughout the balance of the term hereof as if such termination had not occurred. In such event, salary shall be payable to the Executive at the levels provided under Subparagraph 3(a) for service to the Company as its President and Chief Executive Officer.

                 (b)  Termination by Executive.

                          (i)  Voluntary Termination.  The Executive may
terminate his employment hereunder at any time after March 31, 1998 upon 30 days' prior written notice of such termination to the Company. Upon the expiration of such 30-day period all of the Company's obligations under Paragraph 3 shall terminate, except for its obligation to (A) pay any compensation under Paragraph 3 which has accrued but is unpaid as of such date and (B) provide any benefits under Paragraph 3(c)(ii) which it is required to provide after termination.

                          (ii) Total and Permanent Disability.  If a qualified
medical doctor reasonably acceptable to the Company and the Executive or his personal representative shall have certified in writing that, because of any physical or mental condition, it is unlikely that the Executive will be able, with or without reasonable accommodation, to perform his essential duties hereunder during the 90-day period following the date of such certification, then the Executive may terminate his employment with the Company hereunder immediately upon delivery to the Company of written notice of such termination. Notwithstanding such termination, the Company shall continue to pay to the Executive an amount equal to his monthly compensation under Paragraph 3(a) for a period of 6 months after the date of such termination. Upon the delivery of such notice, all of the Company's obligations under Paragraph 3 shall terminate, except for its obligation to (A) pay any amounts pursuant to the preceding sentence, (B) pay any compensation under Paragraph 3 which has accrued but is unpaid as of such date and (C) provide any benefits under Paragraph 3(c)(ii) which it is required to provide after termination. During such 6-month period after notice of termination, the Executive's salary under Paragraph

3(a) shall be reduced by any amounts payable to the Executive under any disability insurance plan maintained by the Company.

         6.  Confidential Information; Non-Competition and Non-Solicitation.

                 (a) Certain Definitions. As used in this Agreement the following terms shall have the following meanings:

         "Company Product" at any time shall mean any product or service which the Company is marketing, selling or developing at such time or which the Company or its predecessors in interest, J&L Structural, Inc. ("J&L") or Trailer Components, Inc. ("TCI") have marketed, sold or developed in the past.

         "Competing Business" shall mean the marketing, sale or development of products or services which are competitive with any Company Products and which are directly or indirectly marketed, sold or under development for marketing or sale, in the Territory.

         "Confidential Information" shall mean all information concerning or related to the business, operations, financial condition or prospects of the Company, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of the Company, in each case whether past or present, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know- how of the Company and (iii) all financial statements, audit reports, budgets and business plans or forecasts of the Company; provided, that Confidential Information shall not include (A) information which is or becomes generally known to the public through no act or omission of the Executive and (B) information which has been or hereafter is lawfully obtained by the Executive from a source other than the Company (or its officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the Company at the time such Confidential Information was or is disclosed to the Executive.

         "Territory" at any time shall mean any state in the United States, any Canadian province and any foreign country in which the Company is marketing or selling any Company Products at such time.

                 (b)  Confidential Information.

                          (i)  Except as provided in clause (ii) below, the
Executive shall not disclose or use for his own benefit any Confidential Information.

                          (ii)  Notwithstanding clause (i) above, the Executive
shall be permitted to disclose Confidential Information to the extent, but only to the extent, (A) reasonably necessary for the Executive to perform his duties hereunder or (B) required by law; provided, that prior to making any disclosure of Confidential Information required by law, the Executive shall notify the Company of his intent to make such disclosure, and the Company shall have the right to participate with the Executive in determining the amount and type of Confidential Information, if any, which must be disclosed in order to comply with applicable law.

                          (iii)  Promptly after termination of the Executive's
employment hereunder for any reason, the Executive or his personal representative shall return to the Company any Confidential Information which is in tangible form and which is then in his possession.

                          (iv)  The provisions of this subparagraph shall
survive any termination of this Agreement or the Executive's employment hereunder.

                 (c)  Non-Competition and Non-Solicitation.

                          (i)  During the term of the Executive's employment
hereunder and (A) if the Executive's employment hereunder shall be terminated pursuant to Paragraphs 5(a)(ii), 5(a)(iv) or 5(b)(ii), or following the expiration of the term hereof, for one year thereafter and (B) if the Executive's employment hereunder shall be terminated pursuant to Paragraphs 5(a)(i) or 5(b)(i), or the Executive shall otherwise breach the terms hereof, for two years thereafter, the Executive shall not, directly or indirectly, for himself or by or on behalf of any third party, render any service, advice or information to, become involved or retained in any capacity by, or participate in, engage in or have any interest in, any entity or person which is engaged in, any Competing Business; provided, that the Executive shall not be in violation of the foregoing by reason of his inactive investment in and ownership of not more than 5% of the outstanding shares of the stock of any corporation which is listed on a national securities exchange or in the NASDAQ system.

                          (ii)  During the term of the Executive's employment
hereunder and (A) if the Executive's employment hereunder shall be terminated pursuant to Paragraphs 5(a)(ii), 5(a)(iv) or 5(b)(ii), or following the expiration of the term hereof, for one year thereafter and (B) if the Executive's employment hereunder shall be terminated pursuant to Paragraphs 5(a)(i) or 5(b)(i), or the Executive shall otherwise breach the terms hereof, for two years thereafter, the Executive shall not (Y) solicit the trade of or business of, or trade or do business with, or accept employment from, any customer or supplier of the Company or any person or entity which has been a customer or supplier of the Company or of J&L or TCI during the past two years or (Z) solicit or induce any employee, distributor, sales representative, agent or contractor of the Company to terminate or modify his employment or other relationship with the Company, or engage or hire any such employee, distributor, sales representative, agent or contractor of the Company, or otherwise interfere with, disrupt, or attempt to disrupt the relationships, contractual or otherwise, between Company and any of its employees, distributors, sales representatives, agents, contractors, customers, or suppliers.

                 (d) Equitable Relief. The Executive acknowledges and agrees that any violation, nonperformance, or other breach by

Executive of the provisions of this Paragraph 6 would give rise to irreparable injury to the Company, the remedies at law for which would be inadequate, and that the damages flowing from such violation would not be readily susceptible to being measured in monetary terms. Accordingly, it is agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches or violations of this Paragraph by the Executive and shall have the right to specifically enforce performance under this Paragraph and the terms and provisions hereof against the Executive in addition to any other remedy to which the Company may be entitled hereunder, at law or in equity. Further, it is agreed that the Company shall be entitled to immediate injunctive relief without bond or with minimal bond and may obtain a temporary restraining order and preliminary injunction restraining and enjoining any violation, threatened violation, or further breach of same by Executive. The Executive further agrees to indemnify and hold the Company harmless from and against any and all claims, demands, actions, expenses, costs (including litigation costs and reasonable attorneys fees), damages, liabilities and losses resulting or occurring from any violation or threatened violation of this Paragraph 6 and/or the enforcement of this Paragraph 6 by the Company. The Executive represents and agrees that the Executive's experience and capabilities are such that the Executive can obtain employment in businesses engaged in other lines and/or of a different nature and/or in a different Territory than that of the Company, and that the enforcement of a remedy by way of an injunction for a breach of the terms of this Paragraph 6 will not prevent the Executive from earning a livelihood. The Executive further represents that the Executive understands and agrees that the provisions of this Paragraph 6 are reasonable in terms, scope, area, and duration; are reasonably required for the protection of the business and interests of the Company; and shall be strictly enforced and construed against the Executive. In the event that any provisions of this Paragraph 6 relating to time period, areas, and/or scope of restriction, and/or related aspects shall be held by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, then the maximum time period, areas, and/or scope of restriction, and/or related aspects deemed reasonable and enforceable by the court shall be construed to be the terms hereunder, and shall be enforced and construed so as to give the Company the maximum rights and protections permitted by law.

                 (e) Further Acknowledgment. It is acknowledged by the Executive that this Agreement is being entered into as a condition of the Company's obligations under that certain Asset Purchase Agreement among J&L, TCI, the Executive, the Company and other parties dated as of November 10, 1994, and that the covenants of the Executive under this Paragraph 6 are being given as a condition of the Company's purchase of the assets pursuant to, and performance of the transactions contemplated under, said Asset Purchase Agreement, and are being given in order to preserve the benefits of the Company's bargain under said Asset Purchase Agreement. It is acknowledged that the Executive is one of the legal and/or equitable owners of J&L andTCI, the sellers under said Asset Purchase Agreement, and will receive direct and substantial benefits from the consummation of the transactions contemplated by said Asset Purchase Agreement. In consideration therefor, the Executive agrees that he will take such action as is necessary to cause J&L and TCI to be bound by the terms of this Paragraph 6 as if they were the "Executive" hereunder, and will guarantee, for the benefit of the Company, the performance by J&L and TCI of each of the covenants of this Paragraph 6 as if J&L and TCI were contracting parties hereunder. Further, the Executive agrees and acknowledges that he has received adequate consideration for the covenants he has undertaken pursuant to this Paragraph 6 and that, irrespective of the unenforceability or breach by the Company of any other provision of this Agreement, the provisions of this Paragraph 6 shall nevertheless be binding and enforceable against the Executive, as if the same were contained in an independent contract for which adequate consideration had been given.

                 (f) Survival. The provisions of this Paragraph 6 shall survive any termination or expiration of this Agreement or of the Executive's employment hereunder.

         7.  Miscellaneous.

                 (a) Amendments. This Agreement may be amended only by a writing signed by each of the parties, and any such amendment shall be effective only to the extent specifically set forth in such writing.

                 (b) Assignment. Neither the Company nor the Executive shall assign, pledge or otherwise transfer any of its or his rights, interest or obligations hereunder, whether by operation of law or otherwise.

                 (c) Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

                 (d) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written and oral agreements, and all contemporaneous oral agreements, relating to such subject matter. The parties acknowledge and agree that any prior employment agreements between the Executive and the Company, or its predecessors, are expressly terminated by the execution and delivery of this Agreement.

                 (e) Governing Law. This Agreement shall be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the laws of said Commonwealth.

                 (f) Notices. Unless otherwise specifically provided herein, all notices, consents, requests, demands and other communications required or permitted hereunder:

                          (i)  shall be in writing;

                          (ii)  shall be sent by messenger, certified or
registered U.S. mail, a reliable express delivery service or telecopier (with a copy sent by one of the foregoing means), charges prepaid as applicable, to the appropriate address(es) or number(s) set forth below; and

                          (iii)  shall be deemed to have been given on the date
of receipt by the addressee (or, if the date of receipt is not a business day, on the first business day after the date of receipt), as evidenced by (A) a receipt executed by the addressee (or a responsible person in his or her office) or the records of the person delivering such communication, if sent by messenger, U.S. mail or express delivery service, or
(B) a receipt generated by the sender's telecopier showing that such communication was sent to the appropriate number on a specified date, if sent by telecopier.

All such communications shall be sent to the following addresses or numbers, or to such other addresses or numbers as either party may inform the other by giving five business days' prior notice:

                      If to the Executive:

                      Howell A. Breedlove
                      2015 Blairmont Drive
                      Pittsburgh, PA  15241
                      Telecopier No.: (412)831-7044

                      If to the Company:

                      J&L Structural, Inc.
                      c/o CPT Holdings, Inc.
                      1430 Broadway, 13th Floor
                      New York, NY  10018-3308
                      Attn: William L. Remley
                      Telecopier No.:(212)391-1393


                 (g) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                 (h) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties and their respective heirs, successors and permitted assigns.

                 (i)  Consent to Jurisdiction and Service of Process.

                          (i)  Each of the parties hereby:

                                  (A)  irrevocably submits to the jurisdiction
of the Court of Common Pleas of Allegheny County, Pennsylvania and to the jurisdiction of the United States District Court for the Western District of Pennsylvania for the purposes of any action or proceeding arising out of or relating to this Agreement or the subject matter hereof and brought by the other party;

                                  (B)  waives and agrees not to assert, by way
of motion, as a defense or otherwise, in any such action or proceeding, any claim that (1) it is not personally subject to the jurisdiction of such courts,
(2) the action or proceeding is brought in an inconvenient forum or (3) the venue of the action or proceeding is improper; and

                                  (C)  agrees that, notwithstanding any right
or privilege it may possess at any time, such party and its property are and shall be generally subject to suit on account of the obligations assumed by it hereunder.

                          (ii)  Each party agrees that service in person or by
certified or registered U.S. mail to its address set forth in Subparagraph 7(f) shall constitute valid in personam service upon such party and its respective heirs, personal representatives, successors and assigns in any action or proceeding with respect to any matter as to which it has submitted to jurisdiction hereunder.

                          (iii)  Each party hereby acknowledges that this is a
commercial transaction, that the foregoing provisions for consent to jurisdiction and service of process have been read, understood and voluntarily agreed to by each party and that by agreeing to such provisions each party is waiving important legal rights.

                                 SIGNATURE PAGE


                 WITNESS the due execution of this Employment Agreement as of the date first written above.


                                        EXECUTIVE


                                        _________________________
                                        Howell A. Breedlove


                                        J&L STRUCTURAL, INC.


                                        By:______________________
                                        Title:___________________





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